Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GENZYME CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GENZYME CORPORATION 500 Kendall Street Cambridge, MA 02142

Dear Shareholders,

        Guided by a deep commitment to patients and creating shareholder value, we met the challenges of 2009 by launching new products, advancing our pipeline of potential new therapies and executing on our plan to transform our manufacturing operations. Our board and management team implemented a series of important actions to strengthen your company for the future, including:

  •
  Adding a new director with significant industry experience and financial expertise, and naming him head of the audit committee. Robert Bertolini served as executive vice president and chief financial officer at Schering-Plough from late 2003 until its merger with Merck in late 2009.

  •
  Adding a new director who represents one of our largest shareholders, and naming him chair of our new strategic planning and capital allocation committee, and a member of our compensation committee and nominating and corporate governance committee. Ralph Whitworth, a principal and co-founder of Relational Investors, has provided us with constructive advice regarding capital allocation, executive compensation and investor communications. We believe that bringing his perspective, as a large shareholder, to our boardroom will enhance our efforts to create value for our shareholders.

  •
  Strengthening the role of our lead independent director.

  •
  Revamping our executive compensation program to more closely tie compensation to measures of growth, return on investment and shareholder value creation.

  •
  Implementing a plan to reduce risk, increase capacity and renew the organization, which included hiring two experienced senior leaders for our manufacturing and quality operations. We also created a risk oversight committee of the board to provide oversight of our risk identification, mitigation and management activities, including manufacturing operations and quality control systems.

        I am confident we will emerge from 2009 a stronger company and resume our track record of performance for shareholders. We ask for your support as we prepare for our 2010 Annual Meeting of Shareholders.

        The enclosed proxy statement includes detailed information on the agenda for the meeting and voting procedures, as well as recent enhancements in corporate governance, executive compensation and company operations. Whether or not you plan to attend the meeting, your vote is very important to the future of your company. Please vote the enclosed WHITE proxy card today by telephone or over the Internet or by signing, dating and returning your WHITE proxy card in the postage-paid envelope provided.

Sincerely,

Henri A. Termeer
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF GENZYME CORPORATION
To Be Held on June 16, 2010

You are cordially invited to the annual meeting of shareholders of Genzyme Corporation, a Massachusetts corporation, to be held at 9 a.m. local time, on June 16, 2010 at the American Academy of Arts and Sciences, 136 Irving Street, Cambridge, Massachusetts, for the following purposes:

  1.
  To elect ten nominees to our Board of Directors, each for a one-year term;

  2.
  To amend our 2004 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 2,750,000 shares;

  3.
  To amend our 2009 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 1,500,000;

  4.
  To amend our 2007 Director Equity Plan to increase the number of shares of common stock available for issuance under the plan by 250,000 shares;

  5.
  To amend our Restated Articles of Organization to reduce the percentage of shares required for shareholders to call a special meeting of shareholders from 90% to 40%; and

  6.
  To ratify our audit committee's selection of independent auditors.

We will also consider action on any other matter that may be properly brought before the meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on April 9, 2010 will be entitled to vote at the meeting or any adjournment or postponement thereof.

Your board of directors recommends a vote "FOR" each of the company nominees and each of the company proposals.

We have received notice from Icahn Partners LP and certain of its affiliates ("Icahn Entities") stating that they intend to nominate their own slate of four nominees for election as directors at the annual meeting and solicit proxies for use at the annual meeting to vote in favor of their own nominees. We do not endorse the election of any of the Icahn Entities' potential nominees as director. You may receive proxy solicitation materials from the Icahn entities, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD'S NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. Even if you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

                      By order of the Board of Directors,
                       Peter Wirth, Secretary
                      Cambridge, Massachusetts

Proxy Materials Mailing Date: On or about April 26, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 16, 2010. The proxy statement, the 2009 Summary Annual Report, and 2009 Annual Report on Form 10-K are available online via the Internet at: http://materials.proxyvote.com/372917

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Our board of directors is soliciting proxies for the 2010 Annual Meeting of Shareholders. This proxy statement explains the agenda, voting information and procedures. Please read it carefully. This proxy statement, the accompanying WHITE proxy card and related materials are first being sent to shareholders on or about April 26, 2010.

In this proxy statement, references to "the company" or "Genzyme" and, except within the Audit Committee Report, the Nominating and Corporate Governance Committee Report and the Compensation Committee Report, references to "we", "us" or "our" mean Genzyme Corporation.

The company has received notice from certain entities affiliated with Carl C. Icahn, namely, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership (collectively, the "Icahn Entities") stating their intention to nominate four nominees (collectively, the "Icahn Nominees") for election to the company's board of directors at the annual meeting.

The Icahn Nominees are NOT endorsed by our board of directors. We urge shareholders NOT to vote any proxy card that you may receive from the Icahn Entities. Instead, our board urges you to use the WHITE proxy card to vote "FOR ALL" of our nominees for director: Douglas A. Berthiaume, Robert J. Bertolini, Gail K. Boudreaux, Robert J. Carpenter, Charles L. Cooney, Victor J. Dzau, Senator Connie Mack III, Richard F. Syron, Henri A. Termeer and Ralph V. Whitworth.

We are not responsible for the accuracy of any information provided by or relating to the Icahn Entities and their potential nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Icahn Entities or any other statements that the Icahn Entities may otherwise make. The Icahn Entities choose which shareholders receive their proxy solicitation materials.

How many votes must be present to hold the meeting?    In order to hold and complete the business of the annual meeting, we must have a majority of the votes entitled to be cast represented in person or by proxy at the meeting or any adjournment or postponement thereof. This is referred to as a quorum. On our record date, April 9, 2010, we had outstanding and entitled to vote 266,470,351 shares of our common stock.

Who can vote?    If you were a shareholder of Genzyme at the close of business on April 9, 2010, you are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. With respect to all matters that will come before the meeting or any adjournment or postponement thereof, each share is entitled to one vote, including shares:

  •
  held directly in your name as the shareholder of record;

  •
  held for you in an account with a broker, bank or other nominee; and

  •
  represented by your interest in the Genzyme Corporation 401(k) Plan (the "401(k) Plan").

You are a shareholder of record if your shares of our stock are registered directly in your own name with our transfer agent. You are a beneficial owner if a brokerage firm, bank, trustee or other agent (called a "nominee") holds your stock. This is often called ownership in "street name" because your name does not appear in the records of our transfer agent. If you hold your shares in street name, you should receive a voting instruction or authorization form from your nominee.

How do I vote my shares?    If you are a record holder, you may vote in one of four ways. First, you may vote by signing, dating and returning your WHITE proxy card in the envelope provided. Second, if you are a shareholder of record, you may vote on the Internet by following the simple instructions on the enclosed WHITE proxy card. Third, if you are a shareholder of record, you may vote by telephone by following the simple instructions on the enclosed WHITE proxy card. Fourth, you may vote in person at the meeting or any adjournment or postponement thereof. If your shares are held in street name, in order to vote in person at the meeting or any adjournment or postponement thereof, you must request a legal proxy from your nominee.

If you hold your shares in street name, you should receive a voting instruction form from your nominee. Your ability to provide voting instructions on the Internet or by telephone depends on your nominee's voting process. Please follow the directions on your voting instruction form carefully.

If you participate in the 401(k) Plan and have contributions invested in the Genzyme stock fund as of the close of business on April 9, 2010, you will receive a WHITE voting authorization form, which will serve as voting instructions for the trustee of the 401(k) Plan. You must return your WHITE voting authorization form to the 401(k) Plan tabulator on or prior to June 14, 2010. If your WHITE voting authorization form is not received by the 401(k) Plan tabulator by that date, or if you sign and return your form without instructions marked in the boxes, the trustee of the 401(k) Plan will vote shares attributable to your investment in the Genzyme stock fund in the 401(k) Plan in the same proportion as other shares held in the Genzyme stock fund for which the trustee received timely instructions. 401(k) Plan participants may only vote their 401(k) shares through the trustee and may not vote such shares in person at the meeting.

How do I change my vote?    If you are a record holder, you may revoke or amend your proxy at any time before it is voted at the annual meeting or any adjournment or postponement thereof by (1) writing to us directly, (2) submitting a new proxy card with a later date by mail, over the telephone or on the Internet, or (3) by attending the meeting or any adjournment or postponement thereof and voting in person. If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke any prior voting instructions.

What if I receive more than one proxy card or voting instruction form?    Please vote using each WHITE proxy card you receive in order to ensure that all your shares are represented at the meeting. If you receive more than one proxy card or voting instruction form, it may be because you hold your shares in more than one account at our transfer agent, through one or more nominees, or through the 401(k) Plan.

Additionally, you may receive proxy cards from both Genzyme and the Icahn Entities. To ensure shareholders have Genzyme's latest proxy information and materials to vote, our board expects to conduct multiple mailings prior to the date of the annual meeting, each of which will include a WHITE proxy card regardless of whether or not you have previously voted. Only the latest dated proxy card you vote will be counted.

What if I receive a proxy card from the Icahn Entities?    The Icahn Entities have provided notice stating that they intend to nominate their own slate of four nominees for election as directors and solicit proxies for use at the annual meeting to vote in favor of their own slate in opposition to some of our nominees. You may receive proxy solicitation materials from the Icahn Entities, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE ICAHN ENTITIES. If you have previously signed a proxy card sent by the Icahn Entities, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. A later dated proxy submitted to the Icahn Entities would also revoke a prior proxy granted to the company. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by the Icahn Entities.

What is the vote required and how are the votes counted?    In 2007, shareholders approved an amendment to our bylaws to provide for majority voting for the election of directors in uncontested elections and plurality voting for contested director elections. When the number of nominees timely nominated for election at an annual meeting exceeds the number of directors to be elected at the meeting, the election of directors at such annual meeting is a contested election. In a contested election, directors are elected by a plurality of votes cast. This means that, if the Icahn Entities nominate candidates at our 2010 annual meeting, the ten nominees for director receiving the highest number of votes "FOR" election will be elected as directors.

Adoption of the proposals that are scheduled to be presented at the meeting, other than the election of directors and the amendment of our charter, require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. The charter amendment requires the approval of a majority of shares outstanding. If you are a shareholder of record and you vote "abstain" on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding through a nominee and indicate that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominee for director, your nominee should so indicate in the vote submitted to us.

Under stock exchange rules, a broker may not vote on "non-routine" matters without receiving your specific voting instructions. This is called a "broker non-vote." At the annual meeting or any adjournment or postponement thereof, your broker nominee will not be able to submit a vote on the election of directors or the proposed amendments to our equity plans or our charter unless it receives your specific instructions. The broker nominee will, however, be able to vote on the ratification of the selection of our independent auditors even if it does not receive your instructions. We urge you to provide instructions to your broker so that your votes may be counted on these important matters. Please submit your voting instructions by following the simple directions on the WHITE voting instruction form to ensure that your broker votes your shares on your behalf.

Who will count the votes?    A representative of IVS Associates, Inc., an independent voting services company, will tabulate the votes and act as Inspector of Elections.

What is discretionary voting authority?    Subject to the rules related to voting by nominees described above, if you sign and return your WHITE proxy card, or vote electronically or by telephone using the instructions on the WHITE proxy card, without making any specific selections, except for participants in the 401(k) Plan, your shares will be voted in the manner recommended by the board of directors. If other matters not included in this proxy properly come before the annual meeting or any adjournment or postponement thereof, the persons named on the WHITE proxy card, or designated by electronic or telephonic vote, will have the authority to vote on those matters for you as they determine. At this time, we are not aware of any matters that will come before the annual meeting other than those disclosed in this proxy statement.

What do I need for admission to the annual meeting?    Attendance at the annual meeting or any adjournment or postponement thereof will be limited to record and beneficial shareholders as of the record date, April 9, 2010, and individuals holding a valid proxy from a record holder. If you are a shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the annual meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned our stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above upon request, you will not be admitted to the annual meeting or any adjournment or postponement thereof.

What is the cost of soliciting proxies for the annual meeting?    We bear the costs of our proxy solicitation. We estimate that the total expenditures relating to our proxy solicitation (other than the salaries of officers and employees) will be approximately $9.3 million, of which approximately $1.0 million has been incurred as of the date hereof. Our officers, directors and employees identified in Appendix A may solicit proxies personally, electronically, by telephone or by mail without additional compensation paid to them. We may also solicit proxies through press releases issued by the company, advertisements in periodicals and postings on our Web site. We have also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies, for a fee of $750,000 plus expenses. Innisfree has advised us that approximately 100 of its employees will be involved in the proxy solicitation by Innisfree on behalf of Genzyme. In addition, Innisfree and its affiliates will be indemnified against certain liabilities arising out of or in connection with the engagement. We reimburse, on request, the fees and expenses of brokers and other nominees for sending you our proxy materials and sending in your vote.

Who do I call if I have questions?    If you have questions, or need assistance voting, please contact our proxy solicitor:

Innisfree M&A Incorporated
Shareholders Call Toll Free: (888) 750-5835
Banks and Brokers Call Collect: (212) 750-5833

When will results of the voting be made public?    We plan to post voting results under "Corporate Governance" on the"Investors" page of our corporate Web site at www.genzyme.com shortly after the meeting. We will also publish the results on Form 8-K that we will file with the Securities and Exchange Commission ("SEC") within four business days following the meeting.

 STOCK OWNERSHIP

        The table below shows how many shares are held by anyone who is known to us to beneficially own more than 5% of the outstanding shares of our common stock. The information in this table is as of April 9, 2010, and is based on the most recent filings submitted to the SEC regarding ownership of our common stock.

	Shares of Genzyme Stock Beneficially Owned	Percent of Class (%)
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	14,758,100	5.5

(1)
BlackRock, Inc. is a holding company and has sole voting and dispositive power for all of the shares listed. No single client of BlackRock is known to own more than 5% of the shares listed.

        The following table shows how many shares of our common stock are beneficially owned by our named executive officers listed in the compensation table on page 37, our directors, and all of our current executive officers and directors together as a group. Unless otherwise noted, each director and officer has sole voting and investment power for the shares listed. The information in this table is as of April 9, 2010 and is based on filings submitted by these individuals to the SEC.

	Shares of Genzyme Stock Beneficially Owned(1)	Percent of Class (%) (* Indicates less than 1%)
Henri A. Termeer(2)	4,112,950	1.5%
Earl M. Collier, Jr.(3)	292,409	*
David P. Meeker(4)	329,970	*
Sandford D. Smith	277,651	*
Peter Wirth(5)	714,274	*
Michael S. Wyzga	424,887	*
Douglas A. Berthiaume(6)	160,303	*
Robert J. Bertolini	0	*
Gail K. Boudreaux	70,000	*
Robert J. Carpenter	113,330	*
Charles L. Cooney(7)	66,891	*
Victor J. Dzau(8)	75,137	*
Sen. Connie Mack III	78,687	*
Richard F. Syron	55,011	*
Ralph V. Whitworth(9)	10,622,708	4.0%
All current officers and directors as a group (20 people)	18,641,718	7.0%

(1)
The shares listed include the following stock options exercisable and restricted stock units ("RSUs") vesting within 60 days after April 9, 2010:

Number of Shares Subject to Stock Options and RSUs
Henri A. Termeer	3,466,144
Earl M. Collier, Jr.	286,577
David P. Meeker	323,950
Sandford D. Smith	271,318
Peter Wirth	707,270
Michael S. Wyzga	407,285
Douglas A. Berthiaume	87,597
Gail K. Boudreaux	67,500
Robert J. Carpenter	84,005
Charles L. Cooney	57,005
Victor J. Dzau	70,087
Sen. Connie Mack III	76,187
Richard F. Syron	52,500
All current officers and directors as a group (20 people)	7,147,326
(2)
The stock beneficially owned by Mr. Termeer includes 2,371 shares held by his wife and 1,256 shares held in trusts for the benefit of Mr. Termeer's children. Mr. Termeer disclaims beneficial ownership of all shares held by his wife and the trusts.

(3)
Mr. Collier resigned as a corporate officer as of October 1, 2009.

(4)
The stock beneficially owned by Dr. Meeker includes 621 shares held by his wife and 495 shares held by his children. Dr. Meeker disclaims beneficial ownership of all shares held by his wife and children.

(5)
The stock beneficially owned by Mr. Wirth includes 148 shares held in an IRA account.

(6)
The stock beneficially owned by Mr. Berthiaume includes 4,048 shares held by his wife. Mr. Berthiaume disclaims beneficial ownership of all shares held by his wife.

(7)
The stock beneficially owned by Dr. Cooney includes 7,164 shares held jointly with his wife, 240 shares held individually by his wife, 1,882 shares held by his son and 600 shares held by his grandchildren. Dr. Cooney disclaims beneficial ownership of all shares held individually by his wife, son and grandchildren.

(8)
The stock beneficially owned by Dr. Dzau includes 2,550 shares held by his wife's trust.

(9)
Mr. Whitworth is one of the Principals of Relational Investors, LLC ("RILLC"). RILLC is the record owner of 100 shares and sole general partner, or the sole managing member of the general partner, of Relational Investors, L.P. (holds 2,132,566 shares), Relational Fund Partners, L.P. (holds 38,649 shares), Relational Coast Partners, L.P. (holds 75,357 shares), RH Fund 1, L.P. (holds 669,568 shares), RH Fund 6, L.P. (holds 399,929 shares), Relational Investors III, L.P. (holds 16,728 shares), Relational Investors VIII, L.P. (holds 1,926,818 shares), Relational Investors IX, L.P. (holds 569,503 shares), Relational Investors X, L.P. (holds 567,124 shares), Relational Investors XV, L.P. (holds 164,659 shares), Relational Investors XVI, L.P. (holds 187,548 shares), Relational Investors XX, L.P. (holds 169,421 shares), Relational Investors XXII, L.P. (holds 253,767 shares), Relational Investors XXIII, L.P. (holds 241,873 shares) and Relational Investors Alpha Fund I, L.P. (holds 566,384 shares). These limited partnerships own a total of 7,979,894 shares. An additional 2,234,314 shares are held in accounts managed by RILLC and an additional 408,500 shares are held through co-investment arrangements with Relational Investors VIII, L.P. Mr. Whitworth disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The business address for the entities listed above is c/o Relational Investors LLC, 12400 High Bluff Drive, Suite 600, San Diego, CA 92130.

ELECTION OF DIRECTORS

        Nominees presented for election to the board are elected for one-year terms. Accordingly, the nominees for election this year would have terms expiring in 2011. If for some reason one of our nominees is unable to serve, the nominating and corporate governance committee may recommend, and the board may propose, a substitute nominee at the annual meeting and the proxies identified in the WHITE proxy card will vote to approve the election of the substitute nominee. If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees. We know of no reason why any of our nominees would be unable or for good cause unwilling to accept nomination or election.

        We currently have ten directors. Douglas A. Berthiaume, Robert J. Bertolini, Gail K. Boudreaux, Robert J. Carpenter, Charles L. Cooney, Victor J. Dzau, Senator Connie Mack III, Richard F. Syron, Henri A. Termeer and Ralph V. Whitworth were recommended for re-election to the board by our nominating and corporate governance committee and selected for nomination by the board of directors. Each of the nominees has agreed to be named in this proxy statement and serve as a director if elected. Unless marked otherwise, WHITE proxy cards received will be voted "FOR" the election of the ten (10) nominees named below.

        Our bylaws provide that, in an uncontested election, directors will be elected by a majority of votes cast. This majority vote standard means that to be elected, votes properly cast in favor of election of a director must exceed the votes properly cast against such election. When the number of nominees timely nominated for election at an annual meeting exceeds the number of directors to be elected at the meeting, the election of directors at such annual meeting is a contested election. In a contested election, directors are elected by a plurality of votes cast. In a contested election, the vote required to effect the election of a director is a plurality of votes cast. This means that, if the Icahn Entities nominate candidates at our 2010 annual meeting, the ten nominees for director receiving the highest number of votes "FOR" election will be elected as directors. Only votes cast "FOR" a nominee will be counted.

        Our board of directors, acting through our nominating and corporate governance committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, skills and attributes to guide the company and function effectively as a board. See "Nominating and Corporate Governance Committee—Director Selection Criteria" on pages 21-22 of this proxy statement for further discussion.

        We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. Each of the nominees holds or has held senior-level positions in complex business, government, or academic settings. We also believe each of our nominees has other attributes necessary to create an effective board: high personal and professional ethics, integrity and values; practical wisdom and judgment; an inquisitive and objective perspective; the willingness to engage management and each other in a constructive and collaborative fashion; the ability to devote significant time to serve on our board and its committees; and a commitment to representing the long-term interests of all our shareholders.

        The names of our board's ten nominees and certain other information about them is set forth below, including each nominee's specific experience, qualifications, attributes and skills that led our board to conclude that he or she should serve as a director.

Douglas A. Berthiaume, director since 1988

        Mr. Berthiaume, 61, has served as Chairman of the Board of Waters Corporation, a manufacturer of high performance liquid chromatography, mass spectrometry, thermal analysis and rheology products and services, since February 1996, and as its President and Chief Executive Officer since August 1994. From

1990 to 1994, Mr. Berthiaume served as President of the Waters Chromatography Division of Millipore Corporation, the predecessor business of Waters Corporation. He is Chairman of the Children's Hospital (Boston) Trust Board, a member of the Children's Hospital board of trustees and a trustee of the University of Massachusetts Amherst Foundation.

        Mr. Berthiaume's qualifications to serve as a director include his 18 years of experience as CEO of a global supplier of biotechnology manufacturing and laboratory equipment. In that role, he has overseen the successful growth and evolution of a complex global technology business and understands the challenges of doing so. This position also provides him relevant perspective on the future and dynamics of the biotechnology industry. He also has considerable financial experience, having served for 12 years as the corporate controller, then chief financial officer of Millipore Corp. and seven years auditing public companies as an independent public accountant.

Robert J. Bertolini, director since December 2009

        Mr. Bertolini, 48, retired from Schering-Plough Corp. following its merger with Merck & Co. in November 2009. From November 2003 until November 2009, he served as Executive Vice President and Chief Financial Officer at Schering-Plough, with responsibility for tax, accounting and financial asset management. He worked with the chief executive officer in all aspects of transforming the company's operations, building strong finance and information technology functions and leading business development and strategy. Having joined Schering-Plough at a time when it was facing challenges across several areas, Mr. Bertolini was part of the team that turned Schering-Plough around and drove strategic decisions. Prior to joining Schering-Plough, Mr. Bertolini spent 20 years at public accounting firm PricewaterhouseCoopers, ultimately leading its global pharmaceutical industry practice.

        Mr. Bertolini's qualifications to serve as a director include his strong industry and financial expertise. He has experience in building world-class finance and information technology functions and in leading business development and strategy. He has had responsibility for key financial areas including tax, accounting and financial asset management, and extensive experience in audit, financial controls and corporate governance. He has expertise in working with small and large health care companies on initial public offerings, licensing and other strategic issues. Mr. Bertolini was recommended as a candidate for our board by Spencer Stuart, an executive search firm.

Gail K. Boudreaux, director since 2004

        Ms. Boudreaux, 49, has served since May 2008 as an Executive Vice President of United Health Group Incorporated, a diversified health and well-being company that offers a broad spectrum of products and services designed to improve healthcare, and as President of its United Healthcare business. United Healthcare serves nearly 25 million consumers and manages health benefits for individuals, public sector employers and businesses of all sizes. From December 2005 to April 2008, Ms. Boudreaux was Executive Vice President for external operations at Health Care Service Corporation ("HCSC"), the country's largest non-investor-owned health insurance company. From September 2002 to December 2005, Ms. Boudreaux served as President of Blue Cross and Blue Shield of Illinois, a division of HCSC and the oldest and largest health insurance company in Illinois. Prior to joining HCSC, Ms. Boudreaux held positions of increasing responsibility during 20 years at Aetna, Inc., a provider of health, dental, group, life, disability and long-term care insurance benefits. She serves on the board of directors of America's Health Insurance Plans, the health insurance industry's trade association.

        Ms. Boudreaux's qualifications to serve as a director include her knowledge and expertise in the health insurance field. She brings to the board the payor perspective, as payors are critical to the success of Genzyme products. She also has extensive experience in operational improvement, having played a key role in shaping her companies' turnaround strategies and operating plans.

Robert J. Carpenter, director since 1994

        Mr. Carpenter, 65, is President of Boston Medical Investors, Inc., a privately-held company he formed in 1994 that invests in early stage health care companies. From January 2002 to August 2007, Mr. Carpenter was Chairman of the Board of Peptimmune Inc., a privately-held company that develops immunotherapies for treating auto-immune diseases. He also served as President of Peptimmune from January 2002 until November 2004. From November 1991 until it merged with us in December 2000, Mr. Carpenter was Chairman of GelTex Pharmaceuticals Inc., which he co-founded in 1991 and where he served as President and CEO until May 1993. He also co-founded VacTex Inc., and served as its President and CEO from November 1995 until its acquisition by Aquila Biopharmaceuticals, Inc. in April 1998. Mr. Carpenter was Chairman of the Board, President, and CEO of Integrated Genetics, Inc., a biotechnology company that merged with us in 1989. Following the merger and until 1991, he was our Executive Vice President, and CEO and Chairman of the Board of IG Laboratories, Inc., an affiliated company which merged with us in September 1995. Mr. Carpenter is Chairman of Hydra Biosciences, Inc., which develops drugs based on recently discovered ion channels. He is also a trustee of the Immune Disease Institute, a non-profit institute affiliated with Children's Hospital in Boston that performs research in immunology.

        Mr. Carpenter's qualifications to serve as a director include his broad experience in biotechnology science and the successful development of innovative products. A biotech entrepreneur, he has founded numerous start-up biotechnology companies and knows the industry well. His experience as a venture capitalist gives him an understanding of what it takes to develop a company that generates superior and sustainable returns for investors.

Charles L. Cooney, Ph.D., director since 1983

        Dr. Cooney, 65, is the Robert T. Haslam (1911) Professor of Chemical and Biochemical Engineering and Faculty Director, Deshpande Center for Technological Innovation at Massachusetts Institute of Technology. Dr. Cooney joined the MIT faculty as an Assistant Professor in 1970 and became a Professor in 1982. Dr. Cooney is a director of Polypore International, Inc., a global high technology manufacturer of specialized polymer-based membranes used in separation and filtration processes, and a director of India-based Biocon Limited, a biotechnology healthcare company with strategic focus on biopharmaceuticals and research services. He is also a principal of BioInformation Associates, Inc., a consulting company.

        Dr. Cooney's qualifications to serve as director include his scientific background and academic experience, including expertise in biotechnology and biologics manufacturing. Dr. Cooney has dedicated himself to understanding current best practices in corporate governance and executive compensation, and how to appropriately align the interests of shareholders and the performance of the board and management.

Victor J. Dzau, M.D., director since 2000

        Dr. Dzau, 64, has served as the Chancellor for Health Affairs and President and Chief Executive Officer of Duke University Health System in Durham, North Carolina since September 2004. From July 1996 until September 2004, he was the Hersey Professor of the Theory and Practice of Medicine at the Harvard Medical School and Chairman of the Department of Medicine, Physician-in-Chief and Director of Research at Brigham and Women's Hospital in Boston, Massachusetts. Prior to this, Dr. Dzau was the Arthur L. Bloomfield Professor and Chairman of the Department of Medicine at Stanford University. Dr. Dzau is a founding member of the Executive Committee of The Academy at Harvard Medical School. He has been elected to the Institute of Medicine, the National Academy of Science, and the European Academy of Science and Arts. Dr. Dzau was previously Chairman of the National Institutes of Health Cardiovascular Disease Advisory Committee and also sat on the advisory committee to the director of the NIH. Dr. Dzau sits on the board of directors of Pepsico, Inc., Alnylam Inc., Medtronic, Inc. and the Duke University Health System. From 1999-2006, he also served as a director of Corgentech, Inc.

        Dr. Dzau's qualifications to serve as a director include his extensive experience in the medical field, both in the hospital and academic research settings. As CEO of the Duke University Health System, Dr. Dzau has a deep understanding of health care providers and of physicians, who are key opinion leaders, customers, and partners to Genzyme in conducting clinical trials.

Senator Connie Mack III, director since 2001

        Senator Mack, 69, has served since January 2010 as a government relations consulting partner at Liberty Partners in Washington D.C. From February 2005 through December 2009 he served as Senior Policy Advisor and Co-Chairman of the government relations practice group at King & Spalding LLP, a Washington D.C. law firm. From February 2001 until February 2005, he served as Senior Policy Advisor in the government relations practice at Shaw Pittman, a Washington, D.C. law firm. In addition, he served from November 2001 to November 2003 as a member of the NIH Advisory Committee to the Director. Senator Mack served as a United States Senator from the State of Florida from January 1989 until January 2001, and served in the House of Representatives from January 1983 to January 1989. Prior to his government service, he spent 16 years in commercial banking, including five years as president of the Florida National Bank of Lee County. Senator Mack was founding Chairman of the Board of The Cape Coral Hospital from 1975-1977, leading the creation of a 100-bed, non-profit community-based hospital. Senator Mack is Chairman Emeritus of the parent board of the H. Lee Moffitt Cancer Center and Research Institute, for which he served as Chairman for seven years. He is also a director of Mutual of America Life Insurance Co., Darden Restaurants, EXACT Sciences Corporation and Moody's Corp. From 2006-2008, Senator Mack also served as a director of Spirit Aerosystems.

        We operate in a highly regulated environment, and government health care policies have a significant impact on our business. Senator Mack's qualifications to serve as a director include his extensive public policy and government relations expertise, as well as a personal passion for the need for the development of innovative therapies for patients. Senator Mack's past professional experience also gives him relevant perspective in organizational management.

Richard F. Syron, Ph.D., director since 2006

        Dr. Syron, 66, is Adjunct Professor of Finance at Boston College. From January 2004 to September 8, 2008 he served as Chairman and Chief Executive Officer of Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac, the second largest source of mortgage financing in the United States. On September 6, 2008, the board of directors of Freddie Mac adopted a resolution consenting to the appointment of the Federal Housing Finance Agency as conservator of Freddie Mac, which appointment was effected the same day. On September 8, 2008, Dr. Syron resigned as Chairman and Chief Executive Officer of Freddie Mac. From June 1999 to January 2000, Dr. Syron served as President and Chief Executive Officer of Thermo Electron Corporation, which designs and develops technology-based instruments and from January 2000 to December 2002 he served as Chairman of the Thermo Electron board, and from December 2002 until December 2003 as Executive Chairman of the Thermo Electron board. Prior to that, Dr. Syron served as Chief Executive Officer of the American Stock Exchange, the Federal Reserve Bank of Boston, and the Federal Home Loan Bank of Boston. He has also served as deputy assistant secretary of the United States Treasury, principal assistant to former Federal Reserve chairman Paul A. Volcker, and has held several economic, research, policy and managerial positions in state and national government. From 1996-2005, Dr. Syron served as a director of John Hancock Life Insurance Company and from 2002-2006 he served as a director of McKesson Corp. Dr. Syron is a Trustee of Boston College and of the Woods Hole Oceanographic Institute.

        Dr. Syron's qualifications to serve as a director include his extensive financial and business expertise and knowledge of capital markets, having led the second largest source of mortgage financing in the United States. As president of the Federal Reserve Bank of Boston, he played a major role in restructuring New England's banking system following the crises of the early 1990s. At Thermo Electron, he led a restructuring of 26 publicly-traded companies in four different industries into a unified company focusing on high tech equipment and instruments for life sciences.

Henri A. Termeer, director since 1983

        Mr. Termeer, 64, has served as our President and a Director since October 1983, as Chief Executive Officer since December 1985 and as Chairman of the Board since May 1988. Under his leadership, we have grown from a modest entrepreneurial venture to one of the world's leading biotechnology companies. In 2008, he was appointed to Massachusetts Governor Deval Patrick's Council of Economic Advisors, and he is a co-chair of the Leadership Council of the Massachusetts Life Sciences Collaborative. Mr. Termeer is also Chairman Emeritus of the New England Healthcare Institute, a nonprofit, applied research health policy organization he was instrumental in founding. He serves on the board of directors of the Pharmaceutical Research and Manufacturers of America. Mr. Termeer is Chairman of the Federal Reserve Bank of Boston's board of directors, a board member of ABIOMED Inc., and a board member of Massachusetts Institute of Technology Corporation. He is a director of Massachusetts General Hospital, a board member of Partners HealthCare and a member of the Board of Fellows of Harvard Medical School.

        Mr. Termeer's qualifications to serve as a director include his 37 years of experience in the biotechnology industry and health care field and his activity in advancing the areas of humanitarian assistance, policy issues, and innovation in providing access to health care. Mr. Termeer is recognized as a pioneer in developing and delivering treatments to patients with rare genetic diseases around the world. This work has provided the foundation for Genzyme's success, and today the company is diversified across medical areas including genetic diseases, kidney disease, orthopaedics, cancer, transplant and immune diseases, and diagnostic testing.

Ralph V. Whitworth, director since April 2010

        Mr. Whitworth, 54, is a Founder, Principal, and Investment Committee member of Relational Investors LLC, an investment fund specializing in strategic block investments. Mr. Whitworth founded the fund in 1996. From 1988 to 1996, Mr. Whitworth served as President of Whitworth and Associates, a firm that advised major corporations and investors on investments, acquisitions, and corporate governance matters. He was also President of Development at United Thermal Corporation from 1989 to 1992. Mr. Whitworth held the pro bono position of President of the United Shareholders Association from 1986 to 1994, and while doing so, authored the petition for rulemaking that in 1992 culminated in a major overhaul of the SEC's shareholder communication and compensation disclosure rules. From 1985 to 1988, Mr. Whitworth served as Assistant to the General Partner at Mesa Limited Partnership, the nation's largest independent oil and gas exploration company at that time. In addition, Mr. Whitworth served on the U.S. Senate Judiciary Committee staff of Senator Paul Laxalt from 1981 to 1984. Mr. Whitworth is the former Chairman of the Board of Apria Healthcare Group Inc. (1998-2005), former Chairman of the Board of Waste Management, Inc (1999; director 1998-2004), and a former director of Sovereign Bancorp, Inc. (2006-2009), Sprint Nextel Corporation (2008), Mattel, Inc. (2000-2003), Tektronix, Inc. (1999-2002), Sirius Satellite Radio, Inc. (1994-2001), Wilshire Technologies, Inc. (1997-1999), and United Thermal Corporation (1989-1993). Mr. Whitworth is also a director of Titan Investment Partners, LLC, an investment fund that focuses on emerging companies. Mr. Whitworth also serves on the Advisory Council of the Public Company Accounting Oversight Board.

        Mr. Whitworth's qualifications to serve as a director include his expertise in corporate governance and extensive experience as a director of nine public companies. Among his various governance-related activities, he has been invited to present his views before Congress, the SEC, the New York Stock Exchange Board and the New York Federal Reserve on corporate governance and shareholder rights matters. Mr. Whitworth has served on five Blue Ribbon committees sponsored by the National Association of Corporate Directors regarding director compensation and corporate governance. Mr. Whitworth also has experience in finance, investments, and acquisitions from his twenty years of corporate board activities.

As described below, Mr. Whitworth was appointed to our board pursuant to an agreement we entered into with Relational Investors LLC and its affiliates.

Agreement with Relational Investors LLC

        In January 2010, we entered into an agreement with Relational Investors LLC ("Relational"), Ralph V. Whitworth, and certain Relational affiliates (together, the "Relational Group"). Under that agreement, we agreed, subject to limited conditions, to appoint Mr. Whitworth to our board of directors, the compensation committee of the board, and one other committee if Relational requested that Mr. Whitworth be appointed as a director in November 2010. After the Relational Group began purchasing shares of our common stock in late 2008, they sought meetings with management to offer views on how to increase shareholder value. We often meet with representatives of significant shareholders because we value their input. Our chief financial officer first met with representatives of Relational in late 2008, and our chief executive officer first met with representatives of Relational in early 2009. Senior executives and members of our board of directors have since met with representatives of Relational multiple times. During these meetings, we have had a constructive dialogue regarding capital allocation, executive compensation and investor communications. Relational has consistently advocated the use of return on investment metrics to evaluate financial performance. In late 2009, Relational proposed having representation on our board of directors. Based on our positive discussions with Relational and Mr. Whitworth's experience and ideas, we negotiated the agreement with the Relational Group to have Mr. Whitworth join our board in November 2010, upon Relational's request, because our board believed that entering into the agreement was in the best interest of our shareholders. We continued to have constructive dialogue after we signed our agreement with the Relational Group. In April 2010, the nominating and corporate governance committee of our board determined that adding Mr. Whitworth as a director in April 2010 instead of waiting until November 2010 would be beneficial to the company and our shareholders because it would allow Mr. Whitworth to contribute immediately to the company. The committee also recommended the creation of a strategic planning and capital allocation committee of the board, with Mr. Whitworth as chairman.

        In connection with the recommendation of our nominating and corporate governance committee, our board agreed to amend the agreement with the Relational Group and to increase its size to ten members and appoint Mr. Whitworth to fill the vacancy. Mr. Whitworth's appointment was effective as of April 14, 2010. The board also appointed Mr. Whitworth as chairman of the strategic planning and capital allocation committee, and as a member of our compensation committee and nominating and corporate governance committee. Under the amended agreement, we also agreed, subject to Mr. Whitworth's consent, to nominate and recommend that our shareholders vote for the election of Mr. Whitworth at our 2010 and 2011 annual meetings of shareholders. The amended agreement provides that as long as Mr. Whitworth is a director, he will serve on the three board committees named above, and will serve as chair of the strategic planning and capital allocation committee until at least our 2013 annual meeting of shareholders. Additionally, under the amended agreement, we committed to appointing to our board an additional independent director with expertise in pharmaceutical or biologics manufacturing or quality control operations who is recommended by the Relational Group. We do not expect the additional independent director to join our board until after the 2010 annual meeting of shareholders. If the additional independent director joins our board, its composition will change. Under our restated articles of organization and bylaws, our board has the authority to increase the size of the board and add a new director without obtaining shareholder approval. We expect that, if the new independent director joins our board, our board would increase its size by one member, and such individual would join the directors elected at our 2010 annual meeting of shareholders. We do not anticipate that any directors would resign or be removed in connection with the addition of the new independent director.

        Consistent with the terms of the agreement signed in January, the members of the Relational Group have agreed to vote for and publicly support our nominees for director at our annual meetings. The Relational Group also has agreed to vote at the 2010 annual meeting in accordance with our board's recommendation with respect to any proposals submitted to shareholders. In addition, the Relational Group has committed to certain standstill provisions which include, among others, that the Relational Group will not (a) make, participate in or encourage a solicitation of proxies, (b) initiate or encourage any shareholder proposals, (c) seek representation on, or nominate any candidate for, our board, or (d) work with third parties to seek to control or influence our management, our board or the policies of the company. Under the amended agreement, these standstill provisions do not apply to Mr. Whitworth acting in his capacity as a director of our company. Other than Mr. Whitworth, no member of the Relational Group is soliciting proxies on behalf of the company or otherwise engaging in activities that render them participants in our solicitation of proxies. The amended agreement with the Relational Group terminates on the earlier of (a) our 2013 annual meeting of shareholders or (b) the first date following June 16, 2010 on which Mr. Whitworth is not on our board. However, if Mr. Whitworth is a director and our board determines to not nominate Mr. Whitworth for reelection at our 2012 annual meeting of shareholders or at any subsequent annual meeting, we must notify Mr. Whitworth and Relational of this determination not less than 30 days before the last day of the notice period specified in our advance notice bylaw related to director nominations for the applicable annual meeting, in which case the amended agreement will terminate on the date of this notice.

DIRECTOR COMPENSATION
for the year ended December 31, 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Douglas A. Berthiaume	104,000	146,650	194,292	—	444,942
Robert J. Bertolini(1)	3,333	117,373	144,129	—	264,835
Gail K. Boudreaux	76,500	146,650	194,292	—	417,442
Robert J. Carpenter	75,000	146,650	194,292	—	415,942
Charles L. Cooney	83,500	146,650	194,292	—	424,442
Victor J. Dzau	72,000	146,650	194,292	—	412,942
Sen. Connie Mack	81,000	146,650	194,292	—	421,942
Richard F. Syron	76,500	146,650	194,292	—	417,442

(1)
Mr. Bertolini was appointed to the board of directors on December 8, 2009. Mr. Whitworth was appointed to the board of directors on April 14, 2010.

(2)
The amounts reported for stock and option awards represent the grant date fair value of the awards. On May 21, 2009, under the automatic grant provisions of our 2007 Director Equity Plan, each non-employee director, except for Mr. Bertolini, was granted RSUs for 2,500 shares, and stock options to purchase 7,500 shares, of our stock. The RSUs have a grant date fair value, and stock options have an exercise price, of $58.66 per share, which was the closing price of our stock on the date of grant. On December 8, 2009, Mr. Bertolini was granted RSUs for 2,375 shares, and stock options to purchase 7,125 shares of our stock. Mr. Bertolini's RSUs have a grant date fair value, and stock options have an exercise price, of $49.42 per share, which was the closing price of our stock on December 8, 2009.

The grant date fair value of the stock options granted on May 21, 2009 was $25.91 per share and the grant date fair value of the stock options granted on December 8, 2009 was $20.23 per share, which was based on the Black-Scholes option pricing model. For a discussion of the relevant assumptions we use to calculate grant date fair value, see the sections "Accounting for Stock Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes to Consolidated Financial Statements" in our 2009 Annual Report on Form 10-K.

(3)
Non-employee directors had the following aggregate stock options and RSUs outstanding as of December 31, 2009:

	Stock Options	RSUs
Douglas A. Berthiaume	95,097	2,500
Robert J. Bertolini	7,125	2,375
Gail K. Boudreaux	75,000	2,500
Robert J. Carpenter	91,505	2,500
Charles L. Cooney	64,505	2,500
Victor J. Dzau	77,587	2,500
Sen. Connie Mack	83,687	2,500
Richard F. Syron	60,000	2,500

  The outstanding stock options have an average exercise price of $58.67 per share and a remaining average life of 5.8 years.

        Henri Termeer, our only employee director, does not receive any additional compensation for his service on the board of directors. Until February 2010, non-employee directors received the following cash compensation for their service on the board and its committees:

  •
  an annual retainer of $40,000, paid quarterly;

  •
  $2,500 for each board meeting they attend;

  •
  $1,500 for each committee meeting they attend;

  •
  an annual retainer of $20,000 for service as audit committee chair, paid quarterly;

  •
  an annual retainer of $10,000 for service as compensation committee chair, paid quarterly; and

  •
  an annual retainer of $10,000 for service as nominating and corporate governance committee chair, paid quarterly.

        As part of the changes implemented to strengthen the role of our lead director, the compensation committee requested its compensation consultant prepare an analysis of lead director compensation, including at our peer companies. Following a review of this analysis, the committee recommended to the board in February 2010, and the board approved, an annual retainer of $25,000, paid quarterly, for service as lead director of the company. In addition, the committee also approved an increase from $10,000 to $20,000 to the annual retainer for service as compensation committee chair.

        Non-employee directors also receive equity awards for each year (or partial year) that they serve on our board. Stock options and RSUs are granted automatically under our 2007 Director Equity Plan on the date of each annual meeting of shareholders or, in the case of directors elected other than at an annual meeting, upon election to the board. Stock options and RSUs become fully vested on the date of the next annual shareholders meeting following the date of grant, provided the director is an active member of the board at the opening of business on that date. Each stock option grant has an exercise price equal to the closing price of the stock on the date of grant and a term of ten years. RSUs are valued on the date of grant based on the closing price of our stock. The plan provides for acceleration of all unvested awards in the event of a change in control of the company.

        For 2009, the plan provided for an annual grant to each non-employee board member of (1) stock options to purchase 7,500 shares of our stock, and (2) RSUs for 2,500 shares of our stock. In August 2009, our board of directors reduced the equity portion of director compensation to 95% of existing levels, to be consistent with similar reductions made in 2009 for the company's senior management. Accordingly, the plan was amended to provide for an annual grant to each non-employee board member of (1) stock options to purchase 7,125 shares of our stock, and (2) RSUs for 2,375 shares of our stock.

        Under our Directors Deferred Compensation Plan, each director may choose to defer receipt of all or part of the cash compensation payable to him or her as a director until the year following the year his or her service as a director ends or until another date specified in advance by the director. The director can elect to defer compensation in exchange for a future payment of cash, stock or a combination of cash and stock. At the director's election, the future payments may be made in either a lump sum or annual installments for a period specified by the director, up to a maximum of five years. Amounts deferred in a cash account are credited with interest on the last day of each calendar quarter at the rate paid on 90-day Treasury bills hypothetically purchased on the first day of the calendar quarter. Amounts deferred in a stock account are treated as invested in hypothetical shares of our common stock, and the hypothetical shares are credited to the director's account on the first day of each calendar quarter based on the average closing price of our common stock for all trading days during the preceding quarter. As of December 31, 2009, five directors had accounts under the plan.

THE BOARD AND ITS COMMITTEES

Board Meetings

        The board of directors held eight meetings during 2009, including an annual two-day strategic review. The board has a standing audit committee, compensation committee, and nominating and corporate governance committee. Each committee operates under a written charter adopted by our board. The committee charters are publicly available in the "Investors" section of our Web site, www.genzyme.com, under the heading "Corporate Governance." In February 2010, the board approved the creation of a risk oversight committee, and in April 2010, the board approved the creation of a strategic planning and capital allocation committee.

        We expect our board members to rigorously prepare for, attend and participate in all board and applicable committee meetings. Absent compelling and stated reasons, directors who attend fewer than 75% of regularly scheduled board and committee meetings in each of two consecutive years should not be nominated for re-election when their current term expires. Each board member is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. We also expect that all of our board members will attend our annual meeting of shareholders. In 2009, each director attended at least 89% of all meetings of the board and all committees of the board on which he or she served. In addition, all of our directors at the time attended the 2009 annual meeting of shareholders.

Director Independence

        The board has reviewed the independence of each director, taking into account potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director's independence. To determine independence, the board relies on director responses to an annual questionnaire inquiring about, among other things, their relationships (and those of their immediate family members) with us, their affiliations, and other potential conflicts of interest. The board has determined that Messrs. Berthiaume, Bertolini, Carpenter and Whitworth, Ms. Boudreaux, Drs. Cooney, Dzau and Syron, and Senator Mack are independent directors as defined by the applicable NASDAQ listing standards. Mr. Termeer is not independent because of his employment as our chief executive officer.

Board Leadership Structure

        Our board is comprised of Mr. Termeer and nine independent directors. Mr. Termeer serves as our chief executive officer and chairman of the board. Mr. Carpenter serves as our independent lead director, and, together with Mr. Termeer, in his role as chairman, oversees the functioning of the board. The board believes that its current leadership structure provides independent board leadership, engagement, and oversight while also providing the benefits connected with having our chief executive officer serve as chairman of the board.

        The board believes that Mr. Termeer's deep knowledge of our industry and company make him best suited to serve as chairman, as well as having the primary responsibility for managing the company's day-to-day operations as chief executive officer. The board also believes that Mr. Termeer has provided critical leadership for carrying out our strategic initiatives and confronting our challenges and that the company is best situated to execute its strategy and business plans by having him serve as both chief executive officer and chairman.

        Our board regularly considers its structure and practices to help assure that it provides the appropriate level of independent oversight necessary for fulfilling its responsibilities to our shareholders. Since 2003, our independent directors have annually elected a lead independent director for a one-year rotating term to act as a liaison between the independent directors and the chairman, help coordinate meeting agenda items and preside over meetings of the independent directors. In early 2010, the board amended our corporate governance guidelines to expand the role of the lead independent director to include responsibilities that are similar to those typically performed by a chairman who is not also company CEO. The independent directors also re-elected Mr. Carpenter to serve as lead independent director, with the expectation that he will serve in this role for three years. The expanded responsibilities of the lead director include:

  •
  presiding at all executive sessions of the independent directors and at all other board meetings at which the chairman is not present;

  •
  serving as liaison between the chairman and the independent directors;

  •
  approving information sent to the board;

  •
  approving meeting agendas for board meetings;

  •
  working with the chairman to agree on meeting schedules that provide sufficient time for discussion of all agenda items;

  •
  having the authority to call meetings and schedule executive sessions of the independent directors; and

  •
  being available for consultation and direct communication with major shareholders.

        In addition, other responsibilities appropriate for independent directors are held by our independent committees. Our independent committee chairs are responsible for leading committee meetings, determining committee meeting schedules, agenda and information flow, and reporting to the full board on the committee's actions and areas of responsibilities. Key oversight responsibilities exercised by our independent committees include:

  •
  The nominating and corporate governance committee:

  –
  establishes processes for CEO succession planning;

  –
  coordinates performance evaluations of the board and its committees;

  –
  identifies the competencies needed on the board, establishes processes for identification and evaluation of candidates, and recommends nominees for election to our board;

  –
  reviews the duties and composition of the committees and recommends committee leadership and membership to the board; and

  –
  recommends changes to the corporate governance guidelines and oversees board and company implementation of those guidelines.

  •
  The compensation committee:

  –
  evaluates the performance of our chief executive officer and senior executives;

  –
  approves the compensation of our chief executive officer and senior executives;

    –
    establishes and evaluates our executive compensation programs with the goal of aligning incentive compensation with company performance metrics the committee believes are important to shareholders; and

    –
    reviews and recommends the compensation of our independent directors.

  •
  The audit committee:

  –
  has the sole authority to appoint, retain, terminate and determine the compensation of our independent auditors;

  –
  monitors the performance and independence of, and approves the services provided by, our independent auditors;

  –
  discusses our annual and quarterly financial statements with management and our independent auditors; and

  –
  reviews our accounting policies and internal controls over financial reporting.

        The role of our board and independent committees, including our newly created risk oversight committee, in overseeing our risk management process are described in the paragraphs below.

Risk Oversight

        Although our management is responsible for implementing systems and processes to identify and manage risks, our board has oversight responsibility for our risk management process. In carrying out its oversight responsibility, the board had delegated to individual committees certain elements of its risk oversight function. Our audit committee oversees our overall internal controls related to our financial reporting process through quarterly reports from our independent auditors and internal auditors. The audit committee also annually reviews our global risk management insurance program. The compensation committee oversees risks relating to our executive compensation plans and arrangements. From 2008 until February 2010, the nominating and corporate governance committee was actively involved in developing practices for understanding and regularly reviewing the company's risk management process for non-financial risks. This work included receiving reports from members of management, including our chief compliance officer, regarding our processes for managing, monitoring and mitigating specific non-financial risks. The areas reviewed by the committee included the following: supply chain, manufacturing and distribution; product safety; business continuity and disaster recovery; regulatory compliance; and commercial compliance, including financial interactions with health care professionals and institutions and medical affairs activities.

        In February 2010, the board created a new risk oversight committee that is now primarily responsible for overseeing our risk management process for risks outside the scope of audit or compensation committee oversight. In exercising its risk oversight responsibility, the full board receives updates from the committees. In addition, our chief compliance officer provides a written annual report to the full board detailing the activities of our corporate compliance program during the completed year and program initiatives for the upcoming year to assist the board in monitoring our compliance efforts.

Strategic Planning and Capital Allocation Committee

        In April 2010, our board established a new strategic planning and capital allocation committee. The committee is responsible for reviewing our mix of businesses, evaluating our overall cost structure, and enforcing an ongoing capital allocation discipline. Members of the committee are Mr. Whitworth (chairman), Mr. Bertolini, Mr. Carpenter and Mr. Termeer.

Summary of Governance, Compensation and Operational Initiatives

        Under Mr. Termeer's leadership, our board and senior executive team have implemented the following initiatives:

Governance Initiatives	Compensation Initiatives	Operational Initiatives
Strengthened the role of our lead independent director, as outlined in this proxy statement

Added fresh perspective to our board by adding Robert J. Bertolini, former EVP and CFO at Schering Plough, and appointing him chair of the audit committee

Added Ralph V. Whitworth, co-founder of Relational Investors and a major shareholder, to our board and appointed him chair of our new strategic planning and capital allocation committee, and also a member of our compensation committee and nominating and corporate governance committee.

Created a board-level risk management committee to oversee the implementation of an enterprise-wide risk management system

Eliminated a classified board structure in favor of annual election of all directors

Eliminated plurality voting in uncontested director elections in favor of majority voting

Allowed our poison pill to lapse without renewal

Responded to shareholder request by adopting a process for board consideration of shareholder proposals that garner majority support, as outlined in our governance guidelines

Amended our governance guidelines to require that at least 2/3 of our board must be independent	Adopted new annual incentive plan comprised of a broader range of corporate performance measures: revenue, cash flow return on invested capital, and achievement of key business objectives

Eliminated time vesting RSUs in favor of performance vesting RSUs in our new executive long-term incentive plan

Established an annual review of our independent compensation consultant

Responded to shareholder request by providing in our annual proxy statement a transparent break-down of the fees paid to our compensation consultant for services provided to the compensation committee vs. services provided to the company

Adopted a Senior Executive Severance Policy requiring shareholder approval of executive severance agreements providing for cash severance benefits exceeding 2.99 times base salary and bonus	Seeking to implement world-class standards at our Allston manufacturing facility and establishing best practices throughout Genzyme's global manufacturing organization, including the implementation of a two-year plan developed with a leading quality assurance advisory firm

Continuing to push forward expansion projects that are expected to quadruple our biologics manufacturing capacity from 2004 to 2012, both to increase capacity and to create redundancy to support operational flexibility

Made significant management changes and hired experienced senior leaders to renew the organization, including:

Scott Canute as our new President of Global Manufacturing and Corporate Operations

Ron Branning as our new Senior VP of Global Product Quality

Senior VP, Sandra Poole, as our new head of the Allston manufacturing site

Initiated our "business excellence initiative," a comprehensive effort to enhance decision-making and improve operational processes throughout the organization

Audit Committee

        We have a separately designated standing audit committee established by the board for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee held seven meetings in 2009. Members of the committee are Mr. Bertolini (chairman), Ms. Boudreaux, Senator Mack and Dr. Syron, each of whom is independent as defined by the applicable NASDAQ listing standards. Mr. Bertolini was appointed to the committee in January 2010. Until Mr. Bertolini's appointment, Mr. Berthiaume served as chairman of the committee. Our board has identified Mr. Bertolini and Dr. Syron as our audit committee financial experts. The committee evaluates and selects our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal controls with management and the outside auditors. The committee also supervises the relationship between the company and its outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the outside auditors.

Audit Committee Report

        In the course of our oversight of Genzyme's financial reporting process, we have (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2009, (ii) discussed with PricewaterhouseCoopers LLP, the company's independent registered public accounting firm, the matters required to be discussed by Financial Accounting Standards Board Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and (iii) received the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor's communications with us concerning independence, discussed with the auditors their independence, and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

        Based on the foregoing review and discussions, we recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

                      By the Audit Committee,

                      Robert J. Bertolini, Chairman
                      Gail K. Boudreaux
                      Senator Connie Mack
                      Richard F. Syron

Nominating and Corporate Governance Committee

        The purpose of the nominating and corporate governance committee is to assist the board of directors by identifying for nomination qualified individuals to become board members, to nominate candidates for appointment to board committees, to monitor a process to assess the effectiveness of the board and its committees, and to develop and implement the company's corporate governance guidelines. The committee met three times during 2009. Members of the committee are Sen. Mack (chairman), Messrs. Berthiaume and Whitworth, and Drs. Cooney and Syron. Until February 2010, Ms. Boudreaux, Mr. Carpenter and Dr. Dzau were also members of the committee. Mr. Whitworth joined the committee on April 14, 2010. Each current and former member of the committee is independent as defined by the applicable NASDAQ listing standards.

        Director selection criteria.    The nominating and corporate governance committee is responsible for reviewing with the board, on an annual basis, the appropriate personal characteristics and professional competencies required of board members to work together as a team to properly oversee our strategies and operations.

        All board members are expected to possess certain personal characteristics necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our shareholders. Although we have no formal policy, our corporate governance guidelines provide that our board encompass a range of diversity, and we therefore recognize the desirability of racial, ethnic and gender diversity in board membership.

        In addition, the board as a group is expected to encompass a diversity of professional competencies advantageous to overseeing our diverse businesses. These professional competencies include senior management operational experience, accounting and finance capabilities, deep industry-related experience, biologic manufacturing expertise, business development leadership, academic leadership, medical and scientific proficiencies, healthcare system expertise, government and public policy experience, and experience with international markets. As shown in the chart below, our board nominees encompass the full spectrum of professional competencies needed to oversee our business:

Nominee	Senior Management Operational Experience	Accounting/ Finance Capabilities	Biotech Industry- Related Experience	Biologic Manufacturing Expertise	Business Development Leadership	Academic Leadership; Medical & Scientific Proficiencies	Healthcare System Expertise	Government/ Public Policy Experience	International Markets
Henri A. Termeer	X	X	X	X	X		X	X	X
Robert J. Carpenter	X	X	X	X	X
Robert J. Bertolini	X	X	X		X		X		X
Charles L. Cooney, Ph.D.	X		X	X		X
Sen. Connie Mack III	X				X			X
Douglas A. Berthiaume	X	X	X		X				X
Gail K. Boudreaux	X	X	X		X		X
Victor J. Dzau, M.D.	X		X			X	X	X
Richard F. Syron, Ph.D.	X	X			X			X
Ralph V. Whitworth	X	X			X			X

        Independence also is an important selection criterion for nomination to our board. Independent directors should be free of any relationship with us, our management, other directors or other parties that may impair, or appear to impair, the director's ability to make independent judgments. Independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for Mr. Termeer.

        Additionally, all board members are expected to act in the best interests of the company and its shareholders and to avoid any conflicts of interest. Our Code of Conduct states that our "directors must act in the best interests of Genzyme, and avoid any conduct that would compromise, or appear to compromise, the ability of Genzyme to conduct business fairly and in the best interests of the Company, regardless of personal interests." In selecting director nominees, the nominating and corporate governance committee seeks individuals who are free from conflicts of interest, and does not believe it is appropriate or consistent with our Code of Conduct for directors, executives or significant shareholders of our competitors to be board members of the company.

        Finally, candidates should be enthusiastic and excited about their service on our board and working collaboratively with existing board members to create value for all of our shareholders.

        Shareholder nominations for directorships.    Shareholders may propose a director candidate for consideration by the nominating and corporate governance committee by directing such recommendation to the Secretary of Genzyme Corporation at 500 Kendall Street, Cambridge, Massachusetts 02142. The recommendation should include the nominee's name, qualifications for board membership and consent to nomination, as well as the name, number of shares of our stock owned and contact information of the person making the recommendation. A shareholder wishing to formally nominate a director for election at a shareholder meeting must comply with the provisions in our bylaws addressing shareholder nominations of directors. The committee will assess such recommendations and nominees based on the director selection criteria described above.

        Executive search firm.    In 2009, the nominating and corporate governance committee engaged Spencer Stuart, an executive search firm, to assist in identifying qualified independent candidates for addition to our board. Spencer Stuart has been charged with the task of identifying, screening and interviewing potential candidates for submission to the committee for their consideration.

Compensation Committee

        The compensation committee held six meetings in 2009 and one joint meeting with the nominating and corporate governance committee. Members of the committee are Drs. Cooney (chairman) and Dzau and Messrs. Berthiaume, Carpenter and Whitworth. Mr. Whitworth joined the committee on April 14, 2010, after the committee's review, discussions and recommendations with respect to the Compensation Discussion and Analysis below had been completed. Each member of the committee qualifies as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), as a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as independent, as defined by the applicable NASDAQ listing standards. The committee approves the compensation to be paid to all executive officers, including our chief executive officer, and administers our company benefit and equity plans, except the 2007 Director Equity Plan. The committee is responsible for making recommendations to the board for the compensation and benefits for non-employee directors.

        The compensation committee may delegate to subcommittees or to our management some of the responsibilities of the full committee. The committee has delegated authority to our senior vice president, chief human resources officer the responsibility to approve certain equity grants. Such grants, however, are made pursuant to a matrix or other guidelines approved by the committee. This delegated authority does not extend to grants made to members of the board or to officers of the company within the meaning set forth in the NASDAQ listing standards.

        Role of the Compensation Consultant.    The compensation committee engages Towers Watson (formerly, Towers Perrin), a leading international compensation consulting firm with expertise in biotechnology and pharmaceutical industry compensation practices, to assist in its analysis of executive compensation. Towers Watson resulted from the merger of Towers Perrin and Watson Wyatt in January 2010 and provides a third party perspective based on their extensive knowledge of the industry as well as cross-industry general practice. They advise the committee of developments in the design of compensation programs and provide references to compare our total compensation packages to those of companies with which we compete for executive talent. Towers Watson meets one-on-one multiple times during the year with the chairman of the compensation committee and provides external perspective and information to the committee throughout the year. At the committee's request, Towers Watson also works with senior management to discuss data, trends and current practices, and provides findings and recommendations. Towers Watson reports directly to the committee regarding executive and director compensation issues.

        The committee has established a formal annual process to review the performance of its independent compensation consultant. This review includes an evaluation of the services provided to the committee, a review of the consultant's objectivity and independence, and the cost of services. In 2009, Towers Watson (then, Towers Perrin) provided the company with specific human resources-related work in the areas of:

  •
  preparation of benefits communication materials,

  •
  general compensation and benefits survey information, and

  •
  ad hoc consulting services regarding compensation and benefits plan design and trends.

        In 2009, fees to Towers Watson totaled $475,400 for services provided to the compensation committee and $180,500 for services provided to the company. Prior to the January 2010 merger of Towers Perrin and Watson Wyatt, the committee discussed the services provided by both entities to the company. In 2009, Watson Wyatt provided the company with international survey data and consulting services related to international benefit plan design and trends. Our management recommended to the committee that the company continue to engage Towers Watson to provide compensation and benefits survey data and ad hoc compensation and benefits consulting services because management believes that Towers Watson is a leader in providing those services. The committee approved management's recommendation. The committee and management agreed, however, that the company would find another vendor to provide benefits services related to preparing benefit communication materials beginning in 2010.

        Role of executive officers in compensation decisions.    Our compensation staff works with Towers Watson to provide analysis to our chief executive officer and chief human resources officer regarding executive compensation. Our chief executive officer, chief human resources officer and members of the compensation staff attend compensation committee meetings to discuss matters of compensation philosophy, plan design and specific compensation for executive officers, other than the chief executive officer. Our chief executive officer provides the committee with performance assessments and compensation recommendations for each of our executive officers. Although our chief executive officer attends compensation committee meetings, he is not present for discussions concerning his own compensation. All executive compensation decisions are made solely by the committee and reported to the full board of directors.

Compensation Committee Report

        In fulfilling our role to discharge the board's responsibilities relating to the total remuneration of the company's senior executives and the company's benefit and equity plans, we have reviewed and discussed with management the Compensation Discussion and Analysis found below. Based on the foregoing review and discussions, we recommended to the board that the Compensation Discussion and Analysis be included in the company's proxy statement on Schedule 14A for filing with the SEC.

                      By the Compensation Committee,

                      Charles L. Cooney, Chairman
                      Douglas A. Berthiaume
                      Robert J. Carpenter
                      Victor J. Dzau

COMPENSATION DISCUSSION AND ANALYSIS

        In considering our executive compensation policies and practices, we have an obligation to balance our interest in conserving cash and minimizing shareholder dilution, with our interest in using compensation to attract, retain and motivate employees. In reconciling these competing concerns, we strive to act in the long-term best interests of the company and our shareholders. The compensation committee works directly with independent compensation consultants, and also may consult with academics and other experts from time to time to support the board's commitment to be knowledgeable and current regarding executive compensation trends and best practices. The committee has hosted, and plans in the future to host, special meetings with the full board to educate board members on key issues in the business environment and the role those issues play in executive compensation. In 2009, the committee undertook a complete review of our executive compensation program, and determined to implement specific changes which are outlined below under "Changes to 2010 Compensation Program." The review included design recommendations from the committee's compensation consultant, members of senior management as well as information and feedback from investors. As part of the process, the committee also received general information and feedback from additional independent individuals with compensation expertise (Charles Tharp of the Center on Executive Compensation and Frederic Cook of Frederic W. Cook & Co., Inc.) and hosted a joint meeting with the nominating and corporate governance committee in August 2009 to review compensation trends and practices.

        Review of 2009.    Our financial results did not meet our expectations for 2009 primarily because of a viral contamination in our Allston manufacturing facility in June 2009 that resulted in a temporary interruption of production of Cerezyme and Fabrazyme in the second half of 2009 and inventory shortages for these products. The production interruption, and resulting shortages of Cerezyme and Fabrazyme, had a significant impact on our results for 2009. We reported 2009 revenue of $4.5 billion, compared with $4.6 billion in 2008. Sales of Cerezyme were $793 million, compared with $1.2 billion in 2008. Sales of Fabrazyme were $431 million compared with $494 million in the previous year. However, excluding our Genetic Disease business, total revenue grew 15% for 2009. This growth reflects progress across all of our other business segments, including the successful launches of Synvisc-One and Mozobil, and the integration of oncology products we acquired from Bayer. GAAP net income in 2009 was $422.3 million, or $1.54 per diluted share, compared with $421.1 million, or $1.50 per diluted share, in 2008. We generated approximately $1.2 billion in cash from operations in 2009, and utilized this cash to invest in our global infrastructure and share repurchase program. We were able to continue to generate cash and maintain a solid balance sheet in 2009 despite the manufacturing challenges and resulting product supply interruption. The manufacturing challenges in 2009 also resulted in a 26% decline in our stock price, from $66.37 at December 31, 2008 to $49.01 at December 31, 2009.

        Our financial and stock performance in 2009 directly impacted our named executive officers' compensation. We did not meet the operating income goal under our 2009 annual incentive program and, accordingly, no payouts were made to our named executive officers with respect to the corporate performance component under this program. Mr. Termeer requested that he not be awarded the individual component of his annual incentive bonus and, after discussing this request, the compensation committee determined not to award to Mr. Termeer any annual incentive bonus for 2009. The decline in our stock price also affected our named executive officers by lowering the value of RSUs granted to them in 2009 and prior years and also resulted in a significant number of outstanding stock options being "under water", or having no market value, at the end of 2009. In addition, given our current business challenges and the results for 2009, Mr. Termeer requested that he not receive an increase in his base salary or cash incentive targets for 2010 and, after discussing this request, the committee determined not to increase base salary or cash incentive targets for Mr. Termeer or the other named executive officers for 2010. However, the committee adjusted Dr. Meeker's compensation to reflect the expanded scope of his responsibilities.

        Changes to 2010 Compensation Program.    In 2009, the compensation committee undertook a comprehensive review of our executive compensation program with the objective of identifying and implementing changes to ensure that our incentives reflect an appropriate balance with company performance and do not incent business practices that are reasonably likely to have a material adverse effect on the company. The committee considered input from Towers Watson, senior management, investors and others. The committee asked Towers Watson to prepare a competitive analysis and make design recommendations. Towers Watson reviewed with the committee the compensation programs of our peer group looking specifically at:

  •
  components of compensation;

  •
  performance/payout ranges;

  •
  financial metrics; and

  •
  performance measurement.

At the committee's request, we also formed a senior management committee that included our chief financial officer, executive vice president for corporate development, chief human resources officer and senior vice president of compensation and benefits to develop compensation design alternatives, identify appropriate company performance metrics, and make recommendations to the compensation committee for our 2010 annual and long-term incentive programs. The compensation committee asked Towers Watson to evaluate the senior management committee recommendations and information provided by others and to present their independent assessment to the committee. After evaluating Towers Watson's findings, the compensation committee decided to implement certain changes to our executive compensation program in 2010 that seek to:

  •
  align incentive compensation with a broader set of measures of company performance that we believe appropriately reflect the factors most important to the creation of shareholder value: revenue growth, capital efficiency/profitability, and key business objectives; and

  •
  provide greater transparency to our shareholders regarding executive compensation decisions.

        The details of these changes are discussed in the "2010 annual incentive program" and "2010 long-term incentive program" sections below.

        Objectives and Overview of Executive Compensation.    Our objective is to make executive compensation decisions that are thoughtful, transparent and consistent with the overall goals of the organization. It is integral to our executive compensation philosophy that our compensation program aligns with shareholder interests. We pay our executives using three components: base salary, annual incentive cash awards and long-term incentive awards. We have avoided other long-term obligations such as defined benefit programs, supplemental employee retirement plans, nonqualified deferred compensation plans and retiree health benefits.

        Our perspective is long-term and our goal is to create sustained shareholder value. We operate in a complex, dynamic environment and it often takes years to achieve our goals. For example, developing a therapeutic product from concept to market can take in excess of 10 years, and many product candidates never make it to market. Acquisitions, whether of products, companies or intellectual property rights, are opportunistic in nature and need to balance short-term financial objectives with long-term opportunities to earn risk-adjusted returns in excess of our cost of capital. Building an infrastructure to accommodate future products and growth requires early investment with no guarantee of return. Our compensation program balances these growth and return on capital objectives and reflects the long product development business cycle in the healthcare industry. This approach aligns our compensation decisions with our shareholders' interests in our achievement of sustainable business objectives and corporate performance goals.

        We also maintain a philosophy of inclusiveness by expanding our long-term equity program to include all of our employees, to encourage them to become stakeholders and invest in achieving success for the company, which helps align employee interests with our shareholders' interests.

        Process and Philosophy for Setting Executive Compensation.    We look to our named executive officer group to focus on building and creating the future of the company and expect them to make strategic decisions that move the company forward. We apply deliberate, thoughtful processes throughout the year in a continuing assessment of company and individual executive performance to guide the committee in making compensation decisions. By making compensation decisions considering both competitive market practice and our unique organization and culture, we strive to create an appropriate compensation program for our executives while recognizing shareholder interests in limiting company expenditures.

        Our expectations for our chief executive officer and other executive officers are focused on a sustainable business strategy that includes:

  •
  financial performance, with an emphasis on return on capital financial metrics;

  •
  company growth and internal product development;

  •
  strategic management of the complexities of a global business with a diverse and growing product portfolio and expanding the business into a number of new markets; and

  •
  operational business management, including development of a diverse and complex global manufacturing infrastructure, investment in strong science and research capabilities, integration of acquisitions, and development of a strong executive management team.

        Risk Considerations.    The compensation committee, with the assistance of its independent compensation consultant, also has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the company and concluded that it does not. In doing so, the committee considered the company's strategic goals and operational practices and evaluated our incentive program design to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. While a significant portion of our executives' compensation is performance-based, we believe several features of our program mitigate inappropriate or excessive risk-taking that could harm shareholder value: we set performance goals that we believe are reasonable and set targets with payouts at multiple levels of performance, rather than an "all or nothing" approach; we cap payout levels under our new short- and long-term incentive plans, which is consistent with market prevalent practice and does not provide disproportionate leverage for achievement of short- or long-term results; we use a mix of performance goals in our new annual and long-term incentive programs to align incentive compensation with a broad set of measures important to the creation of shareholder value; the majority of compensation is provided in long-term awards that are intended to align executives' interests with those of our shareholders; for our new long-term incentive program, we use both time vesting stock options and performance vesting restricted stock units that have staggered vesting schedules; and as described above, the committee undertakes a continuing assessment of company and individual executive performance.

        Peer Group and Market Analysis.    The compensation committee analyzes the compensation practices of a group of peer companies for comparison purposes and to gain an external perspective in preparation for setting executive salaries and short- and long-term incentive compensation. The committee looks at the data from our peer group to evaluate the appropriateness and competitiveness of our pay positioning, but does not target a certain level of compensation relative to the group. The committee reviews the compensation of our peer group regularly, which includes an analysis by Towers Watson of potential peer companies considering factors that include:

  •
  revenue size and growth rate;

  •
  research and development expense;

  •
  number of employees;

  •
  market capitalization;

  •
  one- and three-year total shareholder return;

  •
  net income;

  •
  similarity of core businesses to ours;

  •
  international presence; and

  •
  labor market competition.

        Following the compensation committee's review of the Towers Watson analysis and discussions with Towers Watson and senior management personnel, the committee decides which companies are the most appropriate for our peer group. For 2009, our peer group was comprised of seven biopharmaceutical companies: Allergan, Inc., Amgen Inc., Biogen Idec Inc., Celgene Corp., Cephalon, Inc., Genentech, Inc. (acquired by F. Hoffman-La Roche, Ltd. in March 2009) and Gilead Sciences, Inc.

        For 2010, the compensation committee expanded our peer group to include three pharmaceutical companies and one medical instruments company. We note that these four companies are larger than us. We believe, however, that the inclusion of these four companies along with our traditional biotechnology peer companies is appropriate because these are the companies we consider to be our primary competitors for recruiting and retaining executive talent for similarly positioned executive positions. Our peer group for 2010 compensation analysis is comprised of ten companies: Allergan, Inc., Amgen Inc., Baxter International Inc., Biogen Idec, Inc., Bristol-Myers Squibb Company, Celgene Corp., Cephalon, Inc., Eli Lilly and Company, Gilead Sciences, Inc., and Medtronic, Inc.

        In addition to peer group analysis, each year the compensation committee considers published survey data for biotechnology, pharmaceutical and general industry companies to ensure that our executive positions are paid appropriately relative to the broader market. These surveys help the committee to match our incumbent executives to comparable market positions, when data is available, by looking at scope of responsibilities for various positions as well as internal comparisons. Specifically, for each executive officer position, the committee reviews competitive levels of base salary, annual incentive awards and equity incentive grants to supplement the data gathered from our peer companies listed above.

        Annual Incentive Program.    The compensation committee establishes annual cash incentive opportunities for our executive officers. The incentives include a corporate component, an individual component and for executive officers who have responsibility for a business division, a division component. The corporate component is intended to link compensation to the company's performance relative to financial targets established by the committee. The individual component allows the committee to reward an executive officer based on an assessment of how well the officer performed his or her role during the applicable year.

        2009 annual incentive program.    For 2009, the corporate component was based on the achievement of an operating income goal of approximately $1.4 billion and was payable based on achievement of at least 86% of this operating income goal. Because this threshold was not met, the corporate component was not paid to our executive officers, or to any employee, for 2009. The division component was based on division operating income and was awarded for those business units that met their respective division operating income targets. The individual component of the bonus was paid at the discretion of the committee. In 2009, the relative weight assigned to the corporate component for our chief executive officer was 60% and the weight assigned to the individual component was 40%. The relative weight assigned to the corporate component for our other named executive officers was 80% and the weight assigned to the individual component was 20%.

        2010 annual incentive program.    The re-design of our short-term incentive program is intended to:

  •
  encourage behavior measured in the short-term that will contribute to growth and return on capital objectives over the next three to five years, focusing on both short-term financial metrics and key business objectives;

  •
  create incentives for building sustainable growth and return on capital without inappropriate risk taking;

  •
  utilize metrics that are transparent to both shareholders and participants; and

  •
  align performance and payment ranges with competitive positioning.

        For 2010, the compensation committee has changed the metrics used for the corporate component of the annual incentive program and the relative weighting of corporate and individual performance. These metrics are:

  •
  corporate revenue;

  •
  cash flow return on invested capital; and

  •
  key business objectives:

  •
  to materially recover from the manufacturing issues that affected our Genetic Diseases business and implement measures for sustaining operations for this business,

  •
  advance our product pipeline, and

  •
  renew the organization through new hires for certain senior positions and progressing our "business excellence initiatives."

        These metrics were chosen because we believe they provide a balance of short-term performance with strategic long-term focus on building shareholder value. Revenue is a common measure used by many companies to align pay and performance. Cash flow return on invested capital provides balance as it encourages our executives to concentrate on achieving profitable growth while paying appropriate attention to expense management and capital investment, important for both the short- and long-term. The business objectives are important for achieving long-term sustainable and profitable growth. For executive officers who have responsibilities for a business division, their goals will be comprised of the corporate component plus a separate division component based on division operating income.

        For all executive officers, the relative weight assigned to individual performance is 20% under our new program and is awarded based on the committee's subjective review of an officer's performance during the applicable year. For our executive officers who do not have a business division component, the corporate component is 80% of the bonus target and is comprised of the following:

  •
  40% corporate revenue;

  •
  20% cash flow return on invested capital; and

  •
  20% key business objectives.

        For executive officers who have a division component, the corporate component is 65% of the total bonus target and the division component is 15% and is weighted as follows:

  •
  35% corporate revenue;

  •
  15% cash flow return on invested capital;

  •
  15% key business objectives; and

  •
  15% division operating income.

The performance and payout ranges for our 2010 metrics are:

	Performance range	Payout range
Revenue	90% – 115%	30% – 200%
Cash flow return on invested capital	90% – 115%	50% – 200%
Division operating income	set on a division by division basis	50% – 180%

        The achievement of performance and payout for the key business objectives will be determined by the committee based on its review of the company's performance in 2010.

        Cash flow return on invested capital will be calculated by dividing "adjusted cash profits" by the two-year average "adjusted invested capital."

        Adjusted cash profits equals GAAP net income excluding (i) acquisition-related one time events (net of tax) and (ii) non-operating income or expense (net of tax), with the following added back: (a) R&D expense, (b) lease expense, (c) depreciation expense, (d) amortization expense (net of tax) and (e) investment income (net of tax).

        Adjusted invested capital equals total assets less (i) non-interest-bearing liabilities and (ii) non-operating items (such as deferred taxes), with the following added back: (a) capitalized R&D (net of amortization), (b) capitalized operating leases, (c) accumulated depreciation and (d) accumulated intangible amortization.

        Long-Term Incentive Program.    From 2007 through 2009, our long-term incentive program for executive officers was comprised of equity awards in the form of time vesting stock options and time vesting RSUs. Beginning with 2010, the equity vehicles for our long-term incentive program for executive officers will be a combination of (1) time vesting stock options and (2) performance vesting awards, comprised of RSUs and cash, as described below.

        Use of Equity.    Our shareholders expect us to create value, and that value is ultimately reflected in our stock price. Our equity compensation awards are designed to address shareholder interests by providing our executive officers (and other employees) appropriate long-term incentives to motivate and retain them in a future-oriented, research and development-based environment such as ours. Equity awards are the most significant components of our named executive officers' compensation packages. To utilize equity compensation responsibly and maintain competitiveness, the compensation committee establishes guidelines to limit the total number of equity awards that may be granted in a program year to a stated percentage of shares outstanding. The objective of this philosophy is to manage the potential dilutive impact of the program to shareholders while continuing to provide broad-based equity awards. Each year we evaluate and adapt our program to address the challenges of an increasing employee population and the limited availability of equity reserves. Since 2007, we have used a combination of time vesting stock option and time vesting RSU awards. This approach helps manage dilution and allows us to deliver an equity component of total compensation that both continues to hold value and rewards for increased market value.

        Equity guidelines and timing.    We award equity under four programs: a new hire grant program, a general grant program, an executive grant program and a recognition grant program. Each year, the compensation committee establishes guidelines and reviews our philosophy for granting equity under each program to determine appropriate and competitive grant levels. We have established processes in place for approving, dating and pricing awards for each of our equity programs to ensure that awards are not back-dated. Each year the committee evaluates the use of equity as a compensation tool, considering employee eligibility and past award practice, and sets a budget to manage its use.

        Our general grant program is our largest equity program and is comprised of broad-based equity grants to executive officers and employees. Such grants have covered approximately 89% of the shares granted during the calendar year for the past five years. The compensation committee has historically planned these grants to occur on the date of the annual shareholders meeting. Our bylaws call for the annual meeting to be held on the fourth Thursday of May or as otherwise determined by the board. The date of these annual meetings is set months in advance as part of the normal scheduling process for the board and its committees. This grant is not timed to coincide with the release of any material non-public information. The exercise price of the stock option grant is pre-approved by the committee and set as the closing price of our stock on the date of the grant.

        For our general grant in 2009, awards were comprised of either a combination of time vesting stock options and time vesting RSUs or just time vesting RSUs. Combination awards were granted 50% in time vesting stock options and 50% in time vesting RSUs, applying a 3:1 ratio such that one RSU was awarded for every three stock options. RSU awards were determined under the same formula as the combination awards.

        Without sustained growth and positive stock price performance, our executives carry the risk that they will not be able to realize gains from the stock option component of their equity-based awards. The compensation committee does not consider realized gains from prior stock option or RSU awards in its compensation decisions for either cash or equity, as such awards recognize past achievement. While we encourage share ownership through this program, we do not have a formal share ownership policy. Historically, on average, our named executive officers wait more than six years before exercising stock options. In addition, we do not have a specific policy regarding hedging the economic risk of share ownership, but advise our executive officers about the potential for violations under the short-sale rules of the Exchange Act.

        2010 long-term incentive program.    Beginning in 2010, our long-term incentive program for executive officers will include a combination of (1) performance vesting awards, tied to the achievement of pre-established performance goals over a three-year performance period, and (2) time vesting stock options. Approximately half the grant will be made in time vesting stock options with the remainder in performance vesting RSUs. The number of RSUs is determined by applying a 3:1 ratio such that one RSU is awarded for every three stock options.

        For the 2010-2012 performance period, the performance metrics are:

  •
  relative total shareholder return (TSR) measured against the performance of a subset of biotechnology peer companies (currently 28 companies) in the S&P 500 Health Care Index; and

  •
  cash flow return on invested capital.

        Each metric is weighted equally. For both metrics, performance between the threshold level and the target level will be awarded in performance vesting RSUs. The RSUs will be paid out in shares of our stock at the end of the three-year period if performance between the threshold level and target level is achieved. If performance above the target level is achieved, the portion of the award above the target level will be paid out in cash up to a predetermined maximum cash award. Since it is possible that performance-based RSUs may not pay out at all, it is completely "at risk" compensation.

        In January 2010, the compensation committee approved a range for the three-year cash flow return on invested capital metric of 85% to 115%. For performance between 85% and 100% of the cash flow return on invested capital target, the payout range is 50% to 100% of the senior executive's target RSU award. Performance between 101% and 115% of the cash flow return on invested capital target will result in a cash payment that will be awarded based on performance achieved between target and maximum levels, up to a predetermined maximum. The committee also approved the following performance levels for relative TSR:

Performance Level	Percentile Rank
Threshold	40th
Target	65th
Maximum	75th

        For performance between the relative TSR threshold and target levels, the payout range is 35% to 100% of the senior executive's target RSU award. Relative TSR performance between the target and maximum levels will result in a cash payment that will be awarded based on performance achieved between target and maximum levels, up to a predetermined maximum.

        If a participating senior executive's employment is terminated before the end of the performance period because of death, disability or retirement, payment of the performance vesting award will be pro-rated to the date of termination based upon the company's actual achievement of performance levels at the end of the performance period. Upon a change in control, payment of a performance vesting award will be paid out at the target performance level and pro-rated to the date of the change of control.

        Mr. Termeer's 2009 compensation.    At its meeting in December 2008, the compensation committee set base salary and target incentive cash compensation levels for 2009 for Mr. Termeer, our president and chief executive officer. In setting compensation for Mr. Termeer, the committee considered cash compensation levels of CEOs in our peer group, survey data provided by Towers Watson, and the company's performance over the past year. The committee also considered secondary factors, including our financial performance prior to 2009 and Mr. Termeer's cash and equity compensation during the past 10 years. In setting his salary and target cash incentive for 2009, the committee increased Mr. Termeer's overall cash compensation for 2009, both salary and target incentive compensation, by 8.7% to $3,779,960.

        In setting Mr. Termeer's cash compensation for 2009, the committee considered our strong 2008 financial performance and the following aspects of our performance in 2008:

  Product Growth

  •
  The approval of Mozobil in the United States for stem cell mobilization and continued progress of multiple products in clinical trials;

  •
  Entry into a collaboration with Isis Pharmaceuticals, Inc. under which we acquired the exclusive, worldwide rights to develop mipomersen, potentially responding to the unmet medical need for treatments for severe hypercholesterolemia;

  •
  Management of the integration of prior transactions such as the acquisition of Bioenvision;

  •
  Formation of a partnership with PTC Therapeutics to provide the company with international rights to PTC124, a promising potential treatment for cystic fibrosis; and

  •
  Formation of a partnership with Osiris Therapeutics to provide the company with rights outside the United States and Canada to Prochymal and Chondrogen, late-stage adult stem cell treatments with potential to address treatment of a wide range of diseases such as Crohn's disease, type 1 diabetes, acute myocardial infarction, and osteoarthritis of the knee.

  Operational Management

  •
  Reorganization of key commercial businesses in an effort to strengthen the long-term sustainability of the company;

  •
  Expansion of the scope and responsibilities of the portfolio management committee to prioritize R&D initiatives; and

  •
  Recognition of Genzyme by Science Magazine as the third best science organization in the world at which to work.

        The compensation committee believes that an emphasis on cash incentive compensation tied to corporate performance is appropriate for a chief executive officer. The committee discussed the alignment of a pay-for-performance philosophy whereby the total annual cash increase is weighted more heavily toward pay considered to be "at risk". Accordingly, Mr. Termeer's level of short-term incentive compensation reflects our pay-for-performance philosophy under which his target annual incentive cash compensation makes up more than half of his potential total cash compensation. The committee set Mr. Termeer's base salary at $1,643,460 and his cash incentive target at $2,136,500. Of this amount, approximately 60%, or $1,281,900 was tied to corporate financial performance and 40%, or $854,600 was tied to Mr. Termeer's individual performance. As described above, we did not meet the operating income goal established under the 2009 annual incentive program. Accordingly, no amounts were payable to Mr. Termeer based on corporate financial performance. In February 2010, Mr. Termeer requested that he not be awarded the individual component of his annual incentive bonus for 2009 in recognition of the manufacturing challenges we faced in 2009. The committee discussed Mr. Termeer's request and concluded that no annual incentive bonus would be awarded to Mr. Termeer for 2009.

        In May 2009, the compensation committee awarded an equity grant to Mr. Termeer comprised of stock options and RSUs. The committee believes it is appropriate for equity awards to comprise a significant portion of Mr. Termeer's total compensation. The committee referenced CEO equity data from the company's peer group provided by Towers Watson to guide its decisions. The committee reviewed Mr. Termeer's performance and the long-range performance and growth of the company, noting the key performance measures from 2008 considered in setting Mr. Termeer's cash compensation discussed above.

As a result of its analysis, the compensation committee decided, given the economic recession and to better align value with changed economic conditions, to reduce the number of shares in Mr. Termeer's 2009 award to 95% of his 2008 award, notwithstanding Mr. Termeer's contributions to the company's financial and business achievements in 2008. Accordingly, the committee granted Mr. Termeer stock options to purchase 190,000 shares of our common stock and RSUs for 63,650 shares. This resulted in a decrease in value, at the time of grant, of 11% from his 2008 award.

        The following table summarizes the components of 2009 compensation decisions approved by the committee as a percentage of total compensation for Mr. Termeer:

	2009 ($) (approved)	% of Total Compensation
Base salary	1,643,460	14%
Target annual cash incentive
corporate performance	1,281,900
individual performance	854,600

Total target annual cash incentive(1)	2,136,500	19%

Total target cash compensation	3,779,960	33%
Value of equity awards(2)
stock options	3,944,780	34%
RSUs	3,733,709	33%

Total equity value	7,678,489	67%
Total compensation	11,458,449	100%

(1)
None of the target annual cash incentive was paid to Mr. Termeer for 2009. Total compensation paid to Mr. Termeer for 2009 is discussed on pages 37-38 of this proxy statement.

(2)
Based on grant date fair value, discussed on pages 38-39 of this proxy statement.

        2009 compensation for named executive officers, other than Mr. Termeer.    To determine compensation for our other named executive officers in 2009, the compensation committee reviewed the compensation data of our peer group, as well as survey data provided by the committee's compensation consultant. The committee's objective is to ensure that total compensation for our named executive officers is appropriate and reflects the individual performance of each executive.

        The approach to compensation for our named executive officers also reflects our non-hierarchical management structure. We employ a relatively flat management structure compared with the more traditional multi-tiered management structures employed by many other companies. Our executive officers make up an operating committee that includes business, legal, medical and scientific officers. This operating committee meets regularly to discuss the ongoing management of the company as well as strategic planning for the company's development and future growth. They have an integral role in helping Mr. Termeer chart the future of the company. Cash and equity compensation for members of the operating committee falls within relatively narrow ranges, reflecting the flat management layer directly below the CEO. Due to the way the operating committee operates, the differential between the compensation levels for our named executive officers and the compensation for Mr. Termeer is greater than that seen in the more traditional hierarchical compensation structures employed by many other companies.

        For the named executive officers other than himself, Mr. Termeer discusses with the compensation committee each officer's individual performance and his recommendation for base salary increases and target annual cash incentive compensation amounts. Because the named executive officers are responsible for implementing our strategic direction, Mr. Termeer's recommendations focus on sustainable, strategic decision-making capabilities for each individual relative to the company as a whole and each individual's areas of responsibility. Mr. Termeer's recommendations for 2009 included an emphasis on target incentive compensation to reflect our pay-for-performance structure. The committee also reviews a two-year history of cash compensation for each named executive officer. The committee reviews Mr. Termeer's recommendations and makes its cash compensation decisions based on each officer's performance, its assessment of that individual's performance relative to the group and each officer's compensation in light of competitive market information. At its December 2008 meeting, the committee approved 2009 base salary increases ranging from 3.0 – 4.3%, excluding Dr. Meeker, for the named executive officers other than Mr. Termeer. The committee approved an increase of 11.8% for Dr. Meeker, to recognize his additional responsibilities as a key leader in managing business operations since becoming an executive officer in May 2008.

        A significant portion of executive compensation consists of annual cash incentive awards. The annual cash incentive targets for 2009 were tied to both corporate performance and performance in individual areas of responsibility. To reflect an emphasis on pay-for-performance, 80% of the annual cash incentive target for the named executive officers, other than Mr. Termeer, was tied to corporate financial performance. As described above, we did not meet the operating income goal established under the 2009 annual incentive program. Accordingly, no amounts were payable to our named executive officers based on corporate financial performance. In February 2010, Mr. Termeer made recommendations to the committee for the individual performance component of each named executive officer's annual incentive, except for Mr. Collier, based on his evaluation of each officer's performance during 2009. Consideration was given to the individual's leadership, their management of their respective complex and dynamic areas, and their individual contributions to the company during a very challenging year. Dr. Meeker was awarded 97%, and Messrs. Wyzga and Smith were each awarded 100%, of his individual performance component. Mr. Wirth was awarded 105% of his individual component to recognize his strong leadership on corporate governance matters. Mr. Collier had resigned as an officer effective October 1, 2009, and therefore was no longer a participant in our senior executive annual incentive program when award decisions were made in February 2010.

        In May 2009, to determine the number of options and RSUs to grant to each named executive officer, the committee considered:

  •
  Mr. Termeer's recommendations regarding each named executive officer's performance in 2008 and assessment of the officer's long-term potential at Genzyme;

  •
  equity grant data from our peer group;

  •
  survey data of long-term incentive practices prepared by Towers Watson; and

  •
  our equity granting history for the last three years.

The committee approved equity awards of 42,750 stock options and 14,250 RSUs for each of our named executive officers, other than Mr. Termeer. The committee concluded that providing a grant at 95% of the number of stock options and restricted stock units as was granted in 2008 would be both appropriate and competitive with our peer group. Consistent with the adjustment made to Mr. Termeer's awards, these awards had a decrease in value of 11% from 2008 awards.

        The following table summarizes the components of 2009 compensation decisions approved by the committee as a percentage of total compensation for the named executive officers other than Mr. Termeer listed in the "Summary Compensation Table" on page 37 of this proxy statement:

	Mr. Wyzga		Mr. Collier		Dr. Meeker		Mr. Smith		Mr. Wirth
Base salary	532,000	19%	575,000	21%	475,000	18%	511,000	19%	760,000	25%
Target annual cash incentive
corporate performance	405,000		405,000		405,000		405,000		405,000
individual performance	100,000		100,000		100,000		100,000		100,000

Total target cash incentive(1)	505,000	18%	505,000	18%	505,000	19%	505,000	18%	505,000	17%

Total target cash compensation	1,037,000	37%	1,080,000	39%	980,000	37%	1,016,000	37%	1,265,000	42%
Value of equity awards(2)	1,723,481	63%	1,723,481	61%	1,723,481	63%	1,723,481	63%	1,723,481	58%

Total compensation	2,760,481	100%	2,803,481	100%	2,703,481	100%	2,739,481	100%	2,988,481	100%

(1)
None of the target corporate performance component listed above was paid for 2009. Total compensation paid to the named executive officers for 2009 is discussed on page 37 of this proxy statement.

(2)
Based on grant date fair value, discussed on pages 38-39 of this proxy statement.

        Executive Employment Agreements.    Messrs. Termeer and Wirth each have an initial three-year employment agreement that automatically extends by one year each December 31 unless written notice of non-renewal is given. Each agreement provides that the board, or a duly appointed committee of the board, shall set salary annually, and that such base salary shall not be lower than the base salary for the preceding calendar year. Both agreements provide:

  •
  certain life and disability insurance benefits;

  •
  eligibility to participate in the company's annual cash incentive plan;

  •
  eligibility to participate in the company's equity incentive plans;

  •
  certain payments and benefits for termination without cause, with or without a change in control event, or termination by the executive for good reason following a change in control;

  •
  accelerated vesting of equity awards in the event of termination without a change in control event without cause, or due to death or disability; and

  •
  confidentiality, non-competition and ownership of inventions provisions.

        Executive Severance Agreements.    The committee believes that it is in the best interests of the company and its shareholders to ensure the continued dedication of our executive officers should the company be in the situation of facing a change in control. Such a situation would require our executive officers to remain highly focused and attentive to managing the operations of the company. The financial security provided by severance benefits can mitigate the inevitable distractions created by the personal uncertainties and risks created by a pending or threatened change in control.

        Other than Messrs. Termeer and Wirth, whose severance arrangements are included in their employment agreements and described above, we have severance agreements with all of our executive officers, including our named executive officers. These agreements have an initial one-year term and renew automatically each December 31 for an additional one-year period, unless written notice of non-renewal is given. Under these agreements, payments will be made following a change in control upon the involuntary termination of the named executive officer's employment by us without cause or by the named executive officer for good reason.

        For a more complete description and quantification of benefits payable to our named executive officers upon and following termination of employment see "Potential Payments Upon Termination or Change in Control" on pages 44-46.

        None of the employment or severance agreements provide for tax gross-up payments, which allows us to avoid the often significant costs that could be involved in gross-up payments related to a change in control. None of the employment or severance agreements contain any clawback provisions.

        Tax deduction limits on executive compensation.    Section 162(m) of the Code generally does not permit Genzyme a federal income tax deduction for taxable year compensation in excess of $1,000,000 paid to each of our chief executive officer and our three other highest paid executive officers excluding the chief financial officer. Certain performance-based compensation that is awarded under a plan, the material terms of which have been approved by shareholders, is exempt from the deduction limit. Although the 2009 salary and annual cash incentive awards paid to our named executive officers do not qualify for the performance-based compensation exemption, our shareholders have approved the 2001 and 2004 Equity Incentive Plans, which are designed to allow us to deduct the compensation expense related to stock options granted to our named executive officers under those plans. We have in the past and may in the future award compensation that is not fully deductible under Section 162(m).

        This compensation discussion and analysis is intended to provide an overview and analysis of the policies and decisions made for executive compensation. We believe the decisions of the compensation committee and the company follow a deliberate and thoughtful process and are aligned with both the short- and long-term objectives of the corporation and its shareholders. The following tables and disclosures are intended to support and augment this discussion.

 SUMMARY COMPENSATION TABLE
for the year ended December 31, 2009

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)(4)(6)	Total ($)
Henri A. Termeer	2009	1,704,725	3,733,709	3,944,780	0	124,189	9,507,403
Chief Executive Officer	2008	1,578,514	4,588,160	4,454,400	1,962,725	115,502	12,699,301
	2007	1,503,620	4,164,720	4,640,360	2,142,000	105,773	12,556,473
Michael S. Wyzga	2009	551,785	835,905	887,576	100,000	14,256	2,389,522
Executive Vice President;	2008	509,538	1,027,200	1,002,240	489,500	13,347	3,041,825
Chief Financial Officer	2007	489,577	932,400	1,044,081	560,000	11,230	3,037,288
Earl M. Collier, Jr.	2009	507,688	835,905	887,576	80,750	14,700	2,326,619
Senior Advisor(5)	2008	557,515	1,027,200	1,002,240	489,500	13,800	3,090,255
	2007	536,577	932,400	1,044,081	555,000	11,250	3,079,308
David P. Meeker, M.D.	2009	491,731	835,905	887,576	96,880	9,985	2,322,077
Executive Vice President	2008	424,308	1,027,200	1,002,240	450,803	9,643	2,914,194
	2007	394,327	502,439	562,644	456,750	7,938	1,924,098
Sandford D. Smith	2009	530,008	835,905	887,576	100,000	14,700	2,368,189
Executive Vice President	2008	489,538	1,027,200	1,002,240	489,500	13,800	3,022,278
	2007	469,654	932,400	1,044,081	555,000	11,250	3,012,385
Peter Wirth	2009	788,462	835,905	887,576	105,000	16,611	2,633,554
Executive Vice President	2008	734,331	1,027,200	1,002,240	489,500	15,711	3,268,982
	2007	705,423	932,400	1,044,081	560,000	13,161	3,255,065

(1)
Salaries paid for 2009 reflect one extra pay period that was not determined until the end of 2009.

(2)
We are required to account for equity awards at fair value. The RSUs granted on May 21, 2009 had a grant date fair market value of $58.66 per share which was the closing price of our stock on that date. The value of option awards was determined using the Black-Scholes option valuation model, which estimates the value of an equity award using subjective assumptions which can vary over time. Valuation information regarding the 2009 option awards can be found following the "Grants of Plan-Based Awards" table on pages 38-39. For a more complete discussion of the relevant assumptions we use to calculate the grant date fair value of option awards, see the section "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes To Consolidated Financial Statements" in our 2009 Annual Report on Form 10-K.

(3)
All other compensation above includes company contributions made under our retirement savings plan, a 401(k) plan.

(4)
For security purposes we provide a driver to Mr. Termeer for commuting to and from work and work-related events. The cost to the company of providing this benefit to Mr. Termeer was $81,386 for 2009, $73,599 for 2008 and $66,420 for 2007 and is included in "All Other Compensation" for Mr. Termeer. This cost is based on the driver's salary plus vehicle expenses, including gas, mileage, and vehicle lease expense.

(5)
Mr. Collier resigned as executive vice president as of October 1, 2009. He received an individual bonus for 2009 based on his inclusion in the general corporate bonus program.

(6)
All other compensation for Mr. Termeer for 2009, 2008 and 2007 includes insurance premiums totaling $28,103 in each year that we paid for life and disability insurance benefits. For Mr. Wirth, all other compensation includes insurance premiums of $1,911 for 2009, 2008 and 2007 that we paid for life insurance benefits. We have provided these insurance policies to ensure Messrs. Termeer and Wirth receive a similar level of benefit as is provided in our group plans, as their calculated benefits under our group plans exceed the maximum limits.

GRANTS OF PLAN-BASED AWARDS
for the year ended December 31, 2009

						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)
	Approval Date	Grant Date
Name			Threshhold ($)	Target ($)	Maximum ($)
Henri A. Termeer		N/A	0	2,136,500	3,204,750
	5/20/09	5/21/09				63,650			3,733,709
	5/20/09	5/21/09					190,000	$58.66	3,944,780
Michael S. Wyzga		N/A	0	505,000	757,500
	5/20/09	5/21/09				14,250			835,905
	5/20,09	5/21/09					42,750	$58.66	887,576
Earl M. Collier, Jr.		N/A	0	505,000	757,500
	5/20/09	5/21/09				14,250			835,905
	5/20/09	5/21/09					42,750	$58.66	887,576
David P. Meeker		N/A	0	505,000	757,500
	5/20/09	5/21/09				14,250			835,905
	5/20/09	5/21/09					42,750	$58.66	887,576
Sandford D. Smith		N/A	0	505,000	757,500
	5/20/09	5/21/09				14,250			835,905
	5/20/09	5/21/09					42,750	$58.66	887,576
Peter Wirth		N/A	0	505,000	757,500
	5/20/09	5/21/09				14,250			835,905
	5/20/09	5/21/09					42,750	$58.66	887,576

(1)
Represents target payout under our annual cash incentive plan for 2009. Actual amounts paid in February 2010 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 37. The maximum amounts assume a payout of 150% of the corporate component of the named executive officer's annual cash incentive. The annual cash incentive program is described in the "Compensation Discussion and Analysis" on page 28.

        On May 21, 2009, stock options and RSUs were granted to the named executive officers at the same time that stock options and RSUs were granted to all qualified, eligible employees of the company. Stock option awards to Mr. Wyzga were made under the 2001 Equity Incentive Plan. All other awards were made under the 2004 Equity Incentive Plan. The awards were approved by our compensation committee at a meeting held on May 20, 2009. The stock options have an exercise price of $58.66 per share, which was the closing price of our stock on May 21, 2009, the date of grant. The options have a ten-year term and vest 20% on the date of grant with an additional 20% vesting annually over the next four years on the anniversary of the date of grant. For Messrs. Wyzga, Wirth and Dr. Meeker, RSUs vest 100% on the third anniversary of the date of grant. RSUs for Messrs. Termeer, Collier and Smith vest in one-third increments annually on each of the next three anniversaries of the date of grant because these officers have reached "retirement eligibility" under our long-term compensation program. Retirement eligibility is defined as reaching age 60 and having completed five years of service with the company.

        The grant date fair value of the stock options granted in 2009 was $20.76 per share, which was based on the Black-Scholes option pricing model. The grant date fair value of the RSUs granted in 2009 was $58.66 per share, which was the closing price of our stock on the date of grant. We incorporate our discussion of the relevant assumptions we use to calculate the grant date fair value of equity awards into this section by reference from the section "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes To Consolidated Financial Statements" in our 2009 Annual Report on Form 10-K.

        The stock option awards for the named executive officers include vesting acceleration in the event of termination as a result of disability or death, or upon a change in control of the company. The RSU awards for Messrs. Termeer and Wirth include vesting acceleration in the event of termination as a result of disability or death, or upon a change in control of the company. The RSU awards for the other named executive officers, however, include vesting acceleration in the event of termination as a result of death or upon a change in control of the company, but not for disability. Stock options and RSUs for Messrs. Termeer and Wirth also will automatically vest if employment is terminated by the company without cause prior to a change in control.

        For stock option awards, in the event of termination as a result of disability or death, the named executive officers, or their beneficiaries, will have one year to exercise vested options unless the options otherwise would expire under their stated terms. In addition, if the named executive officer has reached retirement eligibility (as defined above) with the company, at termination of employment for any reason other than cause, vesting of stock options will be accelerated and the executive officer will have three years to exercise the options unless they otherwise would expire under their stated terms. This retirement eligibility provision does not apply to options granted before December 1, 2003. The named executive officers do not have any acceleration of vesting provision relating to retirement eligibility for RSU awards. Nonstatutory options for the named executive officers are transferable to defined family members.

        If a named executive officer leaves his employment with us for any reason other than death, disability, retirement (as described above), following a change in control, or for cause, he may exercise vested options for a period of 90 days from the date of termination. Unvested options will be cancelled as of the date of termination.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
for the year ended December 31, 2009

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Henri A. Termeer	200,000		26.50	5/25/2010	175,317	8,592,286
	8,421		226.83	5/25/2010
	12,362		126.59	5/31/2011
	5,614		274.31	5/31/2011
	500,000		53.47	5/31/2011
	600,000		32.52	5/30/2012
	6,181		85.74	5/30/2012
	7,017		41.50	5/30/2012
	475,000		46.24	5/29/2013
	460,000		43.90	5/27/2014
	425,000		62.98	5/26/2015
	320,000	80,000	58.50	5/25/2016
	120,000	80,000	62.16	5/24/2017
	80,000	120,000	68.48	5/22/2018
	38,000	152,000	58.66	5/21/2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Michael S. Wyzga	343		226.75	5/25/2010	44,250	2,168,693
	592		135.25	2/9/2011
	791		126.59	5/31/2011
	505		274.31	5/31/2011
	954		85.74	5/30/2012
	90,000		46.24	5/29/2013
	81,000		43.90	5/27/2014
	69,000		62.98	5/26/2015
	55,200	13,800	58.50	5/25/2016
	27,000	18,000	62.16	5/24/2017
	18,000	27,000	68.48	5/22/2018
	8,550	34,200	58.66	5/21/2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Earl M. Collier, Jr.	4,373		26.50	5/25/2010	39,250	1,923,643
	479		226.75	5/25/2010
	4,945		135.25	2/9/2011
	21,000		53.47	5/31/2011
	505		274.31	5/31/2011
	3,115		126.59	5/31/2011
	651		41.50	5/30/2012
	3,708		85.74	5/30/2012
	36,820		32.52	5/30/2012
	69,000		62.98	5/26/2015
	55,200	13,800	58.50	5/25/2016
	27,000	18,000	62.16	5/24/2017
	18,000	27,000	68.48	5/22/2018
	8,550	34,200	58.66	5/21/2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
David P. Meeker	16,488		26.50	5/25/2010	37,333	1,829,690
	169		135.25	2/9/2011
	20,000		50.02	4/16/2011
	29,080		53.47	5/31/2011
	20,630		32.52	5/30/2012
	4,000		27.46	6/12/2012
	15,000		30.57	3/6/2013
	22,500		46.24	5/29/2013
	41,000		43.90	5/27/2014
	35,000		62.98	5/26/2015
	38,800	9,700	58.50	5/25/2016
	14,550	9,700	62.16	5/24/2017
	18,000	27,000	68.48	5/22/2018
	8,550	34,200	58.66	5/21/2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Sandford D. Smith	407		226.75	5/25/2010	39,250	1,923,643
	351		135.25	2/9/2011
	14,700		53.47	5/31/2011
	308		274.31	5/31/2011
	370		126.59	5/31/2011
	241		41.50	5/30/2012
	791		85.74	5/30/2012
	9,000		46.24	5/29/2013
	22,800		43.90	5/27/2014
	48,500		62.98	5/26/2015
	55,200	13,800	58.50	5/25/2016
	27,000	18,000	62.16	5/24/2017
	18,000	27,000	68.46	5/22/2018
	8,550	34,200	58.66	5/21/2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Peter Wirth	48,216		26.50	5/25/2010	44,250	2,168,693
	1,208		226.75	5/25/2010
	520		135.25	2/9/2011
	1,571		274.31	5/31/2011
	642		126.59	5/31/2011
	62,000		53.47	5/31/2011
	2,245		41.50	5/30/2012
	185,300		32.52	5/30/2012
	1,468		85.74	5/30/2012
	90,000		46.24	5/29/2013
	81,000		43.90	5/27/2014
	69,000		62.98	2/26/2015
	55,200	13,800	58.50	5/25/2016
	27,000	18,000	62.16	5/24/2017
	18,000	27,000	68.48	5/22/2018
	8,550	34,200	58.66	5/21/2019

(1)
Includes stock options originally granted in our Biosurgery and Molecular Oncology tracking stocks which were converted into stock options for Genzyme Stock on June 30, 2003. A total of 65,006 of these converted options are exercisable with exercise prices from $41.50 to $274.31.

(2)
Stock options vest 20% on the date of grant and 20% per year over the next four years on the anniversary of the date of grant. The grant date of the stock options is ten years prior to the option expiration date.

(3)
The following table provides information with respect to the vesting of each outstanding RSU held by the named executive officers as of December 31, 2009:

RSU Vesting Date	H. Termeer	M. Wyzga	E. Collier	D. Meeker	S. Smith	P. Wirth
May 21, 2010	21,216		4,750		4,750
May 22, 2010	22,333		5,000		5,000
May 24, 2010	67,000	15,000	15,000	8,083	15,000	15,000
May 22, 2011	22,334	15,000	5,000	15,000	5,000	15,000
May 21, 2011	21,217		4,750		4,750
May 21, 2012	21,217	14,250	4,750	14,250	4,750	14,250

Totals	175,317	44,250	39,250	37,333	39,250	44,250
(4)
The market value of RSUs is based on a price of $49.01, which was the closing price of our stock on December 31, 2009.

OPTION EXERCISES AND STOCK VESTED
for the year ended December 31, 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)
Henri A. Termeer	200,000	4,794,120	22,333	1,303,577
Michael S. Wyzga	0	0	0	0
Earl M. Collier, Jr.	0	0	5,000	291,850
David P. Meeker	0	0	0	0
Sandford D. Smith	0	0	5,000	291,850
Peter Wirth	232,180	8,605,264	0	0

(1)
In May 2009, Messrs. Termeer, Collier and Smith were each issued shares that vested under time vesting RSUs that were granted in 2008 under the retirement eligibility provisions of those awards.

        On February 23, 2009, Mr. Termeer entered into a Rule 10b5-1 trading plan to exercise 400,000 stock options due to expire in May 2010 and sell the exercised shares at specified prices. Mr. Termeer's trading plan includes provisions to exercise and sell the shares at certain pre-determined dates if his limit prices are not met, in order to ensure that all of the shares are exercised and sold prior to the expiration date of the stock options. As a result of not meeting a limit order sale price, in November 2009, 200,000 shares were exercised and sold under the plan. In February 2010, an additional 100,000 shares were exercised and sold under the plan. A final transaction, to exercise and sell an additional 100,000 shares, is expected to occur before May 25, 2010.

        In December 2007, Mr. Wirth entered into a Rule 10b5-1 trading plan to exercise 232,180 stock options due to expire in January 2009 and sell the exercised shares under a limit order. Mr. Wirth's trading plan included a provision to exercise and sell the shares at a certain, pre-determined date if his limit order price was not met, in order to ensure that all of the shares were exercised and sold prior to the expiration date of the stock options. As a result of not meeting his limit order sale price, in January 2009, all of the shares were exercised and sold under the plan.

        Mr. Wirth has entered into a Rule 10b5-1 trading plan to exercise 48,216 stock options due to expire in May 2010 and to sell the exercised shares. Dr. Meeker has entered into a Rule 10b5-1 trading plan to exercise 16,488 stock options due to expire in May 2010 and to sell the exercised shares. We expect the transactions for Mr. Wirth and Dr. Meeker to occur before May 25, 2010.

        We encourage our officers to establish Rule 10b5-1 trading plans. Given the limited times during the year when our officers are allowed to trade, transactions under a Rule 10b5-1 trading plan allow our officers to trade in our stock without becoming subject to the presumption that they are basing their trades on non-public information.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Due to factors such as the timing during the year of an event, the company's stock price and the executive's age, any of which can affect the nature and amount of benefits provided upon the events discussed below, actual amounts paid or distributed may vary. All equity calculations in this discussion assume a stock price of $49.01, which was the closing price of our stock on December 31, 2009, the last trading day of the year.

        Termination outside of a change in control.    The employment agreements for Messrs. Termeer and Wirth provide for the following payments upon termination by us without cause prior to a change in control:

  •
  a lump sum payment of two times the sum of his annual salary and annual cash incentive;

  •
  continued health, life and disability insurance and other benefits for two years from the date of termination, except to the extent comparable benefits are provided by a new employer; and

  •
  full vesting of all non-performance based options or RSUs under our equity incentive plans.

Assuming the employment of Messrs. Termeer and Wirth had been terminated by us without cause prior to a change in control on December 31, 2009, they would have been entitled to the following payments:

	Lump Sum Base + Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)	Total(1)
Henri A. Termeer	7,391,645	99,005	8,592,286	16,082,936
Peter Wirth	2,569,500	9,509	2,168,693	4,747,702

(1)
Cash payment amounts are based on the following components:

•
base pay using salary as of December 31, 2009 times the multiplier;

•
annual cash incentive, calculated by taking the higher of (a) the last cash incentive paid, or (b) the average of the last two cash incentives paid, times the multiplier;

•
health benefits, based on COBRA rates as of January 1, 2010; and

•
life and disability insurance premiums, based on current formula calculations.

        Termination due to death or disability.    In the event that a named executive officer's employment is terminated due to death, all non-performance based stock options would fully vest under the terms and conditions of the named executive officers' equity awards and they would have one year from the date of termination to exercise their options unless the options otherwise would expire under their stated terms. The terms of Mr. Termeer's and Mr. Wirth's employment agreements also provide for accelerated vesting of non-performance based equity upon death.

        For termination of employment due to disability for Messrs. Termeer and Wirth, all non-performance based RSUs would fully vest under the terms and conditions of their employment agreements and their equity awards. For the other named executive officers, RSUs granted in 2007 would vest upon termination of employment for disability under the terms and conditions of their equity awards, but RSUs granted in 2008 and 2009 would not.

        Assuming the employment of the named executive officers had been terminated due to death or disability on December 31, 2009, they would have been entitled to accelerated vesting of equity with the following value:

	Value of Accelerated Equity Awards Due to Death ($)	Value of Accelerated Equity Awards Due to Disability ($)
Henri A. Termeer	8,592,286	8,592,286
Michael S. Wyzga	2,168,693	735,150
Earl M. Collier, Jr.	1,923,643	735,150
David P. Meeker	1,829,690	396,148
Sandford D. Smith	1,923,643	735,150
Peter Wirth	2,168,693	2,168,693

        Termination with retirement eligibility.    Under the terms and conditions of the named executive officers' equity awards, if their employment terminates for any reason other than for cause after they have reached retirement eligibility (defined as age 60 plus completion of at least five years of service), they will receive full vesting of their outstanding non-performance based stock options and will have three years from the date of termination to exercise the options unless the options would otherwise expire under their stated terms. None of our named executive officers receive any accelerated vesting for RSUs for termination with retirement eligibility. Messrs. Termeer, Collier and Smith have met the retirement eligibility definition, and assuming these executive officers had terminated their employment on December 31, 2009 other than for cause, they would have been entitled to accelerated vesting of stock options. Those accelerated stock options had no intrinsic value at December 31, 2009.

        Termination following a change in control.    Under the employment agreements with Messrs. Termeer and Wirth, upon termination following a change in control of the company, by us other than for cause or disability or by Mr. Termeer or Mr. Wirth for good reason, we must:

  •
  make a lump sum severance payment of three times the sum of his annual salary and annual cash incentive;

  •
  continue life, disability, accident and health insurance coverage for three years, except to the extent comparable benefits are provided by a new employer; and

  •
  in certain circumstances, pay legal costs and relocation expenses associated with the termination.

        Under the severance agreements with Messrs. Collier, Smith, Wyzga and Dr. Meeker, upon termination of employment following a change in control of the company, by us without cause or by the named executive officer for good reason, we must:

  •
  make a lump sum severance payment of two times the sum of his annual salary and annual cash incentive;

  •
  continue life, disability, accident and health insurance coverage for two years following the date of termination, except to the extent comparable benefits are provided by a new employer;

  •
  provide outplacement services; and

  •
  in certain circumstances, pay legal costs and relocation expenses associated with such termination.

        In addition, under the terms and conditions of the named executive officers' equity awards, upon a change in control they will receive full vesting of their outstanding stock options and RSUs.

        Under the named executive officer's employment or severance agreements, as applicable, the amounts payable upon a change in control would be reduced to the extent necessary to prevent payments to each named executive officer from exceeding the limit of Section 4999 of the Code applicable to "excess parachute payments" as defined in Section 280G of the Code. Assuming the employment of our named executive officers had been terminated following a change in control of the company by us without cause or by the named executive officer for good reason on December 31, 2009, with no such reduction, they would have been entitled to the following payments:

	Lump Sum Base+Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)	Total(1)
Henri A. Termeer	11,087,468	356,008	8,592,286	20,035,762
Michael S. Wyzga	2,113,500	279,692	2,168,693	4,561,885
Earl M. Collier, Jr.	1,504,500	276,979	1,923,643	3,705,122
David P. Meeker	1,857,553	279,468	1,829,690	3,966,711
Sandford D. Smith	2,066,500	279,700	1,923,643	4,269,843
Peter Wirth	3,854,250	221,764	2,168,693	6,244,707

(1)
Cash payment amounts are based on the following components:

•
base pay using salary as of December 31, 2009 times the applicable multiplier;

•
annual cash incentive, calculated by taking the higher of (a) the last cash incentive paid, or (b) the average of the last two cash incentives paid, times the applicable multiplier;

•
health benefits, based on COBRA rates as of January 1, 2010;

•
life, accident and disability insurance premiums, based on current formula calculations;

•
outplacement services, using the maximum provided for in the agreements;

•
relocation services, based on most recent costs paid by us for executive relocation; and

•
legal fees, based on an estimate of average attorney rates and hours of estimated services needed.

Under the employment agreements with Messrs. Termeer and Wirth, and the severance agreements with Messrs. Wyzga, Collier, Smith and Dr. Meeker, a "change in control" would be deemed to have occurred if:

          (A)  any person, other than Genzyme or our affiliate, becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;

          (B)  during any period of 24 consecutive months, the individuals who at the beginning of such period constituted our board of directors or any individuals who would be continuing directors cease for any reason to constitute a majority of our board of directors;

          (C)  there is consummated a merger, share exchange or consolidation with any other company or the sale of all or substantially all of our assets (each, a business combination), other than (i) a business combination that would result in the Genzyme shareholders prior to the business combination continuing to hold a majority of the voting power of the surviving entity or (ii) a business combination effected to implement a recapitalization of the company where no person becomes the beneficial owner of 50% or more of the voting power of our then outstanding securities; or

          (D)  our shareholders approve a plan of complete liquidation of the company.

 RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS

        We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. As discussed above in the Compensation Discussion and Analysis, our compensation committee reviewed our policies and practices for executive officers with the help of its independent compensation consultant and the Compensation Discussion and Analysis identifies the features of our executive compensation program that mitigate the potential for inappropriate or excessive risk-taking by executive officers. The committee also reviewed an internal assessment conducted by our compensation staff and reviewed by our independent consultant regarding our compensation policies and practices for employees other than our executive officers and noted several features of our compensation program for employees that reduce the likelihood of excessive risk-taking: pay is structured to include both fixed (salary) and variable compensation (cash incentives and equity), with an emphasis on fixed compensation; bonuses under our corporate annual incentive plan have minimum payout levels and maximum payout levels are capped, all bonus eligible employees have a corporate target that is at least equal to or greater than any specific business unit target, and individual performance is a significant component of the plan; long-term incentives are granted as equity that vests over multiple years; compensation decisions for employees are subject to review at multiple levels in the company, including individual managers, business unit management, human resources, and corporate finance; and the existence of our corporate-wide ethics and compliance program.

EQUITY PLANS

        The following table provides information about shares of our stock that may be issued under our 2001 Equity Incentive Plan, 2004 Equity Incentive Plan, 2007 Director Equity Plan, Directors' Deferred Compensation Plan and 2009 Employee Stock Purchase Plan, as of December 31, 2009:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	37,230,306	(1)	$48.38	8,007,563	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	37,230,306		$48.38	8,007,563

(1)
Includes options outstanding assumed in the following acquisitions:

	Acquisition Date	Options Outstanding	Weighted-average exercise price ($)
Ilex	December 2004	63,863	63.54
Focal	June 2001	1,100	245.17
Novazyme	September 2001	899	1.75
Biomatrix	December 2000	759	379.08
GelTex	December 2000	11,158	18.63

  Also includes 19,354 shares in deferred compensation obligations that may be paid out in shares of our common stock.

(2)
Includes 2,452,403 shares that may be issued under our 2009 Employee Stock Purchase Plan plus 86,608 shares reserved under our Directors' Deferred Compensation Plan.

 PROPOSAL TO AMEND OUR 2004 EQUITY INCENTIVE PLAN

        The board of directors recommends that you approve the increase of 2,750,000 shares available for issuance under the 2004 Equity Incentive Plan.

General

        The purpose of the 2004 Equity Incentive Plan is to:

  •
  attract, motivate and retain key employees and consultants capable of contributing to the successful performance of the company;

  •
  provide an incentive through stock ownership for participants to achieve long-range performance goals and create value for shareholders; and

  •
  enable employees and consultants to participate in our long-term growth.

The plan provides for the grant of incentive and nonstatutory stock options, restricted stock and RSUs. The maximum number of shares of our stock available for issuance under the plan is currently 43,888,951 shares. The plan currently limits the number of shares that can be granted as restricted stock or RSUs to 7,950,000 shares. As of April 9, 2010, approximately 12,000 employees were eligible for grants under the plan. The closing price of our stock on April 9, 2010 as reported by NASDAQ was $52.80. The plan will expire on May 27, 2014.

Administration and Eligibility

        Our compensation committee has adopted standards for the grant of awards under the plan to eligible employees and consultants. The committee periodically reviews the standards to determine if the levels of awards appropriately reflect our growth and the value of our stock. The committee determines the terms and conditions of each award, including:

  •
  who will participate in equity awards;

  •
  the type of equity awards;

  •
  the form of payment of the exercise price, if applicable;

  •
  the number of shares subject to awards;

  •
  when the awards vest, or become exercisable; and

  •
  the terms of exercise or issuance.

        The exercise price of any stock option grant may not be less than 100% of the fair market value of the stock on the date of grant. The term of an option grant may not exceed 10 years. In addition, option grants under the plan may not be re-priced without shareholder approval.

        We award equity under the following principal programs:

        New Hire Equity Grants.    We use a new hire equity grant program in the hiring process for certain employees and executives during the year. Each year the compensation committee approves the total pool of shares available for the program. The committee has approved a new hire grant matrix that determines the number of options and RSUs that may be awarded to eligible new employees, other than executive officers, when they are hired. Eligibility for new hire awards is limited and the size of the award is based on the employee's base compensation at his or her date of hire. The compensation committee has authorized our senior vice president, chief human resources officer to pre-approve and administer new hire awards pursuant to the matrix. The committee reviews all new hire grants on an annual basis. Awards to newly hired executive officers require specific approval by the committee prior to grant. Awards to employees who are hired on or prior to the 15th of each month are granted and priced (using the closing price of our stock) on the 15th (or next business day if the stock market is not open on the 15th) of the month of the employee's date of hire. Awards to employees who are hired after the 15th of the month are granted and priced (using the closing price of our stock) on the 15th (or next business day if the stock market is not open on the 15th) of the month following the employee's date of hire.

        General Equity Grant.    Each year the compensation committee decides if it is going to approve a broad-based equity grant and if so, plans for it to occur on the date of the annual shareholders meeting. The general grant uses an award matrix based on an employee's base compensation or job plus an individual performance review rating, which determines the number of options and/or RSUs that may be awarded to each eligible employee, other than our executive officers. In order to qualify for an award under the general award matrix, an employee must have a rating of at least "successfully meets expectations." The senior or executive vice president responsible for a business unit or function approves the performance ratings for each employee in that business unit or function. The exercise price of any stock option grant is pre-approved by the committee and set as the closing price of our stock on the date of the grant, which is the date of the annual shareholders meeting. Awards to our executive officers are discussed in the "Compensation Discussion and Analysis" section of this proxy statement.

        Recognition Stock Option Grants.    Individual stock option grants may be awarded during the year under a recognition program where individuals are nominated and vetted through a formal approval process. This program is intended to recognize those employees who demonstrate excellence and outstanding achievement during the year. Executive officers are not eligible for this program. Each year the compensation committee approves a total pool of stock options available for the program and has authorized our senior vice president, chief human resources officer to approve the individual grants for the recognized employees. The individuals are nominated and vetted through an approval process that includes their immediate supervisor, the executive in charge of the business unit or function and our human resources department. The committee reviews all recognition grants that have been awarded since its last meeting. All recognition grants approved by the senior vice president, chief human resources officer by no later than one day prior to each quarterly earnings announcement are granted, and the exercise price set as the closing price of our stock on the third business day following such earnings announcement by the company.

Description of Amendment to the Plan

        We believe our compensation programs must be competitive to attract and retain the talented people who are crucial to our success, and our equity program is an important component of our compensation philosophy. Our current program recognizes that using a combination of both stock options and RSUs is a responsible and reasonable approach to continuing to use equity as part of our overall compensation program.

        Stock options are inherently performance-based because their value is directly tied to the price of our stock over time. Our employees only benefit from stock options when the price of our stock has increased, as do shareholders. Time vesting RSUs are also directly tied to the price of our stock over time. Although employees will always realize value when vesting restrictions lift, typically after three years, they will only realize that value after a substantial period of service, which encourages them to approach their jobs with a long-term perspective. In 2010, we began granting performance vesting RSUs to executive officers instead of time vesting RSUs. Employees continue to receive time vesting RSUs. Performance RSUs provide a benefit only if the performance metrics are met at the end of the performance period. Since performance vesting RSUs may not pay out at all, it is completely "at risk" compensation. During vesting and performance periods, our employees and executive officers will be motivated to build value for the company and its shareholders. Value creation, as measured by our stock price, clearly aligns our equity program with shareholder interests.

        We also believe that equity should be distributed responsibly to manage the potential dilutive impact of awards granted while continuing to provide meaningful awards to substantially all of our employees. We have decreased the total number of awards granted every year since 2004. Total awards granted in 2009 were 56% of the total number of grants in 2004. During this same period, our employee population has increased more than 100%, from approximately 5,600 at the end of 2004 to approximately 12,000 at the end of 2009.

        In 2007, we began granting time vesting RSUs in combination with stock options, with time vesting RSUs comprising 22% of all equity grants. In 2009, time vesting RSUs comprised 35% of all equity grants. Awarding both RSUs and stock options uses significantly fewer shares while delivering comparable value to our employees. The number of RSUs we award is determined by applying a 3:1 ratio such that one RSU is awarded for every three stock options (if only stock options were to be awarded). We believe that the use of RSUs provides us with a useful tool that allows us to continue to grant broad-based equity incentives to employees while managing share usage and dilution.

        Every year since 2004, we have asked shareholders to approve an increase in the number of shares available for issuance under our equity program to fund it for the year ahead. With only one year's funding at a time, we must be very careful how we plan for and use equity as a component of compensation. Without shareholder approval of an adequate reserve of shares, it would be extremely difficult to plan for an equity component of compensation going forward. On February 24, 2010, the compensation committee reviewed our existing equity plans, our history of granting stock options and RSUs, our new executive long-term incentive program, and our intentions for using equity as part of our total compensation program for the coming year. Our plans will result in a shortage of shares going forward that will impact our ability to remain competitive in attracting and retaining employees unless and until our shareholders approve the issuance of additional shares. Following that review, the compensation committee recommended to the board, and on February 25, 2010, the board approved, subject to shareholder approval, an increase of 2,750,000 shares available for issuance under the 2004 Equity Incentive Plan. Of these shares, 2,250,000 may be used for the issuance of restricted stock or RSUs. This amendment would increase the number of shares that can be granted as restricted stock or RSUs to 10,200,000 shares out of the total number of shares authorized under the plan. The increase in shares authorized for issuance under the plan is the only change to the plan we are proposing for approval by our shareholders.

        The effect of the proposed shares increase would be as follows:

Shares currently authorized	43,888,951
Proposed increase	2,750,000

Proposed total authorized	46,638,951

All shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

        If the amendments are approved, the amount of awards that will be received or allocated to our executive officers, our other employees and our consultants is not determinable at this time because such benefits would be awarded in the future.

        Our board believes that the requested additional shares to the 2004 Equity Incentive Plan will provide sufficient shares to meet our needs for equity awards until the May 2011 annual meeting of shareholders.

        The following table shows, as of April 9, 2010, the number of shares outstanding and available for grant from all of our existing equity plans:

Plan	Options Outstanding(1)	RSUs Outstanding(2)	Available for Grant(3)
2001 Equity Incentive Plan	6,545,531	—	36,815
2004 Equity Incentive Plan	24,381,390	5,252,946	5,216,463
2007 Director Equity Plan	642,108	19,875	113,908
Assumed Options	40,975	—	—

	31,610,004	5,272,821	5,367,186

(1)
The options outstanding have a weighted average exercise price of $56.33 and a remaining contractual life of 5.2 years. The Assumed Options consist of options assumed in the acquisitions of Biomatrix, Inc. and GelTex Pharmaceuticals, Inc. in 2000, Focal, Inc. and Novazyme Pharmaceuticals, Inc. in 2001 and ILEX Oncology, Inc. in 2004. All stock options granted from our plans have been granted at a minimum exercise price that is equal to the fair market value of the underlying stock on the date of grant and have a maximum term of 10 years.

(2)
The RSUs have a remaining recognition period of 1.4 years.

(3)
Of the 5,216,463 shares available for grant under the 2004 Equity Incentive Plan, 2,585,930 shares may be granted as restricted stock or RSUs. Of the 113,908 shares available for grant under the 2007 Director Equity Plan, 62,625 shares may be granted as restricted stock or RSUs.

Federal Income Tax Consequences Relating to the Plan

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock option awards to a U.S. employee under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

        The grant of a stock option does not result in taxable income to the option holder or in a tax deduction for us. An employee exercising an Incentive Stock Option ("ISO"), as defined under Section 422 of the Internal Revenue Code (the "Code"), has no taxable income upon exercise for regular income tax purposes, but may be subject to the alternative minimum tax. No tax deduction is available to us upon the exercise of an ISO. Upon the exercise of a nonstatutory stock option, the employee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price (the spread at exercise), and a corresponding deduction is available to us.

        An employee who disposes of shares acquired upon exercise of an ISO within one year following the date of exercise or within two years from the date of grant will have income, taxable at ordinary income rates, equal to the spread at exercise (or, with limited exceptions, to the gain on disposition, if less), and a corresponding deduction will be available to us. Any additional gain recognized in the disposition will be taxed as a capital gain, either at long-term or at short-term gain rates depending on the employee's tax holding period in the shares. If the employee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized on a subsequent sale or exchange is treated as long-term capital gain or loss, and no corresponding tax deduction is available to us. Any gain or loss recognized upon a sale or exchange of shares acquired upon exercise of a nonstatutory stock option will be taxed as a capital gain or loss, long-term or short-term depending on the holder's tax holding period in the shares. We are not entitled to claim a deduction for any such gain or loss.

        With limited exceptions, an ISO exercised more than three months following termination of the optionee's employment will be treated for tax purposes as a nonstatutory stock option, as will ISOs granted to any employee to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the time of grant) in excess of $100,000.

        Under Section 162(m) of the Code, the deduction available to a public corporation for compensation in any year to any of its chief executive officer or other three highest-paid named executive officers (other than the chief financial officer) in office at the end of the year is limited to $1 million, subject to several important exceptions. Qualifying performance-based compensation is not subject to this deduction limit. The compensation associated with a stock option is treated as performance-based for this purpose if the stock option is granted with an exercise price at least equal to the fair market value of the underlying stock and is granted under a plan the material terms of which, including limits on the number of options that may be granted to any person in a specified period, are approved by shareholders. Stock options granted under the plan are intended to be eligible for this performance-based exception.

        Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of awards in connection with a change of control may be required to be valued and taken into consideration to determine whether an award holder has received a compensatory payment, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the award holder, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and a corresponding tax deduction may not be available to us.

        Section 409A of the Code requires acceleration of income and imposes an additional 20% tax, and in some cases an additional tax in the nature of interest, in the case of "nonqualified deferred compensation" arrangements that do not comply with the requirements of Section 409A. Stock options granted under the plan are intended to be eligible for an exemption from the requirements of Section 409A.

PROPOSAL TO AMEND OUR 2009 EMPLOYEE STOCK PURCHASE PLAN

        The board of directors recommends that you approve the increase of 1,500,000 shares under the 2009 Employee Stock Purchase Plan.

General

        The purpose of our 2009 Employee Stock Purchase plan is to provide employees who wish to become shareholders an opportunity to buy shares of our stock on favorable terms. The plan terminates on February 26, 2019. As of April 9, 2010, 3,286,568 shares of our stock were authorized for issuance under the plan, of which 1,723,104 shares remain available for issuance. The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

        As of April 9, 2010, approximately 12,000 employees were eligible to participate in the plan. The closing price of our stock on April 9, 2010 as reported by NASDAQ was $52.80.

Administration and Eligibility

        The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and to be exempt from the application and requirements of Section 409A of the Code. Our compensation committee is the administrator under the plan and has delegated authority to our chief financial officer and senior vice president, chief human resources officer to determine and administer certain provisions of the plan, including the frequency and duration of enrollments and the dates when stock may be purchased. As our employee stock purchase plan is currently administered, two enrollments take place each year when employees are granted rights to purchase stock. Each enrollment lasts for 24 months and employee payroll contributions are used to purchase stock on eight pre-determined purchase dates during the enrollment period. General terms of participation include:

  •
  voluntary participation by employees, with the right to withdraw from the program at any time before stock is purchased;

  •
  only employees who work 20 hours or more a week and more than 5 months in a calendar year are eligible to participate;

  •
  automatic withdrawal on termination of employment;

  •
  purchase price per share is 85% of the lower of our stock's fair market value at the beginning of an enrollment period or on the purchase date;

  •
  payment is made through payroll deductions, lump sum cash payments, or both, if permitted by the compensation committee;

  •
  no employee may participate if he or she would then own 5% or more of the voting power or the value of our stock;

  •
  an employee may not be granted a right to buy more than $25,000 worth of stock in any calendar year, based on the fair market value of our stock on their enrollment date; and

  •
  an employee may not allocate more than 15% of his or her annual compensation to the purchase of our stock under the plan.

In addition, our compensation committee limits the total number of shares that may be issued under the program in a calendar year to no more than 1% of the shares outstanding at the end of the previous calendar year.

Description of Amendment to the Plan

        To determine the number of shares needed to fund the plan, we analyzed our historical share usage, and included considerations such as population growth and employee participation levels. Over the past three years, our employee population has increased approximately 33%, with approximately half of our worldwide employee population currently participating in the program.

        On February 24, 2010, the compensation committee recommended to the board, and on February 25, 2010, our board approved, subject to shareholder approval, an increase of 1,500,000 shares of our stock that may be purchased under the plan. The table below shows the total number of shares proposed to be authorized and available for issuance under the plan as of April 9, 2010:

Genzyme Stock
Total currently authorized	3,286,568
Proposed increase	1,500,000

Proposed total authorized	4,786,568
Total available for issuance	1,723,104
Proposed increase	1,500,000

Proposed total available for issuance	3,223,104

        If the amendment is approved, the number of shares to be purchased by our executive officers and our other employees is not determinable at this time because such purchases would occur in the future. The following table shows the shares that were bought during 2009 by the executive officers named in the compensation table on page 37, all current executive officers as a group, and all other employees.

Name	Shares of Genzyme Stock
Henri A. Termeer	0
Michael S. Wyzga	451
Earl M. Collier, Jr.	407
David P. Meeker	341
Sandford D. Smith	331
Peter Wirth	355
All executive officers as a group (11 persons)	3,709
All other employees	1,063,483

Federal Income Tax Consequences Relating to the Purchase Plan

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made to a U.S. employee under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

        Neither the grant of purchase rights nor the purchase of shares under the plan results in taxable income to the employee or in a tax deduction for us. An employee who disposes of the shares after having held them for at least two years from the first day of the enrollment period and for at least one year after the purchase date, or who dies at any time while holding the shares, will have ordinary income equal to:

  •
  15% of the fair market value of the shares on the first day of the enrollment period or, if less,

  •
  the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price.

Any additional gain recognized by the employee in connection with the disposition (except transfer at death) will be treated as a long-term capital gain. No deduction is available to us with respect to these amounts.

        An employee who disposes of the purchased shares before having held them for the one- and two-year holding periods described above will have ordinary income equal to the excess of the fair market value of the shares at the time of purchase over the purchase price. In this case, a corresponding deduction will be available to us. Any additional gain or loss recognized in connection with the disposition will be treated as a capital gain or loss, long-term or short-term depending on the employee's tax holding period in the shares. The holding period for shares acquired under the plan begins on the purchase date.

PROPOSAL TO AMEND OUR 2007 DIRECTOR EQUITY PLAN

        The board of directors recommends that you approve the increase of 250,000 shares available for issuance under the 2007 Director Equity Plan.

        The purpose of the 2007 Director Equity Plan is to attract and retain qualified persons, who are not also officers or employees of Genzyme, to serve as directors. The plan is designed to encourage stock ownership by these directors and provide incentives for them to promote our success as a whole. There are currently nine members of the board who are eligible to participate in the plan. Mr. Termeer is not eligible to participate in the plan. The closing price of our stock on April 9, 2010 as reported by NASDAQ was $52.80.

        The plan provides for the grant of stock options, restricted stock and RSUs. All options granted under the plan are nonstatutory stock options. All awards made to directors under the plan are granted automatically on the date of each annual meeting of shareholders or, in the case of directors elected other than at an annual meeting, upon election to the board. Stock options and RSUs become fully vested on the date of the next annual shareholders meeting following the date of grant, provided the director is an active member of the board at the opening of business on that date. Each stock option grant has an exercise price equal to the closing price of the stock on the date of grant and a term of ten years. RSUs are valued on the date of grant based on the closing price of our stock. The plan provides for acceleration of all unvested awards in the event of a change in control of the company. All questions of interpretation with respect to the plan and awards granted under it are determined by a committee consisting of all directors not eligible to participate in the plan.

        The plan originally provided for an annual grant to each non-employee board member of (1) stock options to purchase 7,500 shares of our stock, and (2) RSUs for 2,500 shares of our stock. In August 2009, at the time that it conducted its annual review of director compensation, the compensation committee recommended to the board, and the board approved, a reduction in the equity portion of director compensation to 95% of existing levels, to be consistent with similar reductions made in 2009 for the company's senior management. As a result, the plan was amended to provide for an annual grant to each non-employee board member of (1) stock options to purchase 7,125 shares of our stock, and (2) RSUs for 2,375 shares of our stock. These changes did not require shareholder approval.

Description of Amendment to the Plan

        On February 24, 2010, the compensation committee made a recommendation to the board, and our board approved, subject to shareholder approval, an increase of 250,000 shares of our common stock that may be issued under the plan in order to ensure that sufficient shares are available to be issued in the future. Up to 25,000 of the new shares may be used for the issuance of RSUs. The maximum number of shares currently authorized for issuance under the plan is 1,462,491 shares and the maximum number of shares that may be granted as RSUs is limited to 100,000 shares. The amendment would increase the number of shares that can be granted as RSUs to 125,000 shares out of the total number of shares authorized under the plan. The following table shows, as of April 14, 2010, the number of shares outstanding and available for grant under the plan:

Available for grant	104,408
Outstanding	671,483

Total authorized but unissued	775,891

        All shares are subject to adjustment for stock splits, stock dividends and certain other transactions affecting our capital stock. Our board believes that the shares currently authorized under the plan will provide for sufficient shares to meet our needs for director awards until 2012.

        If the amendment is approved by shareholders at the annual meeting or any adjournment or postponement thereof, non-employee directors elected at the meeting will be granted stock options and RSUs for an aggregate 85,500 shares of our stock as outlined in the table below. The stock options and RSUs will be granted as of the date of the annual meeting in accordance with the terms of the plan.

Name and Position	Number of Stock Options	Number of RSUs
Non-Executive Director Group	64,125	21,375

Federal Income Tax Consequences Relating to the Plan

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock option awards to a U.S. director under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

        Options granted under the plan are nonstatutory stock options. A director does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the director will recognize ordinary income in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. A corresponding tax deduction is available to us. Any gain or loss recognized upon a later sale or exchange of the shares is treated as a capital gain or loss, long-term or short-term depending on the holder's tax holding period in the shares. We are not entitled to claim a deduction for any such gain or loss.

        Section 409A of the Code requires acceleration of income and imposes an additional 20% tax, and in some cases an additional tax in the nature of interest, in the case of "nonqualified deferred compensation" arrangements that do not comply with the requirements of Section 409A. Stock options granted under the plan are intended to be eligible for an exemption from the requirements of Section 409A.

PROPOSAL TO AMEND OUR CHARTER

        The board of directors recommends that you approve the amendment to our charter.

        We are asking shareholders to approve an amendment to our Restated Articles of Organization, or charter, to reduce to 40% the percentage of shares required for shareholders to call a special meeting of shareholders. The proposed amendment to our Restated Articles of Organization is set forth in Appendix B to this proxy statement. The amendment to our charter requires the affirmative vote of a majority in interest of our stock outstanding and entitled to vote on this matter.

        Currently, Article I, Section 3 of our bylaws provides that a special meeting of shareholders must be called by the company if the company receives written demands of shareholders who hold at least 90% of all votes entitled to be cast on any issue to be considered at the proposed special meeting. Section 7.02 of the Massachusetts Business Corporation Act provides that a special meeting of shareholders may be held upon the request of the holders of at least 40% of all the votes entitled to be cast on the issue to be considered at the proposed special meeting, unless otherwise provided in a company's charter or bylaws. Our board of directors has determined that it is appropriate to recommend an amendment to our charter that will lower the percentage of shares required for shareholders to call a special meeting from 90% to 40%, subject to compliance with the procedures set forth in our bylaws. Subject to shareholder approval of the amendment of our charter, our board has approved an amendment to our bylaws to remove the current provision requiring shareholders who hold at least 90% of our common stock to call a special meeting. If shareholders approve the proposed charter amendment, any further change in the threshold would require an additional vote of our shareholders, as well as the approval of our board of directors.

        Our board believes that establishing an ownership threshold of 40% for the right to call a special meeting strikes a reasonable balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders could request a special meeting with the resulting financial expense, administrative burden and disruption to our business. The 40% threshold is also consistent with Massachusetts law.

PROPOSAL TO RATIFY OUR SELECTION OF AUDITORS

        The board of directors recommends that you ratify the selection of auditors for fiscal year 2010.

        The audit committee has appointed PricewaterhouseCoopers LLP to serve as our auditors for the fiscal year ending December 31, 2010. The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited the books and accounts of the company since 1989 and have audited our financial statements for the years ending December 31, 2009, 2008 and 2007. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2009 and 2008 may be found on pages 57-58 of this proxy statement. Based on these disclosures and information in the audit committee report on page 21 of this proxy statement, our audit committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board considers it desirable to seek, and recommends, shareholder ratification of its selection of auditors for fiscal year 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

        We have adopted a written policy for the review and approval or ratification of transactions involving related persons. The nominating and governance committee is responsible for applying the policy with the assistance of our company secretary. Related persons can include any of our directors or executive officers, certain of our shareholders, and any of their immediate family members. Transactions covered by the policy consist of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant; the amount involved exceeds $120,000; and in which any related person had, has or will have a direct or indirect material interest. Under the policy, certain transactions deemed not to give rise to conflicts of interest between Genzyme and a related person have a standing pre-approval, even if the aggregate amount is greater than $120,000. The chair of the nominating and governance committee has the authority to approve or ratify any related person transaction in which he or she is not involved and the aggregate amount of the transaction is expected to be less than $1 million.

        In determining whether to approve or ratify a related person transaction, the nominating and governance committee or chair of the committee is expected to take into account, among any other factors deemed appropriate, the proposed terms of the transaction, including the aggregate value and benefit to the related person; whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the benefits to Genzyme of the transaction; any alternative means or transactions whereby Genzyme could obtain similar benefits; and whether the transaction is consistent with our other policies or practices that may also govern the proposed transaction. To help identify related person transactions, each year, we require our directors and officers to complete a questionnaire identifying any transactions with us in which the officer or director or their family members have an interest. We had no transactions, nor are there any currently proposed transactions in which the company was or is to be a participant, in which the amount involved exceeds $120,000 and any related person had or will have a direct or indirect material interest reportable under SEC rules.

        In addition, our Corporate Code of Conduct describes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest to notify their supervisor or our legal department. A copy of our Corporate Code of Conduct is posted under"Corporate Governance" in the "Investors" section of our Web site.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our securities with the SEC. Our staff assists our executive officers and directors in preparing ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based on a review of the copies of reports filed by us and written representations that no other reports were required, we believe that during 2009 our executive officers and directors complied with all Section 16(a) filing requirements.

INDEPENDENT AUDITORS

        The firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, audited our financial statements for the years ending December 31, 2009, 2008 and 2007. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting to answer any questions and will have the opportunity to make a statement if they wish.

        Effective June 1, 2002, our audit committee instituted an "Outside Auditor Independence" policy, which permits the utilization of our independent auditors for audit, audit-related, and tax services only, subject to the audit committee's approval, and limits the audit-related and tax services to 100% of the total anticipated audit service fees for each year. This policy prohibits the utilization of our independent auditors for services other than audit, audit-related and tax services, and requires quarterly reports to our audit committee. The policy lists specific services which the committee allows, as well as specific services which are prohibited, consistent with the SEC's release number 33-8183 ("Strengthening the Commission's Requirements Regarding Auditor Independence"), effective May 6, 2003.

        The following table presents fees for professional services rendered for the two most recent fiscal years. The audit-related and tax fees for 2009 and 2008 did not exceed 100% of total audit fees for the respective years. There are no other fees in 2009 and 2008 other than as set forth below. All of the services for 2009 and 2008 were pre-approved by the audit committee or the committee chair.

	2009	2008
	(amounts in thousands)
Audit fees(1)	$5,365	$5,182
Audit-related fees(2)	254	234
Tax fees
Tax compliance	$1,149	$1,351
Other tax(3)	294	220

(1)
Audit fees include fees incurred for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and of our internal control over financial reporting, the review of our interim financial statements included in our Forms 10-Q, the statutory audits of our foreign subsidiaries and accounting consultations necessary for the rendering of an opinion on our financial statements.

(2)
Audit-related services include services in connection with the SEC registration statements, due diligence and other acquisition-related services, and statutorily required audits of the financial statements of various benefit plans.

(3)
Other tax services include acquisition-related tax structuring, worldwide tax planning and other tax consultation.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Our board, upon the recommendation of the nominating and corporate governance committee, has adopted a process for shareholders to send communications to the board. Shareholders may communicate directly with our board, any committee of the board or any individual board member by sending correspondence to the Secretary, Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142 or by logging on to our corporate Web site, www.genzyme.com, and accessing the link "Email Board of Directors" under the "Contact the Board" heading under "Corporate Governance" in the "Investors" section of the site. We provide the board with copies of all business communications received by us periodically throughout the year.

SHAREHOLDER PROPOSALS

        Shareholders who wish to present proposals for inclusion in our proxy materials for our 2011 annual meeting should follow the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. Those procedures require that we receive a shareholder proposal in writing no later than December 27, 2010. Under our bylaws, director nominations may be made by shareholders if notice is timely given. To be timely, a notice with respect to the 2011 annual meeting of shareholders must be received by us no earlier than February 16, 2011 and no later than March 18, 2011, unless the date of the

2011 annual meeting of shareholders is more than 30 days from the anniversary date of the 2010 annual meeting of shareholders, in which event our bylaws provide different notice requirements. The notice must contain specified information about you and the nomination. If any shareholder proposal is submitted after March 12, 2011, our board will be allowed to use its discretionary voting authority if the proposal is raised and considered at the annual meeting without any discussion of the matter in the proxy statement. If you are interested in the procedures required to submit a proposal, please contact Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Secretary, telephone: (617) 252-7500.

SEC FILINGS

        We file annual, quarterly and current reports, as well as other information with the SEC. You can obtain any of them from the SEC at its Internet Web site at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The documents are also available from us without charge by requesting them in writing or by telephone from Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Shareholder Relations, telephone: (617) 768-6686.

HOUSEHOLDING

        Householding is a procedure under which shareholders who have the same address and last name receive only one copy of a company's proxy statement and annual report from a company, bank, broker or other nominee, unless one or more of these shareholders notifies the company, bank, broker or other nominee that they wish to continue to receive individual copies. At the present time, we do not "household" for any of our shareholders of record. However, if you hold shares in street name, your bank, broker or other nominee may be delivering only one copy of this proxy statement and our annual report to multiple shareholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other nominee has received contrary instructions from one or more of the affected shareholders in the household. We will promptly deliver a separate copy of our proxy statement and annual report to you if you write or call us at the following address or telephone number: Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Shareholder Relations, telephone (617) 768-6686. If you hold your shares in street name and would like to receive separate copies of our proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee.

Genzyme®, Cerezyme®, Fabrazyme®, Synvisc-One® and Mozobil® are registered trademarks of Genzyme Corporation. Prochymal® and Chondrogen® are registered trademarks of Osiris Therapeutics, Inc. NASDAQ® is a registered trademark of The Nasdaq Stock Market, Inc. All rights are reserved.

Appendix A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY'S SOLICITATION OF PROXIES

        The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be "participants" in our solicitation of proxies from our shareholders in connection with our 2010 annual meeting.

Directors and Nominees

        The principal occupations of our directors and nominees who are considered "participants" in our solicitation are set forth under the section above titled "Election of Directors" in this proxy statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address
Douglas A. Berthiaume	*
Robert J. Bertolini	*
Gail K. Boudreaux	*
Robert J. Carpenter	*
Charles L. Cooney, Ph.D.	*
Victor J. Dzau, M.D.	*
Senator Connie Mack III	*
Richard F. Syron, Ph.D.	*
Henri A. Termeer	*
Ralph V. Whitworth	*

*
c/o Genzyme Corporation
500 Kendall Street
Cambridge, MA 02142

Officers and Employees

        The principal occupations of our executive officers and employees who are considered "participants" in our solicitation of proxies are set forth below. The principal occupation refers to such person's position with us, and the business address is c/o Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142.

Name	Principal Occupation
Henri A. Termeer	President; Chief Executive Officer
Peter Wirth	Executive Vice President
David P. Meeker, M.D.	Executive Vice President
Michael S. Wyzga	Executive Vice President; Chief Financial Officer
Patrick Flanigan	Senior Director, Investor Relations
Susan P. Cogswell	Vice President, Shareholder Relations

Information Regarding Ownership of the Company's Securities by Participants

        The shares of our stock beneficially owned or held as of April 9, 2010 by the persons listed above under "Directors and Nominees" and by Messrs. Termeer, Wirth and Wyzga and Dr. Meeker, are set forth in the section titled "Stock Ownership" of this proxy statement.

        Mr. Flanigan is the beneficial owner, as of April 9, 2010, of 5,082 shares of our common stock, including stock options and RSUs vesting within 60 days.

        Ms. Cogswell is the beneficial owner, as of April 9, 2010, of 8,125 shares of our common stock, including stock options and RSUs vesting within 60 days.

Information Regarding Transactions in the Company's Securities by Participants

        The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are considered "participants" between April 9, 2008 and April 9, 2010. Except as described in this proxy statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Shares	Transaction Footnote
Douglas A. Berthiaume	5/21/2008	24,000	3
	5/21/2008	(24,000)	6
	5/22/2008	2,500	2
	11/4/2008	(11,200)	6
	5/21/2009	2,500	2

Name	Date	# of Shares	Transaction Footnote
Robert J. Bertolini	12/8/2009	2,375	2

Name	Date	# of Shares	Transaction Footnote
Gail K. Boudreaux	5/22/2008	2,500	2
	5/21/2009	2,500	2

Name	Date	# of Shares	Transaction Footnote
Robert J. Carpenter	5/22/2008	(150)	8
	5/22/2008	2,500	2
	5/11/2009	10,000	3
	5/11/2009	(10,000)	6
	5/12/2009	10,000	3
	5/12/2009	(10,000)	6
	5/13/2009	10,000	3
	5/13/2009	(10,000)	6
	5/14/2009	10,000	3
	5/14/2009	(10,000)	6
	5/15/2009	1,452	3
	5/15/2009	(1,452)	6
	5/21/2009	2,500	2
	5/22/2009	(1,000)	6
	12/15/2009	(200)	8

Name	Date	# of Shares	Transaction Footnote
Charles L. Cooney, Ph.D.	5/2/2008	27,000	3
	5/2/2008	(27,000)	6
	5/22/2008	2,500	2
	2/23/2009	(6,000)	6
	4/24/2009	(4,000)	6
	5/13/2009	(3,000)	6
	5/21/2009	2,500	2
	6/1/2009	(2,500)	6
	11/3/2009	(1,000)	6

Name	Date	# of Shares	Transaction Footnote
Victor J. Dzau, M.D.	5/22/2008	2,500	2
	12/10/2008	1,550	1
	5/21/2009	2,500	2
	9/10/2009	1,000	1

Name	Date	# of Shares	Transaction Footnote
Senator Connie Mack III	5/22/2008	2,500	2
	5/21/2009	2,500	2

Name	Date	# of Shares	Transaction Footnote
Richard F. Syron, Ph.D.	5/22/2008	2,500	2
	5/21/2009	2,500	2

Name	Date	# of Shares	Transaction Footnote
Henri A. Termeer	4/30/2008	32	10
	5/22/2008	67,000	2
	5/31/2008	53	10
	6/30/2008	31	10
	1/31/2009	72	10
	2/28/2009	71	10
	3/31/2009	75	10
	4/30/2009	46	10
	5/21/2009	63,650	2
	5/26/2009	(9,637)	9
	5/31/2009	42	10
	6/30/2009	44	10
	7/31/2009	3	10
	11/23/2009	200,000	4
	11/23/2009	(200,000)	7
	1/31/2010	46	10
	2/22/2010	100,000	4
	2/22/2010	(100,000)	7
	2/24/2010	63,650	11

Name	Date	# of Shares	Transaction Footnote
David P. Meeker, M.D.	5/22/2008	15,000	2
	8/15/2008	17,790	3
	8/15/2008	(17,790)	6
	8/27/2008	(13)	8
	1/6/2009	261	5
	4/8/2009	80	5
	4/23/2009	2,000	1
	5/21/2009	14,250	2
	1/13/2010	421	5
	2/24/2010	14,250	11
	4/1/2010	14,250	11
	4/7/2010	46	5

Name	Date	# of Shares	Transaction Footnote
Peter Wirth	5/22/2008	15,000	2
	7/8/2008	107	5
	10/7/2008	101	5
	1/6/2009	120	5
	1/16/2009	232,180	4
	1/16/2009	(232,180)	7
	4/8/2009	191	5
	5/21/2009	14,250	2
	7/8/2009	44	5
	1/13/2010	224	5
	2/24/2010	14,250	11
	4/7/2010	209	5

Name	Date	# of Shares	Transaction Footnote
Michael S. Wyzga	4/30/2008	17	10
	5/22/2008	15,000	2
	5/31/2008	23	10
	6/30/2008	2	10
	8/12/2008	29,390	3
	8/12/2008	(29,390)	6
	1/31/2009	19	10
	2/28/2009	18	10
	3/31/2009	36	10
	4/30/2009	24	10
	5/21/2009	14,250	2
	5/31/2009	18	10
	6/30/2009	5	10
	10/7/2009	451	5
	1/13/2010	451	5
	2/24/2010	14,250	11

Name	Date	# of Shares	Transaction Footnote
Patrick Flanigan	5/22/2008	385	2
	7/8/2008	94	5
	10/7/2008	115	5
	1/6/2009	105	5
	4/8/2009	129	5
	5/21/2009	1,173	2
	7/8/2009	140	5
	10/7/2009	5	5
	1/13/2010	167	5
	4/7/2010	147	5

Name	Date	# of Shares	Transaction Footnote
Susan P. Cogswell	5/22/2008	330	2
	7/8/2008	101	5
	7/21/2008	1,040	3
	7/21/2008	(1,040)	6
	10/7/2008	119	5
	1/6/2009	101	5
	1/14/2009	(450)	6
	2/11/2009	181	3
	2/11/2009	(181)	6
	2/25/2009	195	6
	4/8/2009	123	5
	4/9/2009	(123)	6
	4/24/2009	367	3
	4/24/2009	(367)	6
	5/21/2009	1,173	2
	7/8/2009	135	5
	7/9/2009	(135)	6
	10/7/2009	134	5
	10/8/2009	(134)	6
	1/13/2010	160	5
	4/7/2010	149	5

	Date	# of Shares	Purchaser/Seller	Transaction Footnote
Ralph V. Whitworth	9/15/2008	1,094	Relational Coast Partners, L.P.	1
	9/15/2008	308	Relational Coast Partners, L.P.	1
	9/15/2008	729	Relational Fund Partners, L.P.	1
	9/15/2008	13,754	Relational Investors Alpha Fund I, L.P.	1
	9/15/2008	495	Relational Investors III, L.P.	1
	9/15/2008	6,862	Relational Investors IX, L.P.	1
	9/15/2008	1,196	Relational Investors LLC	1
	9/15/2008	8	Relational Investors LLC	1
	9/15/2008	6,340	Relational Investors LLC	1
	9/15/2008	38,266	Relational Investors LLC	1
	9/15/2008	11,618	Relational Investors LLC	1
	9/15/2008	17,702	Relational Investors VIII, L.P.	1
	9/15/2008	10,776	Relational Investors X, L.P.	1
	9/15/2008	2,935	Relational Investors XI, L.P.	1
	9/15/2008	2,872	Relational Investors XV, L.P.	1
	9/15/2008	2,076	Relational Investors XVI, L.P.	1
	9/15/2008	4,313	Relational Investors XX, L.P.	1
	9/15/2008	4,964	Relational Investors XXII, L.P.	1
	9/15/2008	7,924	Relational Investors XXIII, L.P.	1
	9/15/2008	18,410	Relational Investors, L.P.	1
	9/15/2008	432	Relational Partners, L.P.	1
	9/15/2008	17,299	RH Fund 1, L.P.	1
	9/15/2008	3,936	RH Fund 4, L.P.	1
	9/15/2008	7,780	RH Fund 6, L.P.	1
	9/15/2008	1,273	RH Fund 7, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
9/17/2008	3,236	Relational Coast Partners, L.P.	1
9/17/2008	911	Relational Coast Partners, L.P.	1
9/17/2008	2,156	Relational Fund Partners, L.P.	1
9/17/2008	40,689	Relational Investors Alpha Fund I, L.P.	1
9/17/2008	1,464	Relational Investors III, L.P.	1
9/17/2008	20,299	Relational Investors IX, L.P.	1
9/17/2008	3,538	Relational Investors LLC	1
9/17/2008	23	Relational Investors LLC	1
9/17/2008	18,755	Relational Investors LLC	1
9/17/2008	113,201	Relational Investors LLC	1
9/17/2008	34,370	Relational Investors LLC	1
9/17/2008	52,368	Relational Investors VIII, L.P.	1
9/17/2008	31,878	Relational Investors X, L.P.	1
9/17/2008	8,681	Relational Investors XI, L.P.	1
9/17/2008	8,497	Relational Investors XV, L.P.	1
9/17/2008	6,142	Relational Investors XVI, L.P.	1
9/17/2008	12,759	Relational Investors XX, L.P.	1
9/17/2008	14,686	Relational Investors XXII, L.P.	1
9/17/2008	23,442	Relational Investors XXIII, L.P.	1
9/17/2008	54,460	Relational Investors, L.P.	1
9/17/2008	1,279	Relational Partners, L.P.	1
9/17/2008	51,175	RH Fund 1, L.P.	1
9/17/2008	11,644	RH Fund 4, L.P.	1
9/17/2008	23,016	RH Fund 6, L.P.	1
9/17/2008	3,764	RH Fund 7, L.P.	1
9/18/2008	3,192	Relational Coast Partners, L.P.	1
9/18/2008	899	Relational Coast Partners, L.P.	1
9/18/2008	2,126	Relational Fund Partners, L.P.	1
9/18/2008	40,136	Relational Investors Alpha Fund I, L.P.	1
9/18/2008	1,444	Relational Investors III, L.P.	1
9/18/2008	20,022	Relational Investors IX, L.P.	1
9/18/2008	3,490	Relational Investors LLC	1
9/18/2008	23	Relational Investors LLC	1
9/18/2008	18,500	Relational Investors LLC	1
9/18/2008	111,661	Relational Investors LLC	1
9/18/2008	33,903	Relational Investors LLC	1
9/18/2008	51,656	Relational Investors VIII, L.P.	1
9/18/2008	31,444	Relational Investors X, L.P.	1
9/18/2008	8,563	Relational Investors XI, L.P.	1
9/18/2008	8,382	Relational Investors XV, L.P.	1
9/18/2008	6,058	Relational Investors XVI, L.P.	1
9/18/2008	12,586	Relational Investors XX, L.P.	1
9/18/2008	14,486	Relational Investors XXII, L.P.	1
9/18/2008	23,123	Relational Investors XXIII, L.P.	1
9/18/2008	53,720	Relational Investors, L.P.	1
9/18/2008	1,262	Relational Partners, L.P.	1
9/18/2008	50,479	RH Fund 1, L.P.	1
9/18/2008	11,485	RH Fund 4, L.P.	1
9/18/2008	22,703	RH Fund 6, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
9/18/2008	3,713	RH Fund 7, L.P.	1
9/22/2008	32	Relational Coast Partners, L.P.	1
9/22/2008	9	Relational Coast Partners, L.P.	1
9/22/2008	21	Relational Fund Partners, L.P.	1
9/22/2008	398	Relational Investors Alpha Fund I, L.P.	1
9/22/2008	14	Relational Investors III, L.P.	1
9/22/2008	198	Relational Investors IX, L.P.	1
9/22/2008	35	Relational Investors LLC	1
9/22/2008	183	Relational Investors LLC	1
9/22/2008	1,106	Relational Investors LLC	1
9/22/2008	336	Relational Investors LLC	1
9/22/2008	512	Relational Investors VIII, L.P.	1
9/22/2008	311	Relational Investors X, L.P.	1
9/22/2008	85	Relational Investors XI, L.P.	1
9/22/2008	83	Relational Investors XV, L.P.	1
9/22/2008	60	Relational Investors XVI, L.P.	1
9/22/2008	125	Relational Investors XX, L.P.	1
9/22/2008	143	Relational Investors XXII, L.P.	1
9/22/2008	229	Relational Investors XXIII, L.P.	1
9/22/2008	532	Relational Investors, L.P.	1
9/22/2008	12	Relational Partners, L.P.	1
9/22/2008	500	RH Fund 1, L.P.	1
9/22/2008	114	RH Fund 4, L.P.	1
9/22/2008	225	RH Fund 6, L.P.	1
9/22/2008	37	RH Fund 7, L.P.	1
11/5/2008	344	Relational Coast Partners, L.P.	1
11/5/2008	2,295	Relational Fund Partners, L.P.	1
11/5/2008	40,432	Relational Investors Alpha Fund I, L.P.	1
11/5/2008	543	Relational Investors III, L.P.	1
11/5/2008	6,595	Relational Investors IX, L.P.	1
11/5/2008	14,984	Relational Investors LLC	1
11/5/2008	77,928	Relational Investors LLC	1
11/5/2008	27,495	Relational Investors LLC	1
11/5/2008	61,799	Relational Investors VIII, L.P.	1
11/5/2008	23,656	Relational Investors X, L.P.	1
11/5/2008	6,856	Relational Investors XV, L.P.	1
11/5/2008	6,868	Relational Investors XVI, L.P.	1
11/5/2008	9,148	Relational Investors XX, L.P.	1
11/5/2008	11,599	Relational Investors XXII, L.P.	1
11/5/2008	16,467	Relational Investors XXIII, L.P.	1
11/5/2008	70,771	Relational Investors, L.P.	1
11/5/2008	1,639	Relational Partners, L.P.	1
11/5/2008	35,661	RH Fund 1, L.P.	1
11/5/2008	9,175	RH Fund 4, L.P.	1
11/5/2008	22,692	RH Fund 6, L.P.	1
11/5/2008	3,053	RH Fund 7, L.P.	1
11/6/2008	189	Relational Coast Partners, L.P.	1
11/6/2008	1,262	Relational Fund Partners, L.P.	1
11/6/2008	22,238	Relational Investors Alpha Fund I, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
11/6/2008	299	Relational Investors III, L.P.	1
11/6/2008	3,627	Relational Investors IX, L.P.	1
11/6/2008	8,241	Relational Investors LLC	1
11/6/2008	42,861	Relational Investors LLC	1
11/6/2008	15,122	Relational Investors LLC	1
11/6/2008	33,989	Relational Investors VIII, L.P.	1
11/6/2008	13,011	Relational Investors X, L.P.	1
11/6/2008	3,771	Relational Investors XV, L.P.	1
11/6/2008	3,778	Relational Investors XVI, L.P.	1
11/6/2008	5,031	Relational Investors XX, L.P.	1
11/6/2008	6,379	Relational Investors XXII, L.P.	1
11/6/2008	9,057	Relational Investors XXIII, L.P.	1
11/6/2008	38,924	Relational Investors, L.P.	1
11/6/2008	901	Relational Partners, L.P.	1
11/6/2008	19,614	RH Fund 1, L.P.	1
11/6/2008	5,046	RH Fund 4, L.P.	1
11/6/2008	12,481	RH Fund 6, L.P.	1
11/6/2008	1,679	RH Fund 7, L.P.	1
11/18/2008	592	Relational Coast Partners, L.P.	1
11/18/2008	126	Relational Coast Partners, L.P.	1
11/18/2008	1,185	Relational Fund Partners, L.P.	1
11/18/2008	24,933	Relational Investors Alpha Fund I, L.P.	1
11/18/2008	331	Relational Investors III, L.P.	1
11/18/2008	12,657	Relational Investors IX, L.P.	1
11/18/2008	(8,259)	Relational Investors LLC	6
11/18/2008	8,616	Relational Investors LLC	1
11/18/2008	45,241	Relational Investors LLC	1
11/18/2008	15,901	Relational Investors LLC	1
11/18/2008	59,397	Relational Investors VIII, L.P.	1
11/18/2008	15,565	Relational Investors X, L.P.	1
11/18/2008	4,000	Relational Investors XV, L.P.	1
11/18/2008	6,456	Relational Investors XVI, L.P.	1
11/18/2008	4,908	Relational Investors XX, L.P.	1
11/18/2008	6,688	Relational Investors XXII, L.P.	1
11/18/2008	5,868	Relational Investors XXIII, L.P.	1
11/18/2008	67,109	Relational Investors, L.P.	1
11/18/2008	1,588	Relational Partners, L.P.	1
11/18/2008	22,772	RH Fund 1, L.P.	1
11/18/2008	5,270	RH Fund 4, L.P.	1
11/18/2008	14,038	RH Fund 6, L.P.	1
11/18/2008	1,759	RH Fund 7, L.P.	1
11/19/2008	455	Relational Coast Partners, L.P.	1
11/19/2008	97	Relational Coast Partners, L.P.	1
11/19/2008	911	Relational Fund Partners, L.P.	1
11/19/2008	19,179	Relational Investors Alpha Fund I, L.P.	1
11/19/2008	254	Relational Investors III, L.P.	1
11/19/2008	9,736	Relational Investors IX, L.P.	1
11/19/2008	6,628	Relational Investors LLC	1
11/19/2008	34,801	Relational Investors LLC	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
11/19/2008	12,231	Relational Investors LLC	1
11/19/2008	45,690	Relational Investors VIII, L.P.	1
11/19/2008	11,973	Relational Investors X, L.P.	1
11/19/2008	3,077	Relational Investors XV, L.P.	1
11/19/2008	4,966	Relational Investors XVI, L.P.	1
11/19/2008	3,776	Relational Investors XX, L.P.	1
11/19/2008	5,145	Relational Investors XXII, L.P.	1
11/19/2008	4,514	Relational Investors XXIII, L.P.	1
11/19/2008	51,623	Relational Investors, L.P.	1
11/19/2008	1,222	Relational Partners, L.P.	1
11/19/2008	17,517	RH Fund 1, L.P.	1
11/19/2008	4,054	RH Fund 4, L.P.	1
11/19/2008	10,798	RH Fund 6, L.P.	1
11/19/2008	1,353	RH Fund 7, L.P.	1
11/20/2008	269	Relational Coast Partners, L.P.	1
11/20/2008	57	Relational Coast Partners, L.P.	1
11/20/2008	538	Relational Fund Partners, L.P.	1
11/20/2008	11,324	Relational Investors Alpha Fund I, L.P.	1
11/20/2008	150	Relational Investors III, L.P.	1
11/20/2008	5,748	Relational Investors IX, L.P.	1
11/20/2008	3,913	Relational Investors LLC	1
11/20/2008	20,547	Relational Investors LLC	1
11/20/2008	7,222	Relational Investors LLC	1
11/20/2008	26,976	Relational Investors VIII, L.P.	1
11/20/2008	7,069	Relational Investors X, L.P.	1
11/20/2008	1,817	Relational Investors XV, L.P.	1
11/20/2008	2,932	Relational Investors XVI, L.P.	1
11/20/2008	2,229	Relational Investors XX, L.P.	1
11/20/2008	3,037	Relational Investors XXII, L.P.	1
11/20/2008	2,665	Relational Investors XXIII, L.P.	1
11/20/2008	30,478	Relational Investors, L.P.	1
11/20/2008	721	Relational Partners, L.P.	1
11/20/2008	10,342	RH Fund 1, L.P.	1
11/20/2008	2,394	RH Fund 4, L.P.	1
11/20/2008	6,375	RH Fund 6, L.P.	1
11/20/2008	799	RH Fund 7, L.P.	1
11/24/2008	(13)	Relational Investors LLC	6
11/26/2008	(41)	Relational Investors LLC	12
12/3/2008	(20,264)	Relational Investors XI, L.P.	6
12/15/2008	(733)	Relational Fund Partners, L.P.	6
1/21/2009	1,371	Relational Coast Partners, L.P.	1
1/21/2009	216	Relational Coast Partners, L.P.	1
1/21/2009	1,053	Relational Fund Partners, L.P.	1
1/21/2009	7,626	Relational Investors Alpha Fund I, L.P.	1
1/21/2009	849	Relational Investors III, L.P.	1
1/21/2009	22,240	Relational Investors IX, L.P.	1
1/21/2009	8,934	Relational Investors LLC	1
1/21/2009	16,555	Relational Investors LLC	1
1/21/2009	14,482	Relational Investors LLC	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
1/21/2009	62,720	Relational Investors VIII, L.P.	1
1/21/2009	22,412	Relational Investors X, L.P.	1
1/21/2009	3,630	Relational Investors XV, L.P.	1
1/21/2009	6,535	Relational Investors XVI, L.P.	1
1/21/2009	3,078	Relational Investors XX, L.P.	1
1/21/2009	5,545	Relational Investors XXII, L.P.	1
1/21/2009	3,075	Relational Investors XXIII, L.P.	1
1/21/2009	72,582	Relational Investors, L.P.	1
1/21/2009	1,840	Relational Partners, L.P.	1
1/21/2009	26,757	RH Fund 1, L.P.	1
1/21/2009	5,184	RH Fund 4, L.P.	1
1/21/2009	11,505	RH Fund 6, L.P.	1
1/21/2009	1,811	RH Fund 7, L.P.	1
1/22/2009	1,485	Relational Coast Partners, L.P.	1
1/22/2009	234	Relational Coast Partners, L.P.	1
1/22/2009	1,140	Relational Fund Partners, L.P.	1
1/22/2009	8,262	Relational Investors Alpha Fund I, L.P.	1
1/22/2009	920	Relational Investors III, L.P.	1
1/22/2009	24,094	Relational Investors IX, L.P.	1
1/22/2009	9,678	Relational Investors LLC	1
1/22/2009	17,935	Relational Investors LLC	1
1/22/2009	15,689	Relational Investors LLC	1
1/22/2009	67,947	Relational Investors VIII, L.P.	1
1/22/2009	24,280	Relational Investors X, L.P.	1
1/22/2009	3,933	Relational Investors XV, L.P.	1
1/22/2009	7,080	Relational Investors XVI, L.P.	1
1/22/2009	3,334	Relational Investors XX, L.P.	1
1/22/2009	6,007	Relational Investors XXII, L.P.	1
1/22/2009	3,331	Relational Investors XXIII, L.P.	1
1/22/2009	78,629	Relational Investors, L.P.	1
1/22/2009	1,993	Relational Partners, L.P.	1
1/22/2009	28,987	RH Fund 1, L.P.	1
1/22/2009	5,616	RH Fund 4, L.P.	1
1/22/2009	12,464	RH Fund 6, L.P.	1
1/22/2009	1,962	RH Fund 7, L.P.	1
1/23/2009	1,485	Relational Coast Partners, L.P.	1
1/23/2009	234	Relational Coast Partners, L.P.	1
1/23/2009	1,140	Relational Fund Partners, L.P.	1
1/23/2009	8,262	Relational Investors Alpha Fund I, L.P.	1
1/23/2009	920	Relational Investors III, L.P.	1
1/23/2009	24,094	Relational Investors IX, L.P.	1
1/23/2009	9,678	Relational Investors LLC	1
1/23/2009	17,935	Relational Investors LLC	1
1/23/2009	15,689	Relational Investors LLC	1
1/23/2009	67,947	Relational Investors VIII, L.P.	1
1/23/2009	24,280	Relational Investors X, L.P.	1
1/23/2009	3,933	Relational Investors XV, L.P.	1
1/23/2009	7,080	Relational Investors XVI, L.P.	1
1/23/2009	3,334	Relational Investors XX, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
1/23/2009	6,007	Relational Investors XXII, L.P.	1
1/23/2009	3,331	Relational Investors XXIII, L.P.	1
1/23/2009	78,629	Relational Investors, L.P.	1
1/23/2009	1,993	Relational Partners, L.P.	1
1/23/2009	28,987	RH Fund 1, L.P.	1
1/23/2009	5,616	RH Fund 4, L.P.	1
1/23/2009	12,464	RH Fund 6, L.P.	1
1/23/2009	1,962	RH Fund 7, L.P.	1
1/26/2009	571	Relational Coast Partners, L.P.	1
1/26/2009	90	Relational Coast Partners, L.P.	1
1/26/2009	439	Relational Fund Partners, L.P.	1
1/26/2009	3,178	Relational Investors Alpha Fund I, L.P.	1
1/26/2009	354	Relational Investors III, L.P.	1
1/26/2009	9,267	Relational Investors IX, L.P.	1
1/26/2009	3,722	Relational Investors LLC	1
1/26/2009	6,898	Relational Investors LLC	1
1/26/2009	6,034	Relational Investors LLC	1
1/26/2009	26,133	Relational Investors VIII, L.P.	1
1/26/2009	9,338	Relational Investors X, L.P.	1
1/26/2009	1,513	Relational Investors XV, L.P.	1
1/26/2009	2,723	Relational Investors XVI, L.P.	1
1/26/2009	1,282	Relational Investors XX, L.P.	1
1/26/2009	2,311	Relational Investors XXII, L.P.	1
1/26/2009	1,281	Relational Investors XXIII, L.P.	1
1/26/2009	30,241	Relational Investors, L.P.	1
1/26/2009	767	Relational Partners, L.P.	1
1/26/2009	11,149	RH Fund 1, L.P.	1
1/26/2009	2,160	RH Fund 4, L.P.	1
1/26/2009	4,794	RH Fund 6, L.P.	1
1/26/2009	755	RH Fund 7, L.P.	1
1/27/2009	1,142	Relational Coast Partners, L.P.	1
1/27/2009	180	Relational Coast Partners, L.P.	1
1/27/2009	876	Relational Fund Partners, L.P.	1
1/27/2009	6,355	Relational Investors Alpha Fund I, L.P.	1
1/27/2009	707	Relational Investors III, L.P.	1
1/27/2009	18,534	Relational Investors IX, L.P.	1
1/27/2009	7,445	Relational Investors LLC	1
1/27/2009	13,796	Relational Investors LLC	1
1/27/2009	12,068	Relational Investors LLC	1
1/27/2009	52,267	Relational Investors VIII, L.P.	1
1/27/2009	18,677	Relational Investors X, L.P.	1
1/27/2009	3,025	Relational Investors XV, L.P.	1
1/27/2009	5,446	Relational Investors XVI, L.P.	1
1/27/2009	2,565	Relational Investors XX, L.P.	1
1/27/2009	4,621	Relational Investors XXII, L.P.	1
1/27/2009	2,563	Relational Investors XXIII, L.P.	1
1/27/2009	60,486	Relational Investors, L.P.	1
1/27/2009	1,533	Relational Partners, L.P.	1
1/27/2009	22,298	RH Fund 1, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
1/27/2009	4,320	RH Fund 4, L.P.	1
1/27/2009	9,587	RH Fund 6, L.P.	1
1/27/2009	1,509	RH Fund 7, L.P.	1
1/28/2009	571	Relational Coast Partners, L.P.	1
1/28/2009	90	Relational Coast Partners, L.P.	1
1/28/2009	439	Relational Fund Partners, L.P.	1
1/28/2009	3,178	Relational Investors Alpha Fund I, L.P.	1
1/28/2009	354	Relational Investors III, L.P.	1
1/28/2009	9,267	Relational Investors IX, L.P.	1
1/28/2009	3,722	Relational Investors LLC	1
1/28/2009	6,898	Relational Investors LLC	1
1/28/2009	6,034	Relational Investors LLC	1
1/28/2009	26,133	Relational Investors VIII, L.P.	1
1/28/2009	9,338	Relational Investors X, L.P.	1
1/28/2009	1,513	Relational Investors XV, L.P.	1
1/28/2009	2,723	Relational Investors XVI, L.P.	1
1/28/2009	1,282	Relational Investors XX, L.P.	1
1/28/2009	2,311	Relational Investors XXII, L.P.	1
1/28/2009	1,281	Relational Investors XXIII, L.P.	1
1/28/2009	30,241	Relational Investors, L.P.	1
1/28/2009	767	Relational Partners, L.P.	1
1/28/2009	11,149	RH Fund 1, L.P.	1
1/28/2009	2,160	RH Fund 4, L.P.	1
1/28/2009	4,794	RH Fund 6, L.P.	1
1/28/2009	755	RH Fund 7, L.P.	1
1/29/2009	800	Relational Coast Partners, L.P.	1
1/29/2009	126	Relational Coast Partners, L.P.	1
1/29/2009	613	Relational Fund Partners, L.P.	1
1/29/2009	4,449	Relational Investors Alpha Fund I, L.P.	1
1/29/2009	495	Relational Investors III, L.P.	1
1/29/2009	12,973	Relational Investors IX, L.P.	1
1/29/2009	5,211	Relational Investors LLC	1
1/29/2009	9,657	Relational Investors LLC	1
1/29/2009	8,448	Relational Investors LLC	1
1/29/2009	36,587	Relational Investors VIII, L.P.	1
1/29/2009	13,074	Relational Investors X, L.P.	1
1/29/2009	2,118	Relational Investors XV, L.P.	1
1/29/2009	3,812	Relational Investors XVI, L.P.	1
1/29/2009	1,795	Relational Investors XX, L.P.	1
1/29/2009	3,235	Relational Investors XXII, L.P.	1
1/29/2009	1,794	Relational Investors XXIII, L.P.	1
1/29/2009	42,341	Relational Investors, L.P.	1
1/29/2009	1,073	Relational Partners, L.P.	1
1/29/2009	15,608	RH Fund 1, L.P.	1
1/29/2009	3,024	RH Fund 4, L.P.	1
1/29/2009	6,711	RH Fund 6, L.P.	1
1/29/2009	1,056	RH Fund 7, L.P.	1
1/30/2009	800	Relational Coast Partners, L.P.	1
1/30/2009	126	Relational Coast Partners, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
1/30/2009	613	Relational Fund Partners, L.P.	1
1/30/2009	4,449	Relational Investors Alpha Fund I, L.P.	1
1/30/2009	495	Relational Investors III, L.P.	1
1/30/2009	12,973	Relational Investors IX, L.P.	1
1/30/2009	5,211	Relational Investors LLC	1
1/30/2009	9,657	Relational Investors LLC	1
1/30/2009	8,448	Relational Investors LLC	1
1/30/2009	36,587	Relational Investors VIII, L.P.	1
1/30/2009	13,074	Relational Investors X, L.P.	1
1/30/2009	2,118	Relational Investors XV, L.P.	1
1/30/2009	3,812	Relational Investors XVI, L.P.	1
1/30/2009	1,795	Relational Investors XX, L.P.	1
1/30/2009	3,235	Relational Investors XXII, L.P.	1
1/30/2009	1,794	Relational Investors XXIII, L.P.	1
1/30/2009	42,341	Relational Investors, L.P.	1
1/30/2009	1,073	Relational Partners, L.P.	1
1/30/2009	15,608	RH Fund 1, L.P.	1
1/30/2009	3,024	RH Fund 4, L.P.	1
1/30/2009	6,711	RH Fund 6, L.P.	1
1/30/2009	1,056	RH Fund 7, L.P.	1
2/2/2009	685	Relational Coast Partners, L.P.	1
2/2/2009	108	Relational Coast Partners, L.P.	1
2/2/2009	525	Relational Fund Partners, L.P.	1
2/2/2009	3,813	Relational Investors Alpha Fund I, L.P.	1
2/2/2009	424	Relational Investors III, L.P.	1
2/2/2009	11,120	Relational Investors IX, L.P.	1
2/2/2009	4,467	Relational Investors LLC	1
2/2/2009	8,278	Relational Investors LLC	1
2/2/2009	7,241	Relational Investors LLC	1
2/2/2009	31,360	Relational Investors VIII, L.P.	1
2/2/2009	11,206	Relational Investors X, L.P.	1
2/2/2009	1,815	Relational Investors XV, L.P.	1
2/2/2009	3,268	Relational Investors XVI, L.P.	1
2/2/2009	1,539	Relational Investors XX, L.P.	1
2/2/2009	2,773	Relational Investors XXII, L.P.	1
2/2/2009	1,538	Relational Investors XXIII, L.P.	1
2/2/2009	36,291	Relational Investors, L.P.	1
2/2/2009	920	Relational Partners, L.P.	1
2/2/2009	13,379	RH Fund 1, L.P.	1
2/2/2009	2,592	RH Fund 4, L.P.	1
2/2/2009	5,752	RH Fund 6, L.P.	1
2/2/2009	906	RH Fund 7, L.P.	1
2/3/2009	293	Relational Coast Partners, L.P.	1
2/3/2009	46	Relational Coast Partners, L.P.	1
2/3/2009	226	Relational Fund Partners, L.P.	1
2/3/2009	1,632	Relational Investors Alpha Fund I, L.P.	1
2/3/2009	182	Relational Investors III, L.P.	1
2/3/2009	4,760	Relational Investors IX, L.P.	1
2/3/2009	1,912	Relational Investors LLC	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
2/3/2009	3,543	Relational Investors LLC	1
2/3/2009	3,100	Relational Investors LLC	1
2/3/2009	13,424	Relational Investors VIII, L.P.	1
2/3/2009	4,797	Relational Investors X, L.P.	1
2/3/2009	777	Relational Investors XV, L.P.	1
2/3/2009	1,399	Relational Investors XVI, L.P.	1
2/3/2009	659	Relational Investors XX, L.P.	1
2/3/2009	1,187	Relational Investors XXII, L.P.	1
2/3/2009	658	Relational Investors XXIII, L.P.	1
2/3/2009	15,533	Relational Investors, L.P.	1
2/3/2009	394	Relational Partners, L.P.	1
2/3/2009	5,727	RH Fund 1, L.P.	1
2/3/2009	1,109	RH Fund 4, L.P.	1
2/3/2009	2,462	RH Fund 6, L.P.	1
2/3/2009	388	RH Fund 7, L.P.	1
2/9/2009	457	Relational Coast Partners, L.P.	1
2/9/2009	72	Relational Coast Partners, L.P.	1
2/9/2009	351	Relational Fund Partners, L.P.	1
2/9/2009	2,542	Relational Investors Alpha Fund I, L.P.	1
2/9/2009	283	Relational Investors III, L.P.	1
2/9/2009	7,413	Relational Investors IX, L.P.	1
2/9/2009	2,978	Relational Investors LLC	1
2/9/2009	5,518	Relational Investors LLC	1
2/9/2009	4,827	Relational Investors LLC	1
2/9/2009	20,907	Relational Investors VIII, L.P.	1
2/9/2009	7,471	Relational Investors X, L.P.	1
2/9/2009	1,210	Relational Investors XV, L.P.	1
2/9/2009	2,178	Relational Investors XVI, L.P.	1
2/9/2009	1,026	Relational Investors XX, L.P.	1
2/9/2009	1,848	Relational Investors XXII, L.P.	1
2/9/2009	1,025	Relational Investors XXIII, L.P.	1
2/9/2009	24,195	Relational Investors, L.P.	1
2/9/2009	613	Relational Partners, L.P.	1
2/9/2009	8,919	RH Fund 1, L.P.	1
2/9/2009	1,728	RH Fund 4, L.P.	1
2/9/2009	3,835	RH Fund 6, L.P.	1
2/9/2009	604	RH Fund 7, L.P.	1
2/10/2009	1,028	Relational Coast Partners, L.P.	1
2/10/2009	162	Relational Coast Partners, L.P.	1
2/10/2009	788	Relational Fund Partners, L.P.	1
2/10/2009	5,720	Relational Investors Alpha Fund I, L.P.	1
2/10/2009	637	Relational Investors III, L.P.	1
2/10/2009	16,680	Relational Investors IX, L.P.	1
2/10/2009	6,700	Relational Investors LLC	1
2/10/2009	12,416	Relational Investors LLC	1
2/10/2009	10,862	Relational Investors LLC	1
2/10/2009	47,040	Relational Investors VIII, L.P.	1
2/10/2009	16,809	Relational Investors X, L.P.	1
2/10/2009	2,723	Relational Investors XV, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
2/10/2009	4,902	Relational Investors XVI, L.P.	1
2/10/2009	2,308	Relational Investors XX, L.P.	1
2/10/2009	4,159	Relational Investors XXII, L.P.	1
2/10/2009	2,306	Relational Investors XXIII, L.P.	1
2/10/2009	54,437	Relational Investors, L.P.	1
2/10/2009	1,380	Relational Partners, L.P.	1
2/10/2009	20,068	RH Fund 1, L.P.	1
2/10/2009	3,888	RH Fund 4, L.P.	1
2/10/2009	8,629	RH Fund 6, L.P.	1
2/10/2009	1,358	RH Fund 7, L.P.	1
2/11/2009	914	Relational Coast Partners, L.P.	1
2/11/2009	144	Relational Coast Partners, L.P.	1
2/11/2009	701	Relational Fund Partners, L.P.	1
2/11/2009	5,084	Relational Investors Alpha Fund I, L.P.	1
2/11/2009	566	Relational Investors III, L.P.	1
2/11/2009	14,827	Relational Investors IX, L.P.	1
2/11/2009	5,956	Relational Investors LLC	1
2/11/2009	11,037	Relational Investors LLC	1
2/11/2009	9,655	Relational Investors LLC	1
2/11/2009	41,814	Relational Investors VIII, L.P.	1
2/11/2009	14,941	Relational Investors X, L.P.	1
2/11/2009	2,420	Relational Investors XV, L.P.	1
2/11/2009	4,357	Relational Investors XVI, L.P.	1
2/11/2009	2,052	Relational Investors XX, L.P.	1
2/11/2009	3,697	Relational Investors XXII, L.P.	1
2/11/2009	2,050	Relational Investors XXIII, L.P.	1
2/11/2009	48,388	Relational Investors, L.P.	1
2/11/2009	1,226	Relational Partners, L.P.	1
2/11/2009	17,838	RH Fund 1, L.P.	1
2/11/2009	3,456	RH Fund 4, L.P.	1
2/11/2009	7,670	RH Fund 6, L.P.	1
2/11/2009	1,207	RH Fund 7, L.P.	1
2/12/2009	800	Relational Coast Partners, L.P.	1
2/12/2009	126	Relational Coast Partners, L.P.	1
2/12/2009	613	Relational Fund Partners, L.P.	1
2/12/2009	4,449	Relational Investors Alpha Fund I, L.P.	1
2/12/2009	495	Relational Investors III, L.P.	1
2/12/2009	12,973	Relational Investors IX, L.P.	1
2/12/2009	5,211	Relational Investors LLC	1
2/12/2009	9,657	Relational Investors LLC	1
2/12/2009	8,448	Relational Investors LLC	1
2/12/2009	36,587	Relational Investors VIII, L.P.	1
2/12/2009	13,074	Relational Investors X, L.P.	1
2/12/2009	2,118	Relational Investors XV, L.P.	1
2/12/2009	3,812	Relational Investors XVI, L.P.	1
2/12/2009	1,795	Relational Investors XX, L.P.	1
2/12/2009	3,235	Relational Investors XXII, L.P.	1
2/12/2009	1,794	Relational Investors XXIII, L.P.	1
2/12/2009	42,341	Relational Investors, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
2/12/2009	1,073	Relational Partners, L.P.	1
2/12/2009	15,608	RH Fund 1, L.P.	1
2/12/2009	3,024	RH Fund 4, L.P.	1
2/12/2009	6,711	RH Fund 6, L.P.	1
2/12/2009	1,056	RH Fund 7, L.P.	1
2/13/2009	701	Relational Coast Partners, L.P.	1
2/13/2009	110	Relational Coast Partners, L.P.	1
2/13/2009	537	Relational Fund Partners, L.P.	1
2/13/2009	3,899	Relational Investors Alpha Fund I, L.P.	1
2/13/2009	434	Relational Investors III, L.P.	1
2/13/2009	11,371	Relational Investors IX, L.P.	1
2/13/2009	4,568	Relational Investors LLC	1
2/13/2009	8,464	Relational Investors LLC	1
2/13/2009	7,404	Relational Investors LLC	1
2/13/2009	32,067	Relational Investors VIII, L.P.	1
2/13/2009	11,458	Relational Investors X, L.P.	1
2/13/2009	1,856	Relational Investors XV, L.P.	1
2/13/2009	3,341	Relational Investors XVI, L.P.	1
2/13/2009	1,574	Relational Investors XX, L.P.	1
2/13/2009	2,835	Relational Investors XXII, L.P.	1
2/13/2009	1,572	Relational Investors XXIII, L.P.	1
2/13/2009	37,109	Relational Investors, L.P.	1
2/13/2009	941	Relational Partners, L.P.	1
2/13/2009	13,680	RH Fund 1, L.P.	1
2/13/2009	2,650	RH Fund 4, L.P.	1
2/13/2009	5,882	RH Fund 6, L.P.	1
2/13/2009	926	RH Fund 7, L.P.	1
2/17/2009	1,718	Relational Coast Partners, L.P.	1
2/17/2009	103	Relational Coast Partners, L.P.	1
2/17/2009	399	Relational Fund Partners, L.P.	1
2/17/2009	6,452	Relational Investors Alpha Fund I, L.P.	1
2/17/2009	283	Relational Investors III, L.P.	1
2/17/2009	8,399	Relational Investors IX, L.P.	1
2/17/2009	3,449	Relational Investors LLC	1
2/17/2009	11,580	Relational Investors LLC	1
2/17/2009	5,830	Relational Investors LLC	1
2/17/2009	31,120	Relational Investors VIII, L.P.	1
2/17/2009	7,903	Relational Investors X, L.P.	1
2/17/2009	1,434	Relational Investors XV, L.P.	1
2/17/2009	2,248	Relational Investors XVI, L.P.	1
2/17/2009	1,419	Relational Investors XX, L.P.	1
2/17/2009	2,042	Relational Investors XXII, L.P.	1
2/17/2009	2,026	Relational Investors XXIII, L.P.	1
2/17/2009	33,869	Relational Investors, L.P.	1
2/17/2009	831	Relational Partners, L.P.	1
2/17/2009	9,996	RH Fund 1, L.P.	1
2/17/2009	2,038	RH Fund 4, L.P.	1
2/17/2009	1,158	RH Fund 6, L.P.	1
2/17/2009	703	RH Fund 7, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
2/18/2009	1,619	Relational Coast Partners, L.P.	1
2/18/2009	145	Relational Coast Partners, L.P.	1
2/18/2009	607	Relational Fund Partners, L.P.	1
2/18/2009	10,779	Relational Investors Alpha Fund I, L.P.	1
2/18/2009	451	Relational Investors III, L.P.	1
2/18/2009	14,033	Relational Investors IX, L.P.	1
2/18/2009	5,509	Relational Investors LLC	1
2/18/2009	19,348	Relational Investors LLC	1
2/18/2009	9,302	Relational Investors LLC	1
2/18/2009	51,993	Relational Investors VIII, L.P.	1
2/18/2009	12,604	Relational Investors X, L.P.	1
2/18/2009	2,287	Relational Investors XV, L.P.	1
2/18/2009	3,756	Relational Investors XVI, L.P.	1
2/18/2009	2,222	Relational Investors XX, L.P.	1
2/18/2009	3,250	Relational Investors XXII, L.P.	1
2/18/2009	3,177	Relational Investors XXIII, L.P.	1
2/18/2009	56,586	Relational Investors, L.P.	1
2/18/2009	1,388	Relational Partners, L.P.	1
2/18/2009	15,790	RH Fund 1, L.P.	1
2/18/2009	3,250	RH Fund 4, L.P.	1
2/18/2009	5,784	RH Fund 6, L.P.	1
2/18/2009	1,120	RH Fund 7, L.P.	1
2/19/2009	1,439	Relational Coast Partners, L.P.	1
2/19/2009	129	Relational Coast Partners, L.P.	1
2/19/2009	540	Relational Fund Partners, L.P.	1
2/19/2009	9,581	Relational Investors Alpha Fund I, L.P.	1
2/19/2009	401	Relational Investors III, L.P.	1
2/19/2009	12,474	Relational Investors IX, L.P.	1
2/19/2009	4,897	Relational Investors LLC	1
2/19/2009	17,198	Relational Investors LLC	1
2/19/2009	8,268	Relational Investors LLC	1
2/19/2009	46,216	Relational Investors VIII, L.P.	1
2/19/2009	11,204	Relational Investors X, L.P.	1
2/19/2009	2,033	Relational Investors XV, L.P.	1
2/19/2009	3,339	Relational Investors XVI, L.P.	1
2/19/2009	1,975	Relational Investors XX, L.P.	1
2/19/2009	2,889	Relational Investors XXII, L.P.	1
2/19/2009	2,824	Relational Investors XXIII, L.P.	1
2/19/2009	50,297	Relational Investors, L.P.	1
2/19/2009	1,234	Relational Partners, L.P.	1
2/19/2009	14,036	RH Fund 1, L.P.	1
2/19/2009	2,889	RH Fund 4, L.P.	1
2/19/2009	5,141	RH Fund 6, L.P.	1
2/19/2009	996	RH Fund 7, L.P.	1
2/20/2009	1,187	Relational Coast Partners, L.P.	1
2/20/2009	107	Relational Coast Partners, L.P.	1
2/20/2009	445	Relational Fund Partners, L.P.	1
2/20/2009	7,904	Relational Investors Alpha Fund I, L.P.	1
2/20/2009	331	Relational Investors III, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
2/20/2009	10,291	Relational Investors IX, L.P.	1
2/20/2009	4,040	Relational Investors LLC	1
2/20/2009	14,189	Relational Investors LLC	1
2/20/2009	6,821	Relational Investors LLC	1
2/20/2009	38,128	Relational Investors VIII, L.P.	1
2/20/2009	9,243	Relational Investors X, L.P.	1
2/20/2009	1,677	Relational Investors XV, L.P.	1
2/20/2009	2,754	Relational Investors XVI, L.P.	1
2/20/2009	1,630	Relational Investors XX, L.P.	1
2/20/2009	2,383	Relational Investors XXII, L.P.	1
2/20/2009	2,330	Relational Investors XXIII, L.P.	1
2/20/2009	41,497	Relational Investors, L.P.	1
2/20/2009	1,018	Relational Partners, L.P.	1
2/20/2009	11,579	RH Fund 1, L.P.	1
2/20/2009	2,383	RH Fund 4, L.P.	1
2/20/2009	4,242	RH Fund 6, L.P.	1
2/20/2009	821	RH Fund 7, L.P.	1
2/23/2009	2,518	Relational Coast Partners, L.P.	1
2/23/2009	226	Relational Coast Partners, L.P.	1
2/23/2009	944	Relational Fund Partners, L.P.	1
2/23/2009	16,767	Relational Investors Alpha Fund I, L.P.	1
2/23/2009	701	Relational Investors III, L.P.	1
2/23/2009	21,829	Relational Investors IX, L.P.	1
2/23/2009	8,570	Relational Investors LLC	1
2/23/2009	30,097	Relational Investors LLC	1
2/23/2009	14,470	Relational Investors LLC	1
2/23/2009	80,878	Relational Investors VIII, L.P.	1
2/23/2009	19,607	Relational Investors X, L.P.	1
2/23/2009	3,558	Relational Investors XV, L.P.	1
2/23/2009	5,843	Relational Investors XVI, L.P.	1
2/23/2009	3,457	Relational Investors XX, L.P.	1
2/23/2009	5,055	Relational Investors XXII, L.P.	1
2/23/2009	4,943	Relational Investors XXIII, L.P.	1
2/23/2009	88,020	Relational Investors, L.P.	1
2/23/2009	2,160	Relational Partners, L.P.	1
2/23/2009	24,562	RH Fund 1, L.P.	1
2/23/2009	5,056	RH Fund 4, L.P.	1
2/23/2009	8,997	RH Fund 6, L.P.	1
2/23/2009	1,742	RH Fund 7, L.P.	1
2/24/2009	1,799	Relational Coast Partners, L.P.	1
2/24/2009	162	Relational Coast Partners, L.P.	1
2/24/2009	674	Relational Fund Partners, L.P.	1
2/24/2009	11,976	Relational Investors Alpha Fund I, L.P.	1
2/24/2009	501	Relational Investors III, L.P.	1
2/24/2009	15,592	Relational Investors IX, L.P.	1
2/24/2009	6,122	Relational Investors LLC	1
2/24/2009	21,498	Relational Investors LLC	1
2/24/2009	10,336	Relational Investors LLC	1
2/24/2009	57,770	Relational Investors VIII, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
2/24/2009	14,005	Relational Investors X, L.P.	1
2/24/2009	2,542	Relational Investors XV, L.P.	1
2/24/2009	4,173	Relational Investors XVI, L.P.	1
2/24/2009	2,469	Relational Investors XX, L.P.	1
2/24/2009	3,611	Relational Investors XXII, L.P.	1
2/24/2009	3,530	Relational Investors XXIII, L.P.	1
2/24/2009	62,871	Relational Investors, L.P.	1
2/24/2009	1,543	Relational Partners, L.P.	1
2/24/2009	17,544	RH Fund 1, L.P.	1
2/24/2009	3,611	RH Fund 4, L.P.	1
2/24/2009	6,427	RH Fund 6, L.P.	1
2/24/2009	1,244	RH Fund 7, L.P.	1
2/25/2009	670	Relational Coast Partners, L.P.	1
2/25/2009	60	Relational Coast Partners, L.P.	1
2/25/2009	251	Relational Fund Partners, L.P.	1
2/25/2009	4,459	Relational Investors Alpha Fund I, L.P.	1
2/25/2009	186	Relational Investors III, L.P.	1
2/25/2009	5,805	Relational Investors IX, L.P.	1
2/25/2009	2,279	Relational Investors LLC	1
2/25/2009	8,003	Relational Investors LLC	1
2/25/2009	3,848	Relational Investors LLC	1
2/25/2009	21,507	Relational Investors VIII, L.P.	1
2/25/2009	5,214	Relational Investors X, L.P.	1
2/25/2009	946	Relational Investors XV, L.P.	1
2/25/2009	1,554	Relational Investors XVI, L.P.	1
2/25/2009	919	Relational Investors XX, L.P.	1
2/25/2009	1,344	Relational Investors XXII, L.P.	1
2/25/2009	1,314	Relational Investors XXIII, L.P.	1
2/25/2009	23,406	Relational Investors, L.P.	1
2/25/2009	574	Relational Partners, L.P.	1
2/25/2009	6,531	RH Fund 1, L.P.	1
2/25/2009	1,344	RH Fund 4, L.P.	1
2/25/2009	2,393	RH Fund 6, L.P.	1
2/25/2009	463	RH Fund 7, L.P.	1
3/12/2009	(94)	Relational Coast Partners, L.P.	6
4/1/2009	(183)	Relational Investors III, L.P.	6
4/1/2009	(20,325)	Relational Investors X, L.P.	6
4/3/2009	(41,830)	RH Fund 7, L.P.	6
4/27/2009	100	Relational Investors LLC	1
5/1/2009	(24,168)	Relational Investors X, L.P.	6
5/8/2009	61,700	Relational Investors VIII, L.P.— Co-Investment	1
5/11/2009	283,900	Relational Investors VIII, L.P.— Co-Investment	1
5/12/2009	62,900	Relational Investors VIII, L.P.— Co-Investment	1
7/1/2009	(2,623)	Relational Investors III, L.P.	6
7/1/2009	(35,390)	Relational Partners, L.P.	6
8/20/2009	911	Relational Coast Partners, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
8/20/2009	92	Relational Coast Partners, L.P.	1
8/20/2009	414	Relational Fund Partners, L.P.	1
8/20/2009	5,432	Relational Investors Alpha Fund I, L.P.	1
8/20/2009	165	Relational Investors III, L.P.	1
8/20/2009	5,149	Relational Investors IX, L.P.	1
8/20/2009	4,017	Relational Investors LLC	1
8/20/2009	8,919	Relational Investors LLC	1
8/20/2009	7,093	Relational Investors LLC	1
8/20/2009	17,737	Relational Investors VIII, L.P.	1
8/20/2009	5,758	Relational Investors X, L.P.	1
8/20/2009	1,700	Relational Investors XV, L.P.	1
8/20/2009	1,616	Relational Investors XVI, L.P.	1
8/20/2009	1,663	Relational Investors XX, L.P.	1
8/20/2009	2,618	Relational Investors XXII, L.P.	1
8/20/2009	2,186	Relational Investors XXIII, L.P.	1
8/20/2009	19,043	Relational Investors, L.P.	1
8/20/2009	9,454	RH Fund 1, L.P.	1
8/20/2009	2,406	RH Fund 4, L.P.	1
8/20/2009	3,627	RH Fund 6, L.P.	1
10/1/2009	(2,063)	Relational Investors III, L.P.	6
10/1/2009	(34,519)	Relational Investors X, L.P.	6
10/8/2009	2,158	Relational Coast Partners, L.P.	1
10/8/2009	228	Relational Coast Partners, L.P.	1
10/8/2009	1,025	Relational Fund Partners, L.P.	1
10/8/2009	13,863	Relational Investors Alpha Fund I, L.P.	1
10/8/2009	358	Relational Investors III, L.P.	1
10/8/2009	11,865	Relational Investors IX, L.P.	1
10/8/2009	10,469	Relational Investors LLC	1
10/8/2009	25,456	Relational Investors LLC	1
10/8/2009	18,543	Relational Investors LLC	1
10/8/2009	40,480	Relational Investors VIII, L.P.	1
10/8/2009	12,210	Relational Investors X, L.P.	1
10/8/2009	4,479	Relational Investors XV, L.P.	1
10/8/2009	3,804	Relational Investors XVI, L.P.	1
10/8/2009	4,518	Relational Investors XX, L.P.	1
10/8/2009	7,038	Relational Investors XXII, L.P.	1
10/8/2009	6,107	Relational Investors XXIII, L.P.	1
10/8/2009	43,067	Relational Investors, L.P.	1
10/8/2009	23,813	RH Fund 1, L.P.	1
10/8/2009	7,219	RH Fund 6, L.P.	1
10/9/2009	910	Relational Coast Partners, L.P.	1
10/9/2009	96	Relational Coast Partners, L.P.	1
10/9/2009	431	Relational Fund Partners, L.P.	1
10/9/2009	5,845	Relational Investors Alpha Fund I, L.P.	1
10/9/2009	151	Relational Investors III, L.P.	1
10/9/2009	5,002	Relational Investors IX, L.P.	1
10/9/2009	4,414	Relational Investors LLC	1
10/9/2009	10,733	Relational Investors LLC	1
10/9/2009	7,818	Relational Investors LLC	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
10/9/2009	17,068	Relational Investors VIII, L.P.	1
10/9/2009	5,148	Relational Investors X, L.P.	1
10/9/2009	1,888	Relational Investors XV, L.P.	1
10/9/2009	1,604	Relational Investors XVI, L.P.	1
10/9/2009	1,905	Relational Investors XX, L.P.	1
10/9/2009	2,967	Relational Investors XXII, L.P.	1
10/9/2009	2,575	Relational Investors XXIII, L.P.	1
10/9/2009	18,161	Relational Investors, L.P.	1
10/9/2009	10,040	RH Fund 1, L.P.	1
10/9/2009	3,044	RH Fund 6, L.P.	1
10/12/2009	90	Relational Coast Partners, L.P.	1
10/12/2009	10	Relational Coast Partners, L.P.	1
10/12/2009	43	Relational Fund Partners, L.P.	1
10/12/2009	580	Relational Investors Alpha Fund I, L.P.	1
10/12/2009	15	Relational Investors III, L.P.	1
10/12/2009	496	Relational Investors IX, L.P.	1
10/12/2009	438	Relational Investors LLC	1
10/12/2009	1,065	Relational Investors LLC	1
10/12/2009	776	Relational Investors LLC	1
10/12/2009	1,693	Relational Investors VIII, L.P.	1
10/12/2009	511	Relational Investors X, L.P.	1
10/12/2009	187	Relational Investors XV, L.P.	1
10/12/2009	159	Relational Investors XVI, L.P.	1
10/12/2009	189	Relational Investors XX, L.P.	1
10/12/2009	294	Relational Investors XXII, L.P.	1
10/12/2009	255	Relational Investors XXIII, L.P.	1
10/12/2009	1,801	Relational Investors, L.P.	1
10/12/2009	996	RH Fund 1, L.P.	1
10/12/2009	302	RH Fund 6, L.P.	1
10/13/2009	3,023	Relational Coast Partners, L.P.	1
10/13/2009	319	Relational Coast Partners, L.P.	1
10/13/2009	1,436	Relational Fund Partners, L.P.	1
10/13/2009	19,417	Relational Investors Alpha Fund I, L.P.	1
10/13/2009	501	Relational Investors III, L.P.	1
10/13/2009	16,618	Relational Investors IX, L.P.	1
10/13/2009	14,663	Relational Investors LLC	1
10/13/2009	35,655	Relational Investors LLC	1
10/13/2009	25,972	Relational Investors LLC	1
10/13/2009	56,697	Relational Investors VIII, L.P.	1
10/13/2009	17,102	Relational Investors X, L.P.	1
10/13/2009	6,273	Relational Investors XV, L.P.	1
10/13/2009	5,328	Relational Investors XVI, L.P.	1
10/13/2009	6,328	Relational Investors XX, L.P.	1
10/13/2009	9,858	Relational Investors XXII, L.P.	1
10/13/2009	8,554	Relational Investors XXIII, L.P.	1
10/13/2009	60,321	Relational Investors, L.P.	1
10/13/2009	33,353	RH Fund 1, L.P.	1
10/13/2009	10,112	RH Fund 6, L.P.	1
10/14/2009	2,309	Relational Coast Partners, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
10/14/2009	244	Relational Coast Partners, L.P.	1
10/14/2009	1,096	Relational Fund Partners, L.P.	1
10/14/2009	14,828	Relational Investors Alpha Fund I, L.P.	1
10/14/2009	383	Relational Investors III, L.P.	1
10/14/2009	12,691	Relational Investors IX, L.P.	1
10/14/2009	11,198	Relational Investors LLC	1
10/14/2009	27,228	Relational Investors LLC	1
10/14/2009	19,834	Relational Investors LLC	1
10/14/2009	43,298	Relational Investors VIII, L.P.	1
10/14/2009	13,060	Relational Investors X, L.P.	1
10/14/2009	4,790	Relational Investors XV, L.P.	1
10/14/2009	4,069	Relational Investors XVI, L.P.	1
10/14/2009	4,833	Relational Investors XX, L.P.	1
10/14/2009	7,528	Relational Investors XXII, L.P.	1
10/14/2009	6,532	Relational Investors XXIII, L.P.	1
10/14/2009	46,067	Relational Investors, L.P.	1
10/14/2009	25,471	RH Fund 1, L.P.	1
10/14/2009	7,722	RH Fund 6, L.P.	1
10/15/2009	4,559	Relational Coast Partners, L.P.	1
10/15/2009	481	Relational Coast Partners, L.P.	1
10/15/2009	2,166	Relational Fund Partners, L.P.	1
10/15/2009	29,284	Relational Investors Alpha Fund I, L.P.	1
10/15/2009	756	Relational Investors III, L.P.	1
10/15/2009	25,063	Relational Investors IX, L.P.	1
10/15/2009	22,115	Relational Investors LLC	1
10/15/2009	53,773	Relational Investors LLC	1
10/15/2009	39,170	Relational Investors LLC	1
10/15/2009	85,509	Relational Investors VIII, L.P.	1
10/15/2009	25,792	Relational Investors X, L.P.	1
10/15/2009	9,460	Relational Investors XV, L.P.	1
10/15/2009	8,036	Relational Investors XVI, L.P.	1
10/15/2009	9,544	Relational Investors XX, L.P.	1
10/15/2009	14,867	Relational Investors XXII, L.P.	1
10/15/2009	12,900	Relational Investors XXIII, L.P.	1
10/15/2009	90,973	Relational Investors, L.P.	1
10/15/2009	50,302	RH Fund 1, L.P.	1
10/15/2009	15,250	RH Fund 6, L.P.	1
10/16/2009	2,338	Relational Coast Partners, L.P.	1
10/16/2009	247	Relational Coast Partners, L.P.	1
10/16/2009	1,110	Relational Fund Partners, L.P.	1
10/16/2009	15,016	Relational Investors Alpha Fund I, L.P.	1
10/16/2009	388	Relational Investors III, L.P.	1
10/16/2009	12,851	Relational Investors IX, L.P.	1
10/16/2009	11,340	Relational Investors LLC	1
10/16/2009	27,573	Relational Investors LLC	1
10/16/2009	20,085	Relational Investors LLC	1
10/16/2009	43,846	Relational Investors VIII, L.P.	1
10/16/2009	13,225	Relational Investors X, L.P.	1
10/16/2009	4,851	Relational Investors XV, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
10/16/2009	4,121	Relational Investors XVI, L.P.	1
10/16/2009	4,894	Relational Investors XX, L.P.	1
10/16/2009	7,623	Relational Investors XXII, L.P.	1
10/16/2009	6,615	Relational Investors XXIII, L.P.	1
10/16/2009	46,648	Relational Investors, L.P.	1
10/16/2009	25,793	RH Fund 1, L.P.	1
10/16/2009	7,820	RH Fund 6, L.P.	1
11/13/2009	5,303	Relational Coast Partners, L.P.	1
11/13/2009	666	Relational Coast Partners, L.P.	1
11/13/2009	2,097	Relational Fund Partners, L.P.	1
11/13/2009	34,772	Relational Investors Alpha Fund I, L.P.	1
11/13/2009	1,135	Relational Investors III, L.P.	1
11/13/2009	29,887	Relational Investors IX, L.P.	1
11/13/2009	31,594	Relational Investors LLC	1
11/13/2009	72,113	Relational Investors LLC	1
11/13/2009	56,365	Relational Investors LLC	1
11/13/2009	110,297	Relational Investors VIII, L.P.	1
11/13/2009	38,431	Relational Investors X, L.P.	1
11/13/2009	13,655	Relational Investors XV, L.P.	1
11/13/2009	10,713	Relational Investors XVI, L.P.	1
11/13/2009	11,941	Relational Investors XX, L.P.	1
11/13/2009	19,364	Relational Investors XXII, L.P.	1
11/13/2009	17,133	Relational Investors XXIII, L.P.	1
11/13/2009	118,926	Relational Investors, L.P.	1
11/13/2009	46,996	RH Fund 1, L.P.	1
11/13/2009	25,902	RH Fund 6, L.P.	1
11/16/2009	242	Relational Coast Partners, L.P.	1
11/16/2009	30	Relational Coast Partners, L.P.	1
11/16/2009	95	Relational Fund Partners, L.P.	1
11/16/2009	1,587	Relational Investors Alpha Fund I, L.P.	1
11/16/2009	52	Relational Investors III, L.P.	1
11/16/2009	1,364	Relational Investors IX, L.P.	1
11/16/2009	1,442	Relational Investors LLC	1
11/16/2009	3,291	Relational Investors LLC	1
11/16/2009	2,573	Relational Investors LLC	1
11/16/2009	5,034	Relational Investors VIII, L.P.	1
11/16/2009	1,754	Relational Investors X, L.P.	1
11/16/2009	623	Relational Investors XV, L.P.	1
11/16/2009	489	Relational Investors XVI, L.P.	1
11/16/2009	545	Relational Investors XX, L.P.	1
11/16/2009	884	Relational Investors XXII, L.P.	1
11/16/2009	782	Relational Investors XXIII, L.P.	1
11/16/2009	5,430	Relational Investors, L.P.	1
11/16/2009	2,145	RH Fund 1, L.P.	1
11/16/2009	1,182	RH Fund 6, L.P.	1
11/18/2009	17	Relational Coast Partners, L.P.	1
11/18/2009	2	Relational Coast Partners, L.P.	1
11/18/2009	7	Relational Fund Partners, L.P.	1
11/18/2009	113	Relational Investors Alpha Fund I, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
11/18/2009	4	Relational Investors III, L.P.	1
11/18/2009	97	Relational Investors IX, L.P.	1
11/18/2009	102	Relational Investors LLC	1
11/18/2009	234	Relational Investors LLC	1
11/18/2009	183	Relational Investors LLC	1
11/18/2009	358	Relational Investors VIII, L.P.	1
11/18/2009	125	Relational Investors X, L.P.	1
11/18/2009	44	Relational Investors XV, L.P.	1
11/18/2009	35	Relational Investors XVI, L.P.	1
11/18/2009	39	Relational Investors XX, L.P.	1
11/18/2009	63	Relational Investors XXII, L.P.	1
11/18/2009	56	Relational Investors XXIII, L.P.	1
11/18/2009	385	Relational Investors, L.P.	1
11/18/2009	152	RH Fund 1, L.P.	1
11/18/2009	84	RH Fund 6, L.P.	1
11/19/2009	2,761	Relational Coast Partners, L.P.	1
11/19/2009	4,468	Relational Coast Partners, L.P.	1
11/19/2009	347	Relational Coast Partners, L.P.	1
11/19/2009	561	Relational Coast Partners, L.P.	1
11/19/2009	1,091	Relational Fund Partners, L.P.	1
11/19/2009	1,766	Relational Fund Partners, L.P.	1
11/19/2009	18,104	Relational Investors Alpha Fund I, L.P.	1
11/19/2009	29,298	Relational Investors Alpha Fund I, L.P.	1
11/19/2009	591	Relational Investors III, L.P.	1
11/19/2009	957	Relational Investors III, L.P.	1
11/19/2009	15,560	Relational Investors IX, L.P.	1
11/19/2009	25,182	Relational Investors IX, L.P.	1
11/19/2009	16,449	Relational Investors LLC	1
11/19/2009	26,620	Relational Investors LLC	1
11/19/2009	37,544	Relational Investors LLC	1
11/19/2009	60,760	Relational Investors LLC	1
11/19/2009	29,345	Relational Investors LLC	1
11/19/2009	47,491	Relational Investors LLC	1
11/19/2009	57,424	Relational Investors VIII, L.P.	1
11/19/2009	92,933	Relational Investors VIII, L.P.	1
11/19/2009	20,008	Relational Investors X, L.P.	1
11/19/2009	32,380	Relational Investors X, L.P.	1
11/19/2009	7,109	Relational Investors XV, L.P.	1
11/19/2009	11,505	Relational Investors XV, L.P.	1
11/19/2009	5,577	Relational Investors XVI, L.P.	1
11/19/2009	9,026	Relational Investors XVI, L.P.	1
11/19/2009	6,217	Relational Investors XX, L.P.	1
11/19/2009	10,061	Relational Investors XX, L.P.	1
11/19/2009	10,082	Relational Investors XXII, L.P.	1
11/19/2009	16,316	Relational Investors XXII, L.P.	1
11/19/2009	8,920	Relational Investors XXIII, L.P.	1
11/19/2009	14,436	Relational Investors XXIII, L.P.	1
11/19/2009	61,918	Relational Investors, L.P.	1
11/19/2009	100,206	Relational Investors, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
11/19/2009	24,468	RH Fund 1, L.P.	1
11/19/2009	39,598	RH Fund 1, L.P.	1
11/19/2009	13,485	RH Fund 6, L.P.	1
11/19/2009	21,824	RH Fund 6, L.P.	1
11/20/2009	874	Relational Coast Partners, L.P.	1
11/20/2009	110	Relational Coast Partners, L.P.	1
11/20/2009	346	Relational Fund Partners, L.P.	1
11/20/2009	5,729	Relational Investors Alpha Fund I, L.P.	1
11/20/2009	187	Relational Investors III, L.P.	1
11/20/2009	4,924	Relational Investors IX, L.P.	1
11/20/2009	5,205	Relational Investors LLC	1
11/20/2009	11,880	Relational Investors LLC	1
11/20/2009	9,286	Relational Investors LLC	1
11/20/2009	18,171	Relational Investors VIII, L.P.	1
11/20/2009	6,331	Relational Investors X, L.P.	1
11/20/2009	2,250	Relational Investors XV, L.P.	1
11/20/2009	1,765	Relational Investors XVI, L.P.	1
11/20/2009	1,967	Relational Investors XX, L.P.	1
11/20/2009	3,190	Relational Investors XXII, L.P.	1
11/20/2009	2,823	Relational Investors XXIII, L.P.	1
11/20/2009	19,592	Relational Investors, L.P.	1
11/20/2009	7,743	RH Fund 1, L.P.	1
11/20/2009	4,267	RH Fund 6, L.P.	1
11/23/2009	2,020	Relational Coast Partners, L.P.	1
11/23/2009	819	Relational Coast Partners, L.P.	1
11/23/2009	254	Relational Coast Partners, L.P.	1
11/23/2009	103	Relational Coast Partners, L.P.	1
11/23/2009	798	Relational Fund Partners, L.P.	1
11/23/2009	324	Relational Fund Partners, L.P.	1
11/23/2009	13,245	Relational Investors Alpha Fund I, L.P.	1
11/23/2009	5,372	Relational Investors Alpha Fund I, L.P.	1
11/23/2009	432	Relational Investors III, L.P.	1
11/23/2009	175	Relational Investors III, L.P.	1
11/23/2009	11,384	Relational Investors IX, L.P.	1
11/23/2009	4,617	Relational Investors IX, L.P.	1
11/23/2009	12,034	Relational Investors LLC	1
11/23/2009	4,881	Relational Investors LLC	1
11/23/2009	27,467	Relational Investors LLC	1
11/23/2009	11,141	Relational Investors LLC	1
11/23/2009	21,469	Relational Investors LLC	1
11/23/2009	8,708	Relational Investors LLC	1
11/23/2009	42,012	Relational Investors VIII, L.P.	1
11/23/2009	17,040	Relational Investors VIII, L.P.	1
11/23/2009	14,638	Relational Investors X, L.P.	1
11/23/2009	5,937	Relational Investors X, L.P.	1
11/23/2009	5,201	Relational Investors XV, L.P.	1
11/23/2009	2,110	Relational Investors XV, L.P.	1
11/23/2009	4,080	Relational Investors XVI, L.P.	1
11/23/2009	1,655	Relational Investors XVI, L.P.	1

Date	# of Shares	Purchaser/Seller	Transaction Footnote
11/23/2009	4,548	Relational Investors XX, L.P.	1
11/23/2009	1,845	Relational Investors XX, L.P.	1
11/23/2009	7,376	Relational Investors XXII, L.P.	1
11/23/2009	2,992	Relational Investors XXII, L.P.	1
11/23/2009	6,526	Relational Investors XXIII, L.P.	1
11/23/2009	2,647	Relational Investors XXIII, L.P.	1
11/23/2009	45,299	Relational Investors, L.P.	1
11/23/2009	18,372	Relational Investors, L.P.	1
11/23/2009	17,901	RH Fund 1, L.P.	1
11/23/2009	7,260	RH Fund 1, L.P.	1
11/23/2009	9,866	RH Fund 6, L.P.	1
11/23/2009	4,002	RH Fund 6, L.P.	1
12/2/2009	(3,215)	Relational Investors X, L.P.	6
1/4/2010	(254)	Relational Investors X, L.P.	6
1/4/2010	(2,497)	Relational Investors X, L.P.	6
1/4/2010	(21,860)	RH Fund 1, L.P.	6
1/4/2010	(215,216)	RH Fund 1, L.P.	6
1/4/2010	(11,586)	RH Fund 4, L.P.	6
1/4/2010	(114,060)	RH Fund 4, L.P.	6
4/1/2010	(616)	Relational Investors III, L.P.	6

(1)
Acquired—open market purchase

(2)
Acquired—grant of time vesting RSUs

(3)
Acquired—option exercise

(4)
Acquired—option exercise pursuant to plans intended to comply with Rule 10b5-1

(5)
Acquired—purchase of stock through employee stock purchase plan

(6)
Disposed—open market sale of common stock

(7)
Disposed—open market sales of common stock pursuant to plans intended to comply with Rule 10b5-1

(8)
Disposed—gift

(9)
Disposed—shares sold to satisfy tax withholding obligations in connection with the vesting of restricted stock units.

(10)
Acquired—company 401(k) plan

(11)
Acquired—grant of performance vesting RSUs

(12)
Disposed—disposition in kind to client of fund

Miscellaneous Information Regarding Participants

        In January 2010, we entered into an agreement with Relational Investors LLC ("Relational"), Ralph V. Whitworth, and certain Relational affiliates (together, the "Relational Group"). Under that agreement, we agreed, subject to limited conditions, to appoint Mr. Whitworth to our board of directors, the compensation committee of the board, and one other committee if Relational requested that Mr. Whitworth be appointed as a director in November 2010. After the Relational Group began purchasing shares of our common stock in late 2008, they sought meetings with management to offer views on how to increase shareholder value. We often meet with representatives of significant shareholders because we value their input. Our chief financial officer first met with representatives of Relational in late 2008, and our chief executive officer first met with representatives of Relational in early 2009. Senior executives and members of our board of directors have since met with representatives of Relational multiple times. During these meetings, we have had a constructive dialogue regarding capital allocation, executive compensation and investor communications. Relational has consistently advocated the use of return on investment metrics to evaluate financial performance. In late 2009, Relational proposed having representation on our board of directors. Based on our positive discussions with Relational and Mr. Whitworth's experience and ideas, we negotiated the agreement with the Relational Group to have Mr. Whitworth join our board in November 2010, upon Relational's request, because our board believed that entering into the agreement was in the best interest of our shareholders. We continued to have constructive dialogue after we signed our agreement with the Relational Group. In April 2010, the nominating and corporate governance committee of our board determined that adding Mr. Whitworth as a director in April 2010 instead of waiting until November 2010 would be beneficial to the company and our shareholders because it would allow Mr. Whitworth to contribute immediately to the company. The committee also recommended the creation of a strategic planning and capital allocation committee of the board, with Mr. Whitworth as chairman.

        In connection with the recommendation of our nominating and corporate governance committee, our board agreed to amend the agreement with the Relational Group and to increase its size to ten members and appoint Mr. Whitworth to fill the vacancy. Mr. Whitworth's appointment was effective as of April 14, 2010. The board also appointed Mr. Whitworth as chairman of the strategic planning and capital allocation committee, and as a member of our compensation committee and nominating and corporate governance committee. Under the amended agreement, we also agreed, subject to Mr. Whitworth's consent, to nominate and recommend that our shareholders vote for the election of Mr. Whitworth at our 2010 and 2011 annual meetings of shareholders. The amended agreement provides that as long as Mr. Whitworth is a director, he will serve on the three board committees named above, and will serve as chair of the strategic planning and capital allocation committee until at least our 2013 annual meeting of shareholders. Additionally, under the amended agreement, we committed to appointing to our board an additional independent director with expertise in pharmaceutical or biologics manufacturing or quality control operations who is recommended by the Relational Group. We do not expect the additional independent director to join our board until after the 2010 annual meeting of shareholders. If the additional independent director joins our board, its composition will change. Under our restated articles of organization and bylaws, our board has the authority to increase the size of the board and add a new director without obtaining shareholder approval. We expect that, if the new independent director joins our board, our board would increase its size by one member, and such individual would join the directors elected at our 2010 annual meeting of shareholders. We do not anticipate that any directors would resign or be removed in connection with the addition of the new independent director.

        Consistent with the terms of the agreement signed in January, the members of the Relational Group have agreed to vote for and publicly support our nominees for director at our annual meetings. The Relational Group also has agreed to vote at the 2010 annual meeting in accordance with our board's recommendation with respect to any proposals submitted to shareholders. In addition, the Relational Group has committed to certain standstill provisions which include, among others, that the Relational Group will not (a) make, participate in or encourage a solicitation of proxies, (b) initiate or encourage any shareholder proposals, (c) seek representation on, or nominate any candidate for, our board, or (d) work with third parties to seek to control or influence our management, our board or the policies of the company. Under the amended agreement, these standstill provisions do not apply to Mr. Whitworth acting in his capacity as a director of our company. Other than Mr. Whitworth, no member of the Relational Group is soliciting proxies on behalf of the company or otherwise engaging in activities that render them participants in our solicitation of proxies. The amended agreement with the Relational Group terminates on the earlier of (a) our 2013 annual meeting of shareholders or (b) the first date following June 16, 2010 on which Mr. Whitworth is not on our board. However, if Mr. Whitworth is a director and our board determines to not nominate Mr. Whitworth for reelection at our 2012 annual meeting of shareholders or at any subsequent annual meeting, we must notify Mr. Whitworth and Relational of this determination not less than 30 days before the last day of the notice period specified in our advance notice bylaw related to director nominations for the applicable annual meeting, in which case the amended agreement will terminate on the date of this notice.

        Except as described in this Appendix A or this proxy statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or this proxy statement, none of the participants' associates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or this proxy statement, neither we nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the annual meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. None of us, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

        Other than as set forth in this Appendix A or this proxy statement, none of us, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Appendix B

PROPOSED AMENDMENT TO OUR RESTATED ARTICLES OF ORGANIZATION

        That the following provision be added to Article VI of the Company's Restated Articles of Organization:

"SPECIAL MEETINGS OF SHAREHOLDERS

        Special meetings of the shareholders may be called only by the Corporation's president or by the Board of Directors, and shall be called by the Corporation's secretary or, in case of the death, absence, incapacity or refusal of the secretary, by any other officer, if the secretary receives written requests for a meeting by holders of at least 40% of all the votes entitled to be cast on any issue to be considered at the proposed special meeting. Such requests shall also comply with and be subject to the applicable provisions set forth in the Corporation's by-laws."

B-1

Appendix C

GENZYME CORPORATION
2004 EQUITY INCENTIVE PLAN

1.     PURPOSE

        The 2004 Equity Incentive Plan (the "Plan") has been established to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate, and retain key employees and consultants of the Company and its Affiliates upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend. The Plan is intended to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders. Certain capitalized terms used herein and certain operating rules related thereto are defined and set forth in Section 10 below.

        The Plan provides for the grant of Stock Options, including ISOs and NSOs, Restricted Stock, and Restricted Stock Units (each an "Award").

        The Plan shall become effective upon shareholder approval (the "Effective Date") and unless earlier terminated pursuant to Section 8, shall terminate ten years from the Effective Date. After the Plan is terminated, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their terms and conditions and the Plan's terms and conditions applicable thereto.

        The Plan constitutes a merger and restatement of the Company's 1997 Equity Incentive Plan (the "Prior Plan") and supersedes the Prior Plan, the separate existence of which shall terminate on the Effective Date. The rights and privileges of holders of Awards outstanding under the Prior Plan shall not be adversely affected by the foregoing action.

2.     ADMINISTRATION

        The Compensation Committee shall be the Administrator of the Plan except as hereinafter provided. The Compensation Committee may delegate to one or more of its members such of its duties, powers and responsibilities as it may determine. To the extent determined by the Compensation Committee and permitted by applicable law, the Compensation Committee may also (i) delegate to one or more executive officers of the Company the power to grant Awards to, or allocate Awards among, Participants who are not Reporting Persons or Covered Employees and to make such determinations under the Plan with respect thereto as the Compensation Committee determines; and (ii) authorize any such executive officer to further delegate to an Employee or another executive officer temporary authority to grant or allocate Awards when the executive officer is unavailable. The Compensation Committee may also delegate to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in this paragraph, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; select the Participants to receive Awards and determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. The terms of each Award grant need not be identical, and the Administrator need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Administrator at the time of grant or at any time thereafter. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations made by the Administrator shall be final and binding upon Participants, the Company, and all other interested parties.

3.     STOCK AVAILABLE FOR GRANT; LIMITS

        (a)    Number of Shares.    Subject to adjustment as provided under Section 6, the maximum number of shares available for issuance to Participants under the Plan shall be 46,638,951 shares. Subject to such overall maximum, up to 46,638,951 shares of Stock may be issued upon the exercise of ISOs; up to 46,638,951 shares of Stock may be issued upon exercise of NSOs; and up to 10,200,000 shares of Stock may be issued for grants of Restricted Stock or Restricted Stock Units. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan. To the extent consistent with the requirements of Section 422 of the Code, and with other applicable legal requirements (including applicable NASDAQ or stock exchange requirements), Stock issued under option grants, restricted stock grants, or restricted stock unit grants of an acquired company that are assumed in connection with the acquisition, or under Stock Options, Restricted Stock, or Restricted Stock Units issued in substitution for options, restricted stock, or restricted stock units of an acquired-company, shall not reduce the number of shares available for issuance under the Plan.

        (b)    Section 162(m) Limits.    The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year will be 2,000,000.

4.     ELIGIBILITY AND PARTICIPATION

        All employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not be eligible, are eligible to be Participants in the Plan. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code. The Administrator, in its sole discretion, shall determine from the group of eligible persons whether an individual shall be a Participant under the Plan. Any grant made under the Plan shall be made in the sole discretion of the Administrator and no prior grant shall entitle a person to any future grant.

5.     RULES APPLICABLE TO AWARDS

        (a)    Documentation.    Each Award granted under the Plan shall be evidenced by a writing specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

        (b)    Transferability.    In the discretion of the Administrator, any Award may be made transferable upon such terms and conditions and to such extent as the Administrator determines, provided that ISOs may not be transferred other than by will or by the laws of descent and distribution. Any non-transferable Stock Option requiring exercise, including any ISO, may be exercised only by the Participant during the Participant's lifetime. The Administrator may in its discretion, other than in the case of Stock Options intended to continue to qualify as ISOs, waive any restriction on transferability.

        (c)    Vesting; Exercisability.    The Administrator shall determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option will remain exercisable during or following termination of Employment and the payment terms of any Restricted Stock Unit. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of, or payment under, an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration; provided, that the Administrator's discretion shall not be exercised, in the case of an Award providing for "nonqualified deferred compensation" subject to Section 409A, in a manner inconsistent with the requirements of Section 409A.

        (d)    Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of the grant, vesting or exercise of any Award or the delivery of stock or other property under any Award, in each case no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise.

        (e)    Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Restricted Stock, Restricted Stock Units, or Stock subject to a Stock Option. Any such arrangement for the payment of amounts in lieu of dividends or other distributions shall be established and administered consistent with exemption from, or compliance with, the requirements of Section 409A.

        (f)    Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. In no event shall the Plan, or any grant made under the Plan, form a part of an employee's or consultant's contract of employment or service, if any. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

        (g)    Non-U.S. Awards.    Awards may be granted under the Plan to any eligible person regardless of the jurisdiction in which he or she works or resides. In order to comply with the laws in other countries in which the Company operates, the Administrator, in its sole discretion, shall have the power and authority to:

    (i)
    Establish one or more separate sub-plans or programs under the Plan for the grant of Awards to eligible persons in a specified jurisdiction or jurisdictions;

    (ii)
    Include in any such sub-plan or program such special rules as it determines to be necessary or advisable; and

    (iii)
    Take any action, before or after an Award grant is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Administrator may not take any actions hereunder, and no Award shall be granted, that would violate applicable law.

        (h)    Exercise Price of Stock Option.    The exercise price of a Stock Option will not be less than 100% of the Fair Market Value of the Stock on the date of grant. Once granted, no Stock Option may be repriced (as that term is used under applicable NASDAQ or stock exchange rules) without shareholder approval.

        (i)    Time and Manner of Exercise of Stock Option.    Unless the Administrator expressly provides otherwise, a Stock Option will not be deemed to have been exercised until the Company receives a notice of exercise (in a form acceptable to the Administrator) signed by the appropriate person and accompanied by payment of the exercise price. If the Stock Option is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Stock Option has the right to do so. All Stock Options granted pursuant to the Plan shall terminate if not exercised within ten years of the date of grant, or such earlier date as the Administrator may determine.

        (j)    Payment of Stock Option.    No shares shall be delivered pursuant to any exercise of a Stock Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Administrator at or after the grant of the Stock Option, in shares of Stock owned by the Participant (which shares must be owned for at least six months) valued at their Fair Market Value on the date of delivery, or such other lawful consideration, including use of a broker-assisted exercise program or similar program, as the Administrator may determine. The delivery of shares in payment of the exercise price may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

        (k)    Grants of Restricted Stock and Restricted Stock Units.    Grants of Restricted Stock and Restricted Stock Units may be made in exchange for such lawful consideration, including services, as the Administrator determines.

        (l)    Compliance with Section 409A.    Awards under the Plan shall be construed and administered consistent with exemption from, or compliance with, the requirements of Section 409A. Notwithstanding any provision of Section 8 to the contrary, the Administrator may amend the Plan and/or any Award to satisfy the requirements of Section 409A, including the requirements for exemption from Section 409A.

6.     EFFECT OF CERTAIN TRANSACTIONS

        (a)    Covered Transactions.    Except as otherwise provided under the terms of an Award grant, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Stock Option will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Restricted Stock Unit will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Stock Option or the Restricted Stock Unit a reasonable opportunity, as determined by the Administrator, following exercise of the Stock Option or the issuance of shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the Stock Option will terminate upon consummation of the Covered Transaction. Any shares of Stock issued pursuant to the preceding sentence in satisfaction of a grant of Restricted Stock Units may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting condition to which the grant of Restricted Stock Units was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

        Without limiting the general scope of the Administrator's discretionary authority under the Plan, the Administrator may provide, as to some or all Awards, if any, that in the event of a Change in Control of the Company, whether or not such Change in Control is also a Covered Transaction, the vesting and exercisability, if applicable, of, or the payment of benefits under, such Award will be accelerated on such terms as the Administrator determines.

        (b)    Distributions; Changes in Capital Stock; Basic Adjustment Provisions.    In the event of a stock dividend, stock split (including reverse stock split) or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 3(a) that may be delivered under the Plan, to the maximum number of shares specified in Section 3(a) that may be issued upon the exercise of ISOs, to the maximum number of shares specified in Section 3(a) that may be issued upon exercise of NSOs, and to the maximum share limits described in Section 3(b). The Administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Stock Options and any other provision of Awards affected by such change.

        (c)    Certain Other Adjustments.    To the extent consistent with qualification of ISOs under Section 422 of the Code, with the performance-based compensation rules of Section 162(m), where applicable, and with the requirements of (including the requirements for exemption under) Section 409A, the Administrator may also make adjustments of the type above to take into account distributions to shareholders other than those provided for in Section 6(a), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Award grants made hereunder.

        (d)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 6.

7.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the grant have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Stock Option or receipt of the Restricted Stock or Restricted Stock Unit, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

8.     AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect adversely a Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of grant. Amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable NASDAQ or stock exchange requirements), as determined by the Administrator. Notwithstanding the foregoing, the Company shall submit for shareholder approval any amendment to the Plan (other than an amendment or adjustment pursuant to Section 6) that would: (a) increase the maximum number of shares for which Stock Options, Restricted Stock, or Restricted Stock Units may be granted under the Plan; (b) reduce the price at which a Stock Option may be granted below the price provided for in Section 5(h); (c) reduce the exercise price of outstanding Stock Options; or (d) increase the limits set forth in Section 3.

9.     OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to grants made under the Plan.

10.   DEFINITIONS

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator": has the meaning set forth in Section 2.

        "Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

        "Award": a Stock Option, Restricted Stock Unit, or award of Restricted Stock.

        "Board": The Board of Directors of the Company.

        "Change in Control": A change in ownership or control of the Company or a change in the ownership of a substantial portion of the Company's assets, determined in accordance with such rules, if any, as may be established by the Administrator.

        "Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Compensation Committee": The Compensation Committee of the Board.

        "Company": Genzyme Corporation.

        "Covered Employees": A "covered employee" within the meaning of Section 162(m).

        "Covered Transaction": Any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

        "Employee": Any person who is employed by the Company or an Affiliate.

        "Employment": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 4 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

        "Exchange Act": The Securities Exchange Act of 1934, as amended, as from time to time further amended and in effect, or any successor statute as from time to time in effect.

        "Fair Market Value": The fair market value as determined by the Compensation Committee in good faith, or in the manner established by the Compensation Committee in good faith, from time to time.

        "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

        "NSO": A Stock Option that is not an ISO.

        "Participant": A person who is granted an Award under the Plan.

        "Plan": The Genzyme Corporation 2004 Equity Incentive Plan as from time to time amended and in effect.

        "Reporting Person": A person subject to the reporting requirements of Section 16 of the Exchange Act.

        "Restricted Stock": An award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

        "Restricted Stock Unit": An unfunded and unsecured promise to deliver Stock in the future, subject to the satisfaction of specified performance or other vesting conditions.

        "Section 162(m)": Section 162(m) of the Code.

        "Section 409A": Section 409A of the Code.

        "Stock": Common Stock of the Company, par value $.01 per share.

        "Stock Option": An option entitling the recipient to acquire shares of Stock upon payment of the exercise price.

Adopted by Board of Directors February 26, 2004
Approved by Shareholders May 27, 2004
Amended by Board of Directors May 27, 2004
Amended by Board of Directors October 7, 2004
Amended by Board of Directors March 14, 2005
Amended by Board of Directors May 26, 2005
Approved by Shareholders May 26, 2005
Amended by Board of Directors March 1, 2006
Approved by Shareholders May 25, 2006
Amended by Board of Directors, February 28, 2007
Approved by Shareholders May 24, 2007
Amended by Board of Directors February 28, 2008
Approved by Shareholders May 22, 2008
Amended by Board of Directors February 26, 2009
Approved by Shareholders May 21, 2009
Amended by Board of Directors February 25, 2010

Appendix D

GENZYME CORPORATION

2009 Employee Stock Purchase Plan

1.
Purpose.

        The purpose of this 2009 Employee Stock Purchase Plan (the "Plan") is to provide employees of Genzyme Corporation (the "Company") and its subsidiaries (as defined in Section 425(f) of the Code) who wish to become shareholders of the Company an opportunity to purchase shares of the Company's common stock, $0.01 par value (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        This Plan is an amendment and restatement, effective upon shareholder approval, of the Company's 1999 Employee Stock Purchase Plan. Notwithstanding the foregoing, the terms of this amendment and restatement shall not apply to any rights to purchase that were granted prior to this amendment and restatement to the extent the application of such terms to such purchase rights would be construed as a modification thereof for purposes of Section 424(h) of the Code.

2.
Eligible Employees.

        Subject to the provisions of Sections 7, 8 and 9 below, any individual who as of the applicable Offering Date (as defined in Section 3 below) is in the full-time employment (as defined below) of (1) the Company or (2) any subsidiary of the Company that is designated for participation in the Plan by the Compensation Committee of the Company's Board of Directors (the "Committee") is eligible to participate in any Offering (as defined in Section 3 below) made by the Company under this Plan. Full-time employment shall include all otherwise eligible employees whose customary employment, determined as of the Offering Date is:

        (a)   20 hours or more per week; and

        (b)   more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

3.
Offering Dates.

        From time to time, the Company, by action of the Committee, will grant rights to purchase the Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Committee.

4.
Prices.

        The per share exercise price for each purchase right granted hereunder shall be the lesser of:

        (a)   eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such purchase right was granted; or

        (b)   eighty-five percent (85%) of the fair market value of a Share on the date such purchase right is exercised. At its discretion, the Committee may determine a higher price for a grant of purchase rights. For purposes of this Section 4, "fair market value" shall mean the fair market value as determined by the Committee in good faith, or in the manner established by the Committee in good faith, from time to time, in accordance with the share valuation rules applicable to purchase rights under Section 423 of the Code.

5.
Exercise of Rights and Method of Payment.

        (a)   Each purchase right granted under the Plan shall be automatically exercised in installments on specified dates as determined by the Committee, and Shares shall accordingly be purchased on behalf of participants on each such date.

        (b)   The method of payment for Shares purchased upon exercise of a purchase right shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Committee. No interest shall be paid upon payroll deductions unless specifically provided for by the Committee. No participant may allocate less than 1% nor more than 15% (or such other percentage as the Committee determines) of his or her annual rate of compensation to the purchase of Shares under the Plan in any calendar year.

        (c)   Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a purchase right granted hereunder shall be promptly returned to such employee by the Company after termination of the purchase right to which the payment relates.

6.
Term of Rights.

        The total period from an Offering Date to the last date on which a purchase right granted on that Offering Date is exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Committee when it authorizes an Offering may designate one or more exercise periods during the Offering Period. A purchase right granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Committee determines.

7.
Shares Subject to the Plan.

        The aggregate number of shares that may be issued upon exercise of purchase rights granted under this Plan is 4,786,568. Appropriate adjustments in the number of Shares subject to the Plan, in the number of Shares covered by outstanding purchase rights granted hereunder, in the exercise price of the purchase rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that (a) no fractional Shares shall be subject to a purchase right and each purchase right shall be adjusted downward to the nearest full Share and (b) no such adjustment shall be made unless the Company shall be satisfied that the adjustment will not constitute a modification of the rights granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

        In the event of (1) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert or (2) a sale or transfer of substantially all of the Company's assets, then in the sole discretion of the Committee (a) all outstanding purchase rights shall terminate and payroll deductions will be refunded to the participating employees, (b) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as an exercise date provided for in Section 5, and all outstanding purchase rights shall be exercised on such date, (c) each purchase right shall be assumed or a purchase right shall be substituted by the successor corporation or an affiliate of the successor corporation, all in accordance with the option assumption and substitution rules of Section 424 of the Code and the regulations thereunder, or (d) all outstanding purchase rights shall continue unchanged.

        Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be subject to purchase rights under the Plan. If for any reason any purchase right under the

Plan terminates in whole or in part, Shares subject to such terminated purchase right may be subject to a purchase right under the Plan.

8.
Limitations on Grants.

        (a)   No employee shall be granted a purchase right hereunder if such employee, immediately after the purchase right is granted would own or is considered to own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any parent corporation or subsidiary corporation (as such terms are defined, respectively, in Sections 424(e) and 424(f) of the Code), computed in accordance with Section 423(b)(3) of the Code.

        (b)   No employee shall be granted a purchase right under this Plan that would permit the employee's rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time under Section 423 of the Code or any successor provision) of the fair market value of such shares (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code. Subject to the foregoing, the maximum number of shares that a participating employee may purchase for each calendar year during an Offering Period under any purchase right granted under the Plan shall be $25,000 divided by the fair market value of a Share on the Offering Date on which such purchase right was granted, or such other number of shares as the Committee may specify at or prior to the grant of such purchase right.

9.
Limit on Participation.

        Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee when it authorizes the Offering.

10.
Cancellation of Election to Participate.

        An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised purchase rights granted under such Offering by giving written notice of such cancellation to the Company at any time before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest unless otherwise determined by the Committee, upon such cancellation.

11.
Termination of Employment.

        Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be refunded to the employee or to the employee's estate, without interest unless otherwise determined by the Committee. Notwithstanding the foregoing, employment shall be deemed to continue while an employee is on military leave, sick leave or other bona fide leave of absence, for up to three months or, if longer, for so long as the employee's right to re-employment with the Company or its subsidiaries is guaranteed either by statute or by contract.

12.
Employee's Rights as Shareholder.

        No participating employee shall have any rights as a shareholder in the Shares covered by a purchase right granted hereunder until such purchase right has been exercised, full payment has been made for the corresponding Shares and the Shares have been issued.

13.
Equal Rights and Privileges.

        All employees granted purchase rights under the Plan shall have the same rights and privileges, as provided in Treasury Regulation Section 1.423-2(f).

14.
Rights Not Transferable.

        Purchase rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

15.
Amendments to or Discontinuation of the Plan.

        The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

16.
Effective Date and Approvals.

        Subject to the approval of the shareholders of the Company, this Plan shall be effective on February 26, 2009, the date it was adopted by the Board of Directors.

        The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

17.
Term of Plan.

        No purchase rights shall be granted under the Plan after February 26, 2019.

18.
Administration of the Plan.

        The Committee or any committee or person(s) to whom the Committee delegates its authority under this Plan (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

19.
Rights Limited.

        In no event shall the Plan form a part of an employee's contract of employment or service, if any. The Plan shall not confer upon any employee of the Company or its subsidiaries any right with respect to the continuance of his or her employment by, or other service with, the Company or its subsidiary, nor shall it limit the right of the Company or its subsidiaries to terminate the employee or otherwise change the terms of employment. The loss of existing or potential profit in any Offering of Shares shall not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation of the Company or its subsidiary to the employee.

Adopted by the Board of Directors on February 26, 2009
Approved by shareholders on May 21, 2009
Amended by the Board of Directors on February 25, 2010

Appendix E

GENZYME CORPORATION

2007 Director Equity Plan

1.
General; Purpose.

        This 2007 Director Equity Plan dated February , 2007 (the "Plan") governs (1) options to purchase common stock, $0.01 par value (the "Stock"), of Genzyme Corporation (the "Company"), (2) awards of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied ("Restricted Stock"), and (3) unfunded and unsecured promises to deliver Stock in the future, subject to the satisfaction of specified performance or other vesting conditions ("Restricted Stock Units"), granted on or after the date hereof by the Company to members of the Board of Directors (each, a "Director") of the Company (the "Board") who are not also officers or employees of the Company. Options, Restricted Stock and Restricted Stock Units are collectively referred to in this Plan as "Awards". The Plan constitutes an amendment and restatement of the Company's 1998 Director Stock Option Plan (the "Prior Plan") and supersedes the Prior Plan, the separate existence of which shall terminate on the effective date of this Plan. The rights and privileges of holders of options outstanding under the Prior Plan shall not be adversely affected by the foregoing action.

        The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

2.
Administration of the Plan; Governing Law.

        Grants of Awards under the Plan shall be automatic as provided in Section 7. All questions of interpretation with respect to the Plan and Awards granted under it shall be determined by a committee consisting of all Directors of the Company who are not eligible to participate in the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan. This Plan shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

3.
Persons Eligible to Participate in the Plan.

        Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4.
Shares Subject to the Plan.

        (a)   The maximum aggregate number of shares available for issuance under the Plan shall be 1,712,491. Up to 1,712,491 shares of Stock may be issued upon exercise of options granted under this Plan and up to 125,000 shares of Stock may be issued for grants of Restricted Stock or Restricted Stock Units under this Plan. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Stock, the maximum aggregate number and kind of shares or securities of the Company as to which Awards may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so as to preserve the value of the Award.

        (b)   In the event of a consolidation or merger of the Company with another corporation where the Company's shareholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company ("Covered Transaction"), each option will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Restricted Stock Unit will be accelerated. Such shares will be issued, prior to the Covered Transaction so as to give, in each case on a basis that gives the holder of the option or the Restricted Stock Unit a reasonable opportunity, as determined by the Company, following exercise of the option or the issuance of shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the option and the Restricted Stock Unit will terminate upon consummation of the Covered Transaction. Any shares of Stock issued pursuant to this Section 4(b) in satisfaction of a grant of Restricted Stock Units may, in the discretion of the Company, contain such restrictions, if any, as the Company deems appropriate to reflect any performance or other vesting condition to which the grant of Restricted Stock Units was subject. In the case of Restricted Stock, the Company may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Company deems appropriate to carry out the intent of the Plan. However, in lieu of the foregoing sentences of this Section 4(b), the Board may make such other provision as it may consider equitable to holders and in the best interests of the Company.

        (c)   Whenever options under this Plan (including options outstanding under the Prior Plan as of the effective date of this Plan) lapse or terminate or otherwise become unexercisable, the shares of Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of this Plan.

5.
Nonstatutory Stock Options.

        All options granted under this Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

6.
Form of Awards.

        Awards granted hereunder shall be in such form as the Board may from time to time determine.

7.
Grant of Awards.

        (a)    Automatic Grant of Options.    At each annual meeting of the shareholders of the Company, those Directors who are eligible to receive options under this Plan shall automatically be granted options to purchase 7,125 shares of Stock. In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of shareholders (whether by the Board or the shareholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted options to purchase the number of shares of Stock described in the preceding sentence. The "Date of Option Grant" for options granted under this Plan shall be the date of the annual meeting of shareholders, or the election as a Director, as the case may be. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board. As used herein, "Fair Market Value" for the Stock shall mean the closing sale price of the Stock as reported by the NASDAQ Global Market or the principal securities exchange or over-the-counter market on which the Stock is listed or quoted on the Date of Option Grant of such options or, if the Stock is not then listed on the NASDAQ Global Market or any securities exchange or quoted in the over-the-counter market, the fair market value of the Stock as determined in good faith by the Board.

        (b)    Option Price.    The option price per share for each option granted under this Plan shall be equal to the Fair Market Value of the Stock with respect to which the option is exercisable.

        (c)    Term of Option.    The term of each option granted under this Plan shall be ten years from the Date of Option Grant.

        (d)    Period of Option Exercise.    Options granted under this Plan shall become exercisable on the date of the next annual meeting of shareholders following their Date of Option Grant, if and only if the option holder is a member of the Board at the opening of business on that date. Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a Director for the full unexpired term of such option. Upon the death of a Director, those entitled to do so under the Director's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death. Options granted under this Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Option Grant.

        (e)    Method of Option Exercise and Payment.    Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Stock as to which they are exercised. The option price shall be paid in cash or by check. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

        (f)    Grants of Restricted Stock and Restricted Stock Units.    Grants of Restricted Stock and Restricted Stock Units may be made in exchange for such lawful consideration, including services, as the Company decides. The Company may specify performance or other vesting conditions, including continuation of employment, passage of time or satisfaction of performance criteria, for the Restricted Stock and Restricted Stock Units. At each annual meeting of the shareholders of the Company, those Directors who are eligible to receive Restricted Stock and Restricted Stock Units under this Plan shall automatically be granted Restricted Stock Units representing 2,375 shares of Stock. In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of shareholders (whether by the Board or the shareholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted Restricted Stock Units as described in this Section 7(f). The "Date of RS/RSU Grant" for Restricted Stock or Restricted Stock Units granted under this Plan shall be the date of the annual meeting of shareholders, or the election as a Director, as the case may be.

        (g)    Vesting of Awards.    The Board shall determine the time or times at which an Award will vest or become exercisable. Notwithstanding the foregoing, Restricted Stock Units shall vest on the date of the next annual meeting of shareholders following the date of grant, if and only if the Director is a member of the Board at the opening of business on that date.

        (h)    Transferability.    Any Award granted under this Plan may be transferred without consideration (or for such consideration as the committee may from time to time deem appropriate) by the holder thereof to any Family Member of such Director; provided, however, that no subsequent transfer of such Award shall be permitted except for transfers: (i) to a Family Member of such Director; (ii) back to the Director; or (iii) pursuant to the applicable laws of descent and distribution. For this purpose, "Family Member" shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including any adoptive relationships, and any other person sharing the transferor director's household (other than as a tenant or employee); (ii) any trust in which any of the persons described in clause (i) holds a greater than 50% beneficial interest; (iii) any foundation in which any of the persons described in clause (i) or the transferor director controls the management of assets; or (iv) any other entity in which any of the persons described in clause (i) or the director holds more than 50% of the voting interests.

8.
Limitation of Rights.

        (a)    No Right to Continue as a Director.    Neither this Plan, nor the granting of an Award or any other action taken pursuant to this Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Award holder as a Director for any period of time or at any particular rate of compensation.

        (b)    No Shareholders' Rights for Options.    Directors shall have no rights as a shareholder with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

        (c)    No Shareholders' Rights for Restricted Stock Units.    Directors shall have no rights as a shareholder with respect to the shares covered by their Restricted Stock Units until the date such Restricted Stock Units vest and shares issuable under the Restricted Stock Units are delivered to the Directors, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are delivered.

        (d)    Shareholders' Rights for Restricted Stock.    Directors shall have no rights as a shareholder with respect to their Restricted Stock until such time, if any, as such shares are delivered to the Directors, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are delivered.

9.
Effective Date; Amendment or Termination.

        This Plan shall be effective as of February 28, 2007. The Company may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Company may not, without the Award holder's consent, alter the terms of an Award so as to affect adversely an Award holder's rights under the Award, unless the Company expressly reserved the right to do so at the time of grant. Amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect and applicable NASDAQ or stock exchange requirements), as determined by the Company. Notwithstanding the foregoing, the Company shall submit for shareholder approval any amendment to the Plan (other than an amendment or adjustment pursuant to Section 4(b)) that would: (a) increase the maximum number of shares for which Awards may be granted under the Plan; (b) reduce the price at which an option may be granted below the price provided for in Section 7(b); (c) reduce the exercise price of outstanding options; or (d) increase the limits set forth in Section 4(a).

10.
Shareholder Approval.

        This Plan is subject to approval by the shareholders of the Company by the affirmative vote of the holders of a majority of the votes properly cast by holders of the shares of Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of The Commonwealth of Massachusetts. In the event such approval is not obtained, all Awards granted under this Plan shall be void and without effect.

11.
Compliance with Section 409A.

        Awards under the Plan shall be construed and administered consistent with exemption from, or compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986 ("Section 409A"). Notwithstanding any provision of Section 9 to the contrary, the Board may amend the Plan and/or any Award to satisfy the requirements of Section 409A, including the requirements for exemption from Section 409A.

Adopted by board of directors on February 28, 2007
Approved by shareholders on May 24, 2007
Amended by board of directors on February 28, 2008.
Approved by shareholders on May 22, 2008.
Amended by board of directors on August 19, 2009
Amended by board of directors on February 25, 2010

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Genzyme Corporation common stock for the upcoming Annual Meeting of Shareholders on June 16, 2010

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-814-2815, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1350. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.
Vote by Internet—Please access https://www.proxyvotenow.com/genz, and follow the simple instructions. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.
Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Genzyme Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155

v TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED v

The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 through 6.

[X] Please mark your vote as in this example

1.    Election of ten directors.

  Nominees:    (1) Douglas A. Berthiaume; (2) Robert J. Bertolini; (3) Gail K. Boudreaux; (4) Robert J. Carpenter; (5) Charles L. Cooney; (6) Victor J. Dzau; (7) Senator Connie Mack III; (8) Richard F. Syron; (9) Henri A. Termeer; (10) Ralph V. Whitworth

  FOR ALL ☐            WITHHOLD FROM ALL ☐            FOR ALL, WITH EXCEPTIONS ☐

  INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL, WITH EXCEPTIONS" box and write the number(s) of the excepted nominee(s) in the space provided:

	FOR	AGAINST	ABSTAIN
2. A proposal to amend the 2004 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 2,750,000 shares.	☐	☐	☐
3. A proposal to amend the 2009 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan by 1,500,000.	☐	☐	☐
4. A proposal to amend the 2007 Director Equity Plan to increase the number of shares of common stock available for issuance under the plan by 250,000 shares.	☐	☐	☐

5. A proposal to amend the Restated Articles of Organization to reduce the percentage of shares required for shareholders to call a special meting of shareholders from 90% to 40%.	☐	☐	☐
6. A proposal to ratify the audit committee's selection of independent auditors for 2010.	☐	☐	☐

Date:	Signature:	Signature:		Title(s):
(if held jointly)

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please have an authorized officer sign on behalf of the corporation. If a partnership, please have an authorized person sign on behalf of the partnership.

PLEASE VOTE TODAY!

SEE REVERSE

SIDE FOR THREE EASY WAYS TO VOTE.

v TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED v

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF GENZYME CORPORATION

By signing this proxy, I appoint Henri A. Termeer, Michael S. Wyzga, Peter Wirth and Thomas J. DesRosier, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Genzyme common stock that I am entitled to vote on the proposals shown on the reverse side of this card and any other matters which may come before the Annual Meeting of Shareholders to be held on June 16, 2010, and at any adjournment or postponement thereof. This proxy revokes any earlier proxy I have signed with respect to these shares.

If properly executed, this proxy will be voted in the manner you specify. If no specification is made, your shares of Genzyme common stock will be voted FOR the election of each director nominee and FOR proposals 2 through 6. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.

PLEASE VOTE BY PROXY TODAY—See reverse side for instructions.